Registration No. 333-157784-02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-3/A
AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER) Delaware (State of Incorporation) 13-3320910 (I.R.S. Employer Identification Number)

11 Madison Avenue
New York, New York 10010
212-325-2000
(Address and telephone number of Registrant's principal executive offices)

Bruce S. Kaiserman, Esq.
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
212-325-2000
(Name, address and telephone number of agent for service)
_______________
Copies to:

Stephen S. Kudenholdt, Esq.
Sonnenschein Nath & Rosenthal llp
Two World Financial Center
New York, New York 10281

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒	Smaller reporting company ☐

2

Calculation of Registration Fee

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Mortgage and Manufactured Housing Contract Pass-Through Certificates and Mortgage-Backed Notes, issued in series	$1,000,000	100%	$1,000,000	$39.30

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2) The Registration Fee in connection with $1,000,000 aggregate principal amount of Mortgage and Manufactured Housing Contract Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on March 9, 2009.

__________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

3

EXPLANATORY NOTE

This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans, including cooperative loans, with credit enhancement provided by subordinate certificates (“Version 1”), (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans, including multifamily and commercial mortgage loans, with credit enhancement provided by excess interest, overcollateralization and a financial guaranty insurance policy (“Version 2”), (iii) an illustrative form of prospectus supplement for use in an offering of Manufactured Housing Contract Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of manufactured housing contracts, with credit enhancement provided by excess interest, overcollateralization and subordinate certificates (“Version 3”), (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans (“Version 4”) and (v) a base prospectus.

4

[Version 1]

Subject to Completion
Preliminary Prospectus Supplement Dated June 17, 2010
Prospectus Supplement Dated ______, __ (to Prospectus Dated _____ __, ____)
$__________

[                                        ]
Sponsor

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 200_-___

HOME EQUITY MORTGAGE TRUST ____ __
Issuing Entity

You should consider carefully the risk factors beginning on page S-[__] in this prospectus supplement.

The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].

Class	Initial Principal Balance		Initial Pass-Through Rate	Scheduled Final Maturity Date
Class A Certificates:
	$		%	_____ __, 20__
	$		%	_____ __, 20__
Total Class A Offered Certificates	$
Class R Certificates:
R-1	$		%	_____ __, 20__
R-2	$		%	_____ __, 20__
Total Class R Certificates:	$	]
Class M Certificates:
	$		%	_____ __, 20__
Total Class M Certificates:	$
Total offered certificates:	$

Issuing Entity

Home Equity Mortgage Trust _____-__ will hold a pool of one- to four-family residential first mortgage loans.

Offered Certificates

Home Equity Mortgage Trust _____-__ will issue these classes of certificates that are offered under this prospectus supplement:

•	classes of Class A Certificates

•	[___ classes of Class R Certificates]

•	___ classes of Class M Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by subordinated certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Credit Suisse Securities (USA) LLC will offer the Class A Certificates, Class M Certificates [and Class R Certificates], subject to availability.

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[Name of Underwriter]

Underwriter

[_________], 200_

2

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

3

SUMMARY	5
The Issuing Entity	7
The Originators	7
The Mortgage Pool	7
Removal, Substitution and Repurchase of a Mortgage Loan	7
Distributions on the Offered Certificates	7
Credit Enhancement	9
Priority of Distributions	9
Yield Considerations	9
Advances	9
Servicing Fee	9
Optional Termination	10
Tax Status	10
ERISA Considerations	10
Legal Investment	10
Ratings	10
transaction structure	11
RISK FACTORS	12
INTRODUCTION	15
DESCRIPTION OF THE MORTGAGE POOL	15
General	15
Mortgage Loan Pool Characteristics	16
STATIC POOL INFORMATION	22
mortgage loan origination	22
General	22
[Name of Originator]	23
Underwriting Standards	23
General	23
THE SPONSOR	23
DESCRIPTION OF THE CERTIFICATES	26
General	26
Book-entry Registration	27
Definitive Certificates	28
GLOSSARY OF TERMS	28
Distributions	32
Interest Distributions	33
Principal Distributions on the Class A Certificates, Class M Certificates and Class R Certificates	34
Remaining Distributions	34
Table of Fees and Expenses	34
[Mandatory Auction	35
[The Market Value Swap and the Swap Counterparty	35
Assignment of Mortgage Loans	36
Representations and Warranties	37
Allocation of Losses; Subordination	38
THE SERVICERS	39
General	39
The Servicers	40
[Name of Servicer]	41
[Additional Servicers]	41
Servicing Compensation and Payment of Expenses	41
Permitted Investments	42
Advances	43
Optional Termination	44
THE TRUSTEE	44
General	44
The Issuing Entity	45
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS	46
Factors Affecting Prepayments and Defaults on the Mortgage Loans	46
[Yield Sensitivity of the Mandatory Auction Certificates	47
Structuring Assumptions	48
FEDERAL INCOME TAX CONSEQUENCES	50
[Special Rules Applicable to Mandatory Auction Certificates	51
Special Tax Considerations Applicable to the Class R Certificates	52
METHOD OF DISTRIBUTION	54
LEGAL OPINIONS	55
LEGAL PROCEEDINGS	55
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	55
RATINGS	55
LEGAL INVESTMENT	56
ERISA CONSIDERATIONS	56
[ERISA Considerations with Respect to the Market Value Swap	58

4

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

Issuing Entity	Home Equity Mortgage Trust ____-__.

Title of series	[_________________________ Mortgage Pass-Through Certificates, Series 200_-___].

Depositor	Credit Suisse First Boston Mortgage Securities Corp.

Sponsor	[_________________________].

Servicer	[_________________________].

Trustee	[_________________________].

[Auction Administrator]	[________________________]

[Swap Counterparty]	[________________________]

Mortgage pool
[_____] [fixed] [adjustable] rate mortgage loans with an aggregate principal balance of approximately $[________] as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date	[__________ 1, 200_].

Closing date	On or about [_________, 200_].

[Mandatory Auction Date]	[The distribution date occurring in [______].]

Distribution date	Beginning on [__________, 200_], and thereafter on the [ ] day of each month, or if the [ ] day is not a business day, on the next business day.

Scheduled final distribution date	[__________, 20__]. The actual final distribution date could be substantially earlier.

Form of offered certificates	Book-entry: Class A Certificates and Class M Certificates.
Physical: Class R Certificates.

See “Description of the Certificates—Book-Entry Registration” in this Prospectus Supplement.

Minimum denominations	[Class A Certificates and Class M Certificates]: [$25,000][$1,000]. Class R-1 and Class R-2 Certificates: [ ]% percentage interests.

5

Offered Certificates(1)

Class	Initial Principal Balance		Initial Pass- Through Rate	Initial Rating (____/____)	Designation
Class A Certificates:
I-A-1	$		%	Aaa/AAA	Senior
II-A-1	$ [15,000,000	(2)]	[7.00%]	Aaa/AAA	Senior
Total Class A Offered Certificates
[Class R Certificates:
R-1	$		%	NA/AAA	Senior/Residual
R-2	$		%	NA/AAA	Senior/Residual
Total Class R Certificates:	$	]
Class M Certificates:
	$		%	NA/AA	Mezzanine
Total Class M Certificates:
Total offered certificates:

Notes:

(1)The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

[(2) The Class II-A-1 Certificates are exchangeable certificates with an initial principal balance of $15,000,000 and a Pass-Through Rate of 7.00%.  They are exchangeable for a combination of classes of exchangeable certificates as follows:

Combination of Exchangeable Securities

Class	Original Principal Amount	Interest Rates

II-A-1-ES-IO*	$15,000,000 (notional)	7.00%

II-A-1-ES-PO**	$15,000,000	0.00%

* Class II-A-1-ES-IO is an interest only certificate and is not entitled to any principal payments. The notional amount of Class II-A-1-ES-IO is equal to the principal amount of Class II-A-1-ES-PO.
** Class II-A-1-ES-PO is a principal only certificate and is not entitled to any interest payments.

Related Class of Exchangeable Securities

Class	Original Principal Amount	Interest Rate

II-A-1	$15,000,000	7.00	%]

See “Exchangeable Securities” in the base prospectus.]

6

The Issuing Entity

The depositor will establish the issuing entity for the Series 200_-___ Mortgage Pass-Through Certificates, under a pooling and servicing agreement, dated as of [_______] 1, 200_, among the depositor, the sponsor and servicer and [______________], as trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus into the issuing entity.

Each certificate will represent a partial ownership interest in the issuing entity. Distributions on the certificates will be made from payments received on the mortgage loans as described in this prospectus

The Originators

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Pool

The mortgage pool will consist of approximately [____] [fixed] [adjustable] rate, fully amortizing mortgage loans secured by first liens on one-to four-family residential properties having an aggregate principal balance of approximately $_______ as of __________ 1, 200_ .]

__ mortgage loans that represent approximately ___% of the aggregate principal balance of the mortgage loans, __ mortgage loans that represent approximately ___% of aggregate principal balance of the mortgage loans, __ mortgage loans that represent approximately ___% of the aggregate principal balance of the mortgage loans and __ mortgage loans that represent approximately ___% of the aggregate principal balance of the mortgage loans were originated under “alternative”, “reduced”, “stated income/stated asset” and “no income/no asset” programs, respectively.

For additional information regarding the Mortgage Pool see “Description of the Mortgage Pool” in this Prospectus Supplement.

Removal, Substitution and Repurchase of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect.  The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

•	collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections PLUS

•	advances for delinquent payments MINUS

•	the fees and expenses of the subservicers and the servicer, including reimbursement for advances.

See “Description of the Certificates—Glossary of Terms—Available Distribution Amount” in this Prospectus Supplement.

Priority of Distributions. Distributions on the offered certificates will be made from available amounts as follows:

•	Distribution of interest to the interest-bearing [Class A Certificates and Class R Certificates]

7

•	Distribution of principal to the remaining [Class A Certificates and Class R Certificates] entitled to principal

•	Payment to servicer for various unreimbursed advances

Distribution to the Class M Certificates in the following order:

•	Interest to the Class M Certificates

•	Principal to the Class M Certificates

Interest Distributions. The amount of interest owed to each class of interest bearing certificates on each distribution date will equal:

•	the pass-through rates set forth on page S-[_] for that class of certificates multiplied by

•	The principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

•	1/12th

minus

•	the share of some types of interest shortfalls allocated to that class.

See “Description of the Certificates—Interest Distributions” in this Prospectus Supplement.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to cover interest owed on the certificates. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

Allocations of Principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. It is possible that on any distribution date, there will be insufficient payments from the mortgage loans to make principal distributions on the certificates. As a result, some certificates may not receive the full amount of principal distributions to which they are entitled.

Until the distribution date in [__________] 200_, all prepayments on the mortgage loans will be distributed to the [Class A Certificates and Class R Certificates], unless the principal balances of those certificates have been reduced to zero.

In addition, unscheduled collections of principal relating to the Class M Certificates and Class B Certificates will be paid to the most senior classes of the Class M Certificates and Class B certificates as described in this prospectus supplement.

See “Description of the Certificates —Principal Distributions” and “—Priority of Distributions” in this Prospectus Supplement.

[Mandatory Auction of the Mandatory Auction Certificates

Mandatory Auction

Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates then outstanding, to third-party investors.  On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

8

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction.  However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Credit Enhancement

Allocation of Losses. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

•	Class B Certificates

•	Class M Certificates

When this occurs, the principal balance of the class to which the loss is allocated is reduced without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates.

See “Description of the Certificates - —Allocation of Losses; Subordination” in this Prospectus Supplement.

Priority of Distributions

All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates. This provides additional credit enhancement for the senior certificates by preserving the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

Yield Considerations

The yield to maturity of each class of certificates will depend on, among other things:

•	The price at which the certificates are purchased;

•	the applicable pass-through rate; and

•	the rate of prepayments on the related mortgage loans.

For a discussion of special yield considerations applicable to the offered certificates, see “Risk Factors” and “Special Yield and Prepayment Considerations” in this Prospectus Supplement.

Advances

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See “Description of the Certificates —Advances” in this Prospectus Supplement.

Servicing Fee

With respect to each mortgage loan, the amount of the servicing fee that shall be paid to the related servicer is the product of (a) one month’s interest on the stated principal balance on such mortgage loan in the month of such distribution date and (b) [__]%, less compensating interest payments.  The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the related servicer.

9

Optional Termination

On any distribution date on which the principal balances of the mortgage loans is less than or equal to 10% of their principal balances as of the cut-off date, the servicer will have the option to purchase from the issuing entity all remaining mortgage loans, causing an early retirement of the certificates.

Early retirement of the certificates may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus the accrued interest.

See “The Pooling and Servicing Agreement— Termination; Retirement of Certificates” in the Prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the issuing entity [(exclusive of the market value swap)] as one or more real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the issuing entity and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include as income all interest and original issue discount, if any, on the certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will be the sole residual interest in each of the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

ERISA Considerations

It is expected that the offered certificates, other than the Class R-I and Class R-II Certificates, may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met.  A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.  Sales of the Class R Certificates to these plans or retirement accounts are prohibited.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

[The mandatory auction certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The mandatory auction certificates, however, may not be acquired or held by any person investing assets of any such benefit plan before the distribution date in [____] (or if the auction is not successful, on whatever future date the auction occurs) unless such acquisition and holding are eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations With Respect to the Market Value Swap.” If you invest in a mandatory auction certificate prior to that distribution date, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.]

Legal Investment

When issued, the [Class A Certificates and Class R Certificates] will, and the [Class M Certificates] will not, be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. You are encouraged to consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this Prospectus Supplement for important information concerning possible restrictions on ownership of the Offered Certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[__] of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this Prospectus Supplement.

10

TRANSACTION STRUCTURE

11

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

In addition to the risk factors discussed in the prospectus, you should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

[TO BE INCLUDED IF COOP CONCENTRATION > 10%] The return on your certificates may be particularly sensitive to the concentration of cooperative loans in the mortgage pool.
Approximately [__]% of the cut-off date principal balance of the mortgage loans are cooperative loans.  Cooperative loans may present additional risks:

•              In the context of foreclosure following a default by the borrower, in order to complete foreclosure, the servicer in most cases must obtain the approval or consent of the board of directors of the cooperative before transferring the collateral for the cooperative loan.  This may limit the ability of the servicer to sell and realize on the value of the collateral.

•              If the servicer forecloses on a cooperative loan, the cooperative will recognize a lender's lien against proceeds from the sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the cooperative's rights to sums due under the proprietary lease or occupancy agreement which have become liens on the shares relating to the proprietary lease or occupancy agreement.  This could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative loan.

•             The interest of the occupant under proprietary leases or occupancy agreements as to which the cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage on the cooperative.  If the cooperative is unable to meet its payment obligations arising under an underlying mortgage, the mortgagee holding the underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, an underlying mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  In either case, foreclosure by the holder of an underlying mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the cooperative, or in the case of the mortgage loans, the collateral securing the cooperative loans.

12

•              Because of the nature of cooperative loans, lenders do not require the tenant-stockholder to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative's building or real estate may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

•             The value of an individual dwelling in a cooperative may be adversely affected by changes in debt-levels relating to the cooperative as well as management issues relating to the cooperative.

For additional information relating to the cooperative loans, see “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Cooperative Loans,” “—Tax Aspects of Cooperative Ownership” and “—Foreclosure on Shares of Cooperatives” in the prospectus.

Risk of Certain Shortfalls

Receivership by the FDIC of the servicer could create greater risks to you.
If sponsor's transfer of the mortgage loans to the depositor is deemed to constitute the creation of a security interest in the mortgage loans and to the extent the security interest was validly perfected [before the sponsor's insolvency and was not taken in contemplation of insolvency of the sponsor, or with the intent to hinder, delay or defraud the sponsor or the creditors of the sponsor], the Federal Deposit Insurance Act or FDIA, as amended by FIRREA, provides that the security interest should not be subject to avoidance by the FDIC. If the FDIC cannot avoid a legally enforceable and perfected security interest, it may repudiate the security interest. If the FDIC repudiates an unavoidable security interest, it could be liable for statutory damages. These damages are typically limited to actual compensatory damages. In addition, the FDIC, would also have the power to repudiate contracts, including the sponsor's obligations under the pooling and servicing agreement to repurchase mortgage loans which do not conform to the sponsor's representations and warranties. The non-conforming mortgage loans could suffer losses which could result in losses on the certificates. In addition, in the case of an event of default relating to the receivership, conservatorship or insolvency of the servicer, the receiver or conservator may terminate the servicer and replace it with a successor servicer. Any interference with the termination of the servicer or appointment of a successor servicer could result in a delay in payments to the certificateholders.

13

[The mandatory auction certificates have special risks
On the mandatory auction distribution date, the auction administrator will auction the mandatory auction certificates to third party investors. If the auction is successful, proceeds from the auction will be used to pay the holders of the mandatory auction certificates 100% of the current principal amount thereof on that date, following distributions of principal and allocation of losses, to be made on the mandatory auction distribution date, plus accrued interest on such classes at the related pass through rate from the first day of the calendar month in which the mandatory auction distribution date occurs, up to but excluding the mandatory auction distribution date, on the current principal amount of such classes following distributions to such classes on the mandatory auction distribution date. The auction administrator has entered into a market value swap with the swap counterparty to cover any shortfall in the auction proceeds.

The swap counterparty's obligations under the market value swap will be guaranteed by [___________], referred to in this prospectus supplement as [___]. If the swap counterparty defaults under the market value swap and its obligations are not honored by [___] as required under [___]'s guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of the market value swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the mandatory auction certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market. To the extent the mandatory auction certificates are then sold in the secondary market, the holders may incur a loss. See “Description of the Certificates—The Mandatory Auction” in this prospectus supplement.]

[Performance]

FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.
Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “ The Trust Fund—FICO Scores” in the prospectus.

14

INTRODUCTION

Credit Suisse First Boston Mortgage Securities Corp. will establish an issuing entity for [____________________] Mortgage Pass-Through Certificates, Series 200_-____ on the closing date, under a pooling and servicing agreement among the depositor, [_______________], as servicer and [_____________________], as trustee, dated as of [_______ 1, 200_]. On the closing date, the depositor will deposit into the issuing entity a pool of mortgage loans secured by one- to four-family residential properties with terms to maturity of not more than [ ] years.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates-Glossary of Terms” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool will consist of approximately [____] mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of approximately $[________]. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties [and in the case of ____ mortgage loans, an interest in shares issued by a Cooperative and the related proprietary lease,] with terms to maturity of not more than [ ] years. The mortgage pool will consist of conventional, [fixed] [adjustable] rate, [fully-amortizing], [level monthly payment] mortgage loans. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

The mortgage loans will be purchased by the depositor from the sponsor. [___]% of the mortgage loans were either originated or purchased by the sponsor in the normal course of its business. [[___]%, [___]% and [___]% of the mortgage loans were originated by or purchased by ____________________, _____________________ and ________________________], respectively.

[___]%, [___]%, [___]% and [___]% of the mortgage loans are secured by mortgaged properties in the states of [_________], [_________], [__________] and [________], respectively. Less than [___]% of the mortgage loans are secured by mortgaged properties in any other single state. No more than [___]% of the mortgage loans are secured by mortgaged properties in any single zip code.

Except for approximately [___]% of the mortgage loans, each mortgage loan at the time of origination was represented by the related mortgagor to be owner-occupied.

The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty[, except for [___]% of the mortgage loans, which provide for payment of a prepayment penalty. This prepayment penalty may discourage mortgagors from prepaying their mortgage loans. The prepayment penalty is calculated as a percentage of the original loan amount and declines each year. The prepayment penalty is only charged for mortgage loans paid in full. The prepayment penalty only applies during the first three years of the mortgage loan term].

As of the cut-off date, not more than [ ]% of the mortgage loans provide for deferred interest or negative amortization.

[INCLUDE REQUIRED DISCLOSURE UNDER REGULATION AB ITEM 1111(b)(8) FOR ANY REVOLVING CREDIT LOANS.]

15

Mortgage Loan Pool Characteristics

The mortgage loans will have the following characteristics:

•	The mortgage loans consist of [____] fixed rate mortgage loans and [____] adjustable rate mortgage loans.

•	The mortgage loans have an aggregate principal balance as of the cut-off date of $[_______________].

•
The mortgage loans had individual principal balances as of the cut-off date of at least $[________] but not more than $[_________], with an average principal balance as of the cut-off date of approximately $[________].

•	The mortgage loans have original terms to stated maturity of approximately [ ] years.

•	The mortgage loans have a weighted average remaining term to stated maturity of approximately [___] months as of the cut-off date.

•
As of the cut-off date, the fixed rate mortgage loans bore interest at mortgage rates of at least [___]% per annum but no more than [___]% per annum, with a weighted average mortgage rate of approximately [___]% per annum.

•
As of the cut-off date, the adjustable rate mortgage loans bore interest at mortgage rates of at least [  ]% per annum but not more than [  ]% per annum, with a weighted average mortgage rate of approximately [   ]% per annum.  The maximum interest rates ranged from [    ]% per annum to [    ]% per annum, with a weighted average maximum rate of [    ]% per annum, the minimum interest rates ranged from [    ] % per annum to [    ]% per annum with a  weighted average minimum rate of  [    ]% per annum.  The gross margins ranged from   [   ]% per annum to [    ]% per annum with a weighted average gross margin of [    ]% per annum.

•	[Description of Indices].

•	The original loan-to-value ratio of the mortgage loans was not more than [___]%, with a weighted average original loan-to-value ratio of approximately [___]%.

Loan-to-value ratio as used in this prospectus supplement, is calculated as the original mortgage loan amount, divided by the lesser of (i) the appraised value of the related mortgaged property at origination and (ii) if the mortgage loan is a purchase money loan, the sales price of the related mortgaged property.

If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The tables below describe additional statistical characteristics of the mortgage loans as of the cut-off date. All percentages are approximate and are stated by principal balance of the mortgage loans as of the cut-off date, and have been rounded in order to add to 100%. Dollar amounts and number of months have also been rounded.

16

Distribution of Year of First Payment
Year of First Payment	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance

Total

Gross Margin
Range of Gross Margins(%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
%
%
%
%
%
%
%

Mortgage Rates
Range of Mortgage Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance

As of the cut-off date, the weighted average mortgage rates of the mortgage loans will be [___]%.

17

Cut-off Date Mortgage Loan Principal Balances
Range of Cut-off Date Principal Balances			Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Up to		$50,000.00
$50,000.01	-	$100,000.00
$100,000.01	-	$150,000.00
$150,000.01	-	$200,000.00
$200,000.01	-	$250,000.00
$250,000.01	-	$300,000.00
$300,000.01	-	$350,000.00
$350,000.01	-	$400,000.00
$400,000.01	-	$500,000.00
$500,000.01	-	$600,000.00
$600,000.01	-	$700,000.00
$700,000.01	-	$800,000.00
$800,000.01	-	$900,000.01
$900,000.01-	-	$1,000,000.00
Over $1,000,000.01
Total

As of the cut-off date, the mortgage loan principal balances will be $[______].

Mortgaged Property Types
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Single-Family
Residence
Condominium
Two Family
Three Family
Four Family
Townhouse
[Cooperative Units]
Total

18

Mortgage Loan Purpose
Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Refinancing
Cash-Out Refinancing
Purchase
Unknown
Total

Mortgage Loan Occupancy Types
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Primary
Investment
Second Home
Total

Mortgage Loan Documentation Types
Documentation	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Low Documentation
Full Documentation
Reduced Documentation
Streamline Refinance
Total

Original Term to Stated Maturity of the Mortgage Loans
Range of Months	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance

The weighted average original term to stated maturity for the mortgage loans is [___] months.

19

Remaining Term to Stated Maturity of the Mortgage Loans
Range of Months	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance

The weighted average remaining term to stated maturity for the mortgage loans is [___] months.

Delinquency History of the Mortgage Loans(1)
Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
30 - 59
60 - 89
90 or more
Never Delinquent
Total

(1)           Each mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Current Delinquency of the Mortgage Loans
Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
Current
30 - 59
60 - 89
90 or more
Total

For purposes of describing the characteristics of the mortgage loans in this prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for August.

[INSERT GEOGRAPHICAL RATIOS TABLE]

20

Original Loan-to-Value of the Mortgage Loans
Range of Original Loan-to-value Ratios	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance

0.00% - 50.00%
50.01% - 55.00%
55.01% - 60.00%
60.01% - 65.00%
65.01% - 70.00%
70.01% - 75.00%
75.01% - 80.00%
80.01% - 85.00%
85.01% - 90.00%
90.01% - 95.00%
Total

The weighted average of the original loan-to-value ratios for the mortgage loans is [___]%.

The weighted average of the Discount Fractions of the mortgage loans will be ___%.

[Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from [ ] to [ ], with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a represents to a lender at a single point in time, i.e., a borrower with a higher borrower score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.

Mortgage loans typically amortize over a [ ] year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the prospectus supplement.]

[CREDIT SCORE DISTRIBUTION]

21

Range of Note Margins	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance
451-500
501-550
551-600
601-650
651-700
701-750
751-800
801-850
Total

[Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans.  See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Cooperative Loans,” “—Tax Aspects of Cooperative Ownership” and “—Foreclosure on Shares of Cooperatives” in the prospectus.]

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlink labeled “[________]” at http://www.credit-suisse.[     ].static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

MORTGAGE LOAN ORIGINATION

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator].  All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

22

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____.  [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

UNDERWRITING STANDARDS

General

All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the sponsor. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

[To the extent the underwriting standards are as described in the prospectus: The sponsor acquired approximately ___% of the mortgage loans (by principal balance as of the cut-off date) through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor.  The Designated Guidelines are substantially similar to the guidelines described in the prospectus under “The Trust Funds—Underwriting Standards.”]

[To the extent the underwriting standards are not as described in the prospectus, include appropriate disclosure.]

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, the Counterparty and SPS.

23

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliates, for the periods indicated:

24

	2005		2006		2007		2008		2009		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	25,316	$6,836,598,243	6,459	$2,290,271,024	6,593	$2,149,093,885	0	$0	0	$0	38,368	$11,275,963,152
AltA Fixed	24,163	5,036,066,033	29,754	7,426,355,061	13,003	3,042,652,821	0	0	0	0	66,920	15,505,073,914
HELOC	8,788	500,282,358	3,468	250,067,262	2,662	175,085,131	0	0	0	0	14,918	925,434,751
Neg-Am ARM	946	280,428,663	146	35,180,889	16	6,970,096	0	0	0	0	1,108	322,579,648
Prime ARM	16,339	5,675,395,367	3,319	1,884,862,283	1,300	570,042,773	130	91,386,389	0	0	21,088	8,221,686,811
Prime Fixed	8,993	4,823,396,621	5,454	3,074,258,314	8,895	3,846,998,782	84	59,768,972	0	0	23,426	11,804,422,689
Seconds	73,998	3,530,001,790	61,646	3,246,493,070	18,713	1,071,730,854	0	0	0	0	154,357	7,848,225,714
Subprime	60,916	10,007,064,575	44,759	8,747,446,173	16,355	3,505,181,154	0	0	0	0	122,030	22,259,691,902
Grand Total	219,459	$36,689,233,649	155,005	$26,954,934,075	67,537	$14,367,755,497	214	$151,155,361	0	$0	442,215	$78,163,078,582

25

With respect to some of the securitizations organized by the sponsor, (i) a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating and/or (ii) certain servicer events of default have occurred as a result of certain servicers experiencing serious financial difficulties or going out of business.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation.  CSFC conducts lending through wholesale loan production offices.  CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been originating mortgage loans since 2003.  The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

DESCRIPTION OF THE CERTIFICATES

General

The issuing entity will issue the following [___] classes of senior certificates:

•	[Class A Certificates]; [and

•	[Class R Certificates].]

In addition to the senior certificates, the issuing entity will also include the following [___] classes of subordinate certificates:

•	[Class M Certificates]; and

•	[Class B Certificates].

Only the Class A Certificates[, Class R Certificates] and Class M certificates are offered by this prospectus supplement.

The certificates will evidence the entire beneficial ownership interest in the issuing entity. The issuing entity will consist of:

•	the mortgage loans;

26

•	the assets as from time to time are identified as deposited relating to the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the issuing entity;

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

•	any applicable primary mortgage insurance policies and hazard insurance policies; and

•	all proceeds of any of the foregoing.

The Class A Certificates evidence in the aggregate an initial beneficial ownership interest of approximately [___]% in the issuing entity. The Class M Certificates and Class B Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [___]% and [___]% respectively, in the issuing entity.

The Class A Certificates and the Class M Certificates will be available only in book-entry form through the facilities of The Depository Trust Company or DTC. The Class A Certificates and Class M Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. [The Class R Certificates will be issued in registered, certificated form in minimum denominations of [__]% percentage interests.]

Book-entry Registration

The Class A Certificates and Class M Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. Any person acquiring an interest in any Class A Certificate and Class M Certificate will hold its certificate through DTC, if it is a participant in that system, or indirectly through organizations which are participants in that system. The Class A Certificates and Class M Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates or Class M Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates and Class M Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates and Class M Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates and Class M Certificates will be Cede, as nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates and Class M Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates and Class M Certificates. Participants and indirect participants with which beneficial owners have accounts for the Class A Certificates and Class M Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates and Class M Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates and Class M Certificates.

27

None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates and Class M Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the following limited conditions:

•
the depositor notifies the trustee in writing that DTC is no longer willing or able to discharge its responsibilities as depository in relation to the book-entry certificates and the trustee and the depositor are unable to locate a qualified successor;

•	the depositor, with the consent of the participants, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default under the pooling and servicing agreement, holders of certificates evidencing at least 66 2/3% of the aggregate outstanding certificate principal balance of the certificates, advise the trustee and DTC that the use of the book-entry system through DTC is no longer in the best interests of the holders of the certificates.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

On the occurrence of any of the events described above, DTC is required to notify all DTC participants of the availability of definitive certificates. On surrender by DTC of the definitive certificates representing the Class A Certificates and Class M Certificates and on receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates and Class M Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

GLOSSARY OF TERMS

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Aggregate Subordinate Percentage—For any date of determination, an amount equal to the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates, divided by the aggregate Principal Balances of the mortgage loans immediately prior to that date.

Available Distribution Amount—For any distribution date, the excess of:

28

(A) the sum of:

•
the aggregate amount of scheduled payments and collections received by the servicer relating to each mortgage loan on or prior to the related determination date and not previously remitted, from any source, including amounts received from the related mortgagor, Insurance Proceeds, Liquidation Proceeds, net of related Liquidation Expenses, and condemnation awards, and amounts received in connection with the purchase of any mortgage loans by the sponsor or servicer and the substitution of replacement mortgage loans, and excluding interest and other earnings on amounts on deposit in or credited to the Custodial Account and the Certificate Account, and

•	the aggregate amount of monthly Advances [and Compensating Interest], required to be remitted by the servicer relating to that distribution date;

(B) over the sum of:

•
the aggregate amount of the servicing compensation to be paid to the servicer under the terms of the pooling and servicing agreement, including, without limitation, servicing fees, prepayment penalties, fees or premiums, late payment charges and assumption fees and any excess interest charges payable by the mortgagor by virtue of any default or other non-compliance by the mortgagor with the terms of the mortgage note or any other instrument or document executed in connection therewith or otherwise,

•
any amount representing late payments or other recoveries of principal or interest, including Liquidation Proceeds, net of Liquidation Expenses, Insurance Proceeds and condemnation awards, for any mortgage loans which the servicer has made a previously unreimbursed monthly Advance to the extent of that monthly Advance,

•	amounts representing reimbursement of nonrecoverable Advances and other amounts permitted to be withdrawn from the Custodial Account or the Certificate Account,

•
all monthly payments or portions of monthly payments, other than principal prepayments and other unscheduled collections of principal, received relating to scheduled principal and interest on any mortgage loan due after the related due period and included therein,

•	all payments due on any mortgage loan on or prior to the cut-off date and included therein, and

•	principal prepayments and other unscheduled collections of principal received after the related prepayment period and included therein.

Certificate Principal Balance—For any offered certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

•	all amounts allocable to principal previously distributed for that certificate, and

•	any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Class B Percentage—As of any date of determination a percentage equal to 100% minus the sum of the Class A Percentage and the Class M Percentage.

29

Class M Interest Distribution Amount—For any distribution date, an amount equal to:

•
one-twelfth of the product of (i) the Certificate Principal Balance for the related class of certificates immediately preceding that distribution date, multiplied by (ii) the pass-through rate for that class;

•	minus, the sum of:

(1)	any related Prepayment Interest Shortfalls occurring during the related Prepayment Period; and

(2)	any related Relief Act Shortfalls occurring during the related due period.

Class M Percentage—For any date of determination, the aggregate Certificate Principal Balances of the Class M Certificates divided by the aggregate Principal Balances of all mortgage loans immediately prior to that determination date.

Class M Principal Distribution Amount—For any distribution date, an amount equal to the lesser of (i) the Available Distribution Amount remaining after payment of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Class M Interest Amount and (ii) the product of the related Class M Percentage and the Principal Distribution Amount.

[Compensating Interest—The sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.]

Final Disposition—With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

[Mandatory Auction Certificates — The Class [____] Certificates and Class [______] Certificates.]

[Mandatory Auction Distribution Date — Five business days prior to the Distribution Date occurring in [_________], or, if the auction is not successful at that time, five business days prior to each following Distribution Date, until all of the Mandatory Auction Certificates are successfully auctioned.]

[Market Value Swap — The market value swap between the Auction Administrator and the Swap Counterparty.]

Net Mortgage Rate—On each mortgage loan is equal to its mortgage rate minus the servicing fee rate as described in this prospectus supplement.

[Par Price — An amount equal to 100% of the outstanding Certificate Principal Balance of the Mandatory Auction Certificates after application of amounts distributed on the Mandatory Auction Distribution Date, plus accrued interest on such Certificates at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs, up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such Certificates following distributions to such Certificates on the Mandatory Auction Distribution Date.]

Pass-Through Rate—For each class of certificates is the per annum rate at which interest accrues on that class.

30

•	The Pass-Through Rate for the Class A, Class M and Class R Certificates is equal to the per annum rate listed on page S-[__].

•	The Pass-Through Rate for the Class B Certificates is equal to [__]%.

Prepayment Interest Shortfall—For any distribution date is equal to the aggregate shortfall if any in collections of interest, adjusted to the related Net Mortgage Rates, resulting from full or partial mortgagor prepayments of principal on the related mortgage loans during the related prepayment period less any Compensating Interest payable for that distribution date. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. For any distribution date, any interest shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent such interest shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the [Stated Principal Balance] of the mortgage loans immediately preceding that distribution date and (b) the sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable for that distribution date.

Prepayment Period—For any distribution date is the calendar month prior to the month in which that distribution date occurs.

Principal Balance—For any mortgage loan as of any date of determination, an amount equal to the initial certificate principal balance as of the cut-off date, minus all amounts allocated to principal that have been distributed to certificateholders for that mortgage loan on or before that date, as further reduced to the extent any Realized Loss thereon has been allocated to one or more classes of certificates on or before that date.

Principal Distribution Amount—On any distribution date, the sum of the following:

(1)           the principal portion of all scheduled monthly payments due during the related due period on each outstanding mortgage loan, whether or not received on or prior to the related determination date;

(2)           the Principal Balance of any mortgage loan repurchased during the related Prepayment Period under the pooling and servicing agreement and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a deleted mortgage loan under the pooling and servicing agreement during the related prepayment period;

(3)           the principal portion of all other unscheduled collections, including principal prepayments in full and curtailments and amounts received in connection with a [Final Disposition] [Cash Liquidation or REO Disposition] of a mortgage loan described in clause (a)(ii)(B), Insurance Proceeds, Liquidation Proceeds; and

any amounts allocable to principal for any previous distribution date calculated under clauses (1), (2) and (3) above that remain undistributed to the extent that such amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

Realized Loss—The amount determined by the servicer, in connection with any mortgage loan equal to (i) for any liquidated loan, the excess of the principal balance of the liquidated loan plus interest thereon at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the due date next succeeding such liquidation over proceeds, if any, received in connection with the liquidation, after application of all withdrawals permitted to be made by the servicer from the related Custodial Account for the mortgage loan, (ii) for any mortgage loan which has become the subject of a deficient valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the deficient valuation, (iii) for any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on that mortgage loan, assuming that the mortgagor pays each monthly payment on the applicable due date and that no principal prepayments are received for that mortgage loan, discounted monthly at the applicable mortgage rate, or (iv) the amount of any reduction by the servicer to the principal balance of that mortgage loan under the pooling and servicing agreement as a result of a default or imminent default.

31

Relief Act Shortfall—For any distribution date and any mortgage loan, is the amount of any interest that is not collectible from the mortgagor during the related due period under the Relief Act or similar legislation or regulations as in effect from time to time.

Senior Cumulative Interest Shortfall and Class M Cumulative Interest Shortfall—For any distribution date, an amount equal to (i) any portion of the related Senior Interest Distribution Amount or Class M Interest Distribution Amount, as applicable, that was not distributed to the Holders of the related Senior Certificates or the Holders of Class M Certificates, as applicable, on any preceding Distribution Date less (ii) any amount described in clause (i) hereof that is included in a Realized Loss that has been allocated to the holders of Class A Certificates, Class R Certificates or Class M Certificates on or prior to that distribution date.

Senior Interest Distribution Amount—For each distribution date an amount equal to: one-twelfth of the product of the Certificate Principal Balance for the related class of Class A Certificates immediately preceding that distribution date, multiplied by the pass-through rate on that class, provided that if the Available Distribution Amount is insufficient to make the full distributions of interest referred to in this clause, the Available Distribution Amount shall be distributed to the Class A Certificates and the Class R Certificates pro rata based on the full amounts allocable to that class.

Senior Percentage—As of any date of determination a percentage equal to the lesser of (a) 100% and (b) the aggregate Certificate Principal Balance of the [Class A Certificates and Class R Certificates], immediately prior to that distribution date divided by the aggregate Principal Balance of all of the mortgage loans immediately prior to that distribution date.

Senior Principal Distribution Amount—On any distribution date, an amount equal to the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount has been distributed and (b) the Senior Percentage times the Principal Distribution Amount.

Distributions

Distributions on the offered certificates will be made by the trustee on the [ ] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in [______ 200_]. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See “Description of the Securities-Distributions” in the prospectus. Distributions will be made by check or money order mailed, or on the request of a certificateholder owning [Class A Certificates] having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only on presentation and surrender of the certificate at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the states of [ ] and [ ] are required or authorized by law to be closed.

32

Interest Distributions

Holders of each class of Class A Certificates [and each class of Class R Certificates], will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates [and Class R Certificates] entitled to interest distributions.

Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Class A Certificates [and Class R Certificates], and reimbursements for some Advances to the servicer.

Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

[However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed the amount of the servicing fee due on that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation will be sufficient to cover the shortfalls on any distribution date. Prepayment Interest Shortfalls will be allocated to all certificates from which the shortfall arose, based on interest accrued on those classes for that distribution date. See “Pooling and Servicing Agreement-Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.]

If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates [and Class R Certificates] for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates [and Class R Certificates] in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph for Prepayment Interest Shortfalls resulting from prepayments in full.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

33

Principal Distributions on the Class A Certificates, Class M Certificates and Class R Certificates

Distributions of principal in an amount equal to the Senior Principal Distribution Amount on the Class A Certificates [and Class R Certificates] on each distribution date will be made to the Class A Certificates [and Class R Certificates], after distribution of the Senior Interest Distribution and any Senior Cumulative Interest Shortfall Amount, pro rata, in reduction of their Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

•	the sum of the Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount is distributed,

•	reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under “Advances,” and

•	the aggregate amount of Accrued Certificate Interest required to be distributed to the class of Class M Certificates on that distribution date is distributed to those Class M Certificates,

a distribution allocable to principal equal to the Class M Principal Distribution Amount in reduction of their Certificate Principal Balance until the Certificate Principal Balances of the Class M Certificates has been reduced to “zero.”

Remaining Distributions

Any amounts remaining after the distributions to the Class A, [Class R] and Class M Certificateholders on any distribution date shall be paid to the holders of the Class B Certificates and Class R Certificates in accordance with the terms of the Pooling Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Trustee Fee	___bp	Mortgage Loan Interest Collections
Servicer Fee	___bp	Mortgage Loan Interest Collections

34

[Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement.  There will be no minimum bid price.  If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof.  If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid.  In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid).  In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above.  The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted.  Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the issuing entity for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date.  If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

35

In the event that no bids are received for all or a portion of a class of Mandatory Auction Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.

If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market.  If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________].  The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________].

The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[Provide financial information required by Item 1115(b) of Regulation AB if the aggregate significance percentage is 10% or more of any derivative.]

Assignment of Mortgage Loans

On the closing date, the sponsor will transfer to the depositor and the depositor will in turn transfer to the issuing entity, all of its right, title and interest in and to each mortgage loan, the related mortgage note and other related documents contained in the mortgage file, including all payments received after the cut-off date, except payments that represent scheduled principal and interest on the mortgage loans due on or before [_______] 1, 200_. Each mortgage loan transferred to the issuing entity will be identified on a schedule and the schedule will be delivered to the trustee under the pooling and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information regarding the mortgage rates on the mortgage loans.

36

Representations and Warranties

In the pooling and servicing Agreement, the sponsor will make representations and warranties regarding its ability to sell the mortgage loans.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1)           The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2)           The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3)           The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4)           All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5)           The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

(6)           The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

Under the pooling and servicing agreement, the seller will, on discovery of a breach of any representation and warranty which materially and adversely affects the interest of the certificateholders in the related mortgage loans and mortgage files, have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the sponsor will be obligated to (i) substitute for the defective mortgage loan a replacement mortgage loan if the substitution is within two years of the closing date or (ii) purchase the defective mortgage loan from the issuing entity at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed servicing advances made by the servicer.

37

Allocation of Losses; Subordination

The subordination provided to the senior certificates by the Class B Certificates and Class M Certificates and the subordination provided to each of the Class M Certificates by the Class B Certificates and will cover Realized Losses on the mortgage loans. Realized Losses will be allocated as follows:

•	first, to the Class B Certificates; and

•	second, to the Class M Certificates,

in each case until the certificate principal balance of the class of certificates has been reduced to zero; and thereafter, Realized Losses among all the remaining classes of [Class A Certificates and Class R Certificates] on a pro rata basis, until the Certificate Principal Balances of the [Class A Certificates and the Class R Certificates] has been reduced to zero.

Investors in the Class A Certificates and Class R Certificates should be aware that the certificate principal balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans. Therefore, the allocation to the Class M Certificates and Class B Certificates of realized losses on the mortgage loans will reduce the subordination provided to the Class A Certificates and Class R Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that realized losses may be allocated to any class of the Class A Certificates and Class R Certificates.

Any allocation of a Realized Loss to a certificate will be made by reducing:

•	its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of the class has been reduced to zero, and

•
the Accrued Certificate Interest for that certificate, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priorities described under “-Principal Distributions on the Senior Certificates” and any class of Class M Certificates with a higher payment priority.

In order to maximize the likelihood of distribution in full of each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of the Class A Certificates and Class R Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy each Senior Interest Distribution Amount, Principal Only Distribution Amount and Senior Principal Distribution Amount. Similarly, and holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates.

An allocation of a Realized Loss on a pro rata basis among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon for that distribution date in the case of an allocation of the interest portion of a Realized Loss.

38

The application of the Senior Accelerated Prepayment Percentage, when it exceeds the Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related senior certificates relative to the actual amortization of the mortgage loans. To the extent that the senior certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the senior certificates in the issuing entity will be decreased, with a corresponding increase in the interest in the issuing entity evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective certificate principal balances, the subordination afforded the senior certificates by the Class M Certificates and the Class B Certificates collectively.

THE SERVICERS

General

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. In the event of a default by a servicer under the related servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related mortgage loans itself.

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension; provided further that the servicer may not waive any prepayment charge or portion thereof required by the terms of the related mortgage note unless (i) the mortgage loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the mortgage loans and (b) would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  The servicer may also waive or modify any term of a loan so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

[[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

39

The servicers will be responsible for the servicing of the mortgage loans covered by the related servicing agreement.  All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the applicable servicer out of liquidation proceeds in accordance with the applicable servicing agreement), the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the trustee for the benefit of certificateholders.  Amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the related servicer under applicable the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the related servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.  See “Description of the Securities–The Distribution Account” in the prospectus.

The information set forth in the following paragraphs with respect to the servicers has been provided by the respective party.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related servicing agreements.

The servicers shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicers shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreement.  In addition, the servicers shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.  The servicers and any director, officer, employee or agent of the related servicer shall be indemnified by the trust fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the servicers in the aggregate.

40

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.  As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing Compensation and Payment of Expenses

The servicer will be entitled to receive each month a servicing fee equal to one-twelfth of the per annum rate established for each mortgage loan as the servicing fee rate on the Principal Balance of each mortgage loan. The servicing fee relating to each mortgage loan will be retained by the servicer from payments and collections, including Insurance Proceeds and Liquidation Proceeds, for that mortgage loan. The servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Custodial Account, all default charges and all prepayment, late payment and assumption fees and other fees payable by the mortgagor under the related mortgage note.

The servicer will pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement, including all fees and expenses payable to any subservicer and the various expenses discussed in the prospectus. See “Description of the Certificates—Servicing by Unaffiliated Sellers” in the prospectus.

41

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)           direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii)           federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii)           repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

42

(v)           commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

(vi)           a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)           which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)           such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Advances

Prior to each distribution date, the servicer is required to make Advances of monthly payments which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicer on a first priority basis from either (i) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (í) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the certificates. The effect of these provisions on the Class M Certificates is that, for any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for the Advance will be borne first by the holders of the Class B Certificates, and then by the holders of the class of Class M Certificates to the extent of the amounts otherwise distributable to them, except as provided above.

43

Optional Termination

The servicer will have the option, on any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, to purchase all remaining mortgage loans and other assets in the issuing entity, thereby effecting early retirement of the offered certificates. Any purchase of mortgage loans and other assets of the issuing entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan as of the date of repurchase plus (b) accrued interest on each mortgage loan at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and the Class R Certificates, pro rata, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates.

On presentation and surrender of the offered certificates in connection with the termination of the issuing entity under the circumstances described above, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon at the then-applicable pass-through rate, plus any previously unpaid interest, reduced, as described above, in the case of the termination of the issuing entity resulting from a purchase of all the assets of the issuing entity.

THE TRUSTEE

General

_____________, a national banking association, will act as trustee for the certificates pursuant to the Agreement.  The trustee has its corporate trust offices at [_______________________]. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in New York City where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar relating to the certificates under the pooling and servicing agreement may be served.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

The trustee will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the trustee’s website is: __________.  See “Additional Information” in the prospectus.

44

[Description of the extent of trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.
Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3.
Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

For further discussion of the duties of the trustee, please see “The Trust Fund–Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the prospectus.

The Issuing Entity

Home Equity Mortgage Trust ____-__  is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2010 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Trust Fund— Amendment” in the prospectus.

45

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is [December 31].

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments and Defaults on the Mortgage Loans

The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of prepayments on mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a higher incidence of prepayment. On the other hand, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to a lower incidence of prepayment. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”, no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment penalty, which may have a substantial effect on the rate of prepayment of those mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics.”

Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by the certificates. On the other hand, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates may coincide with periods of high prevailing interest rates. During these periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at the high prevailing interest rates may be relatively low.

46

All of the mortgage loans will contain due-on-sale clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of the mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See “Maturity and Prepayment Considerations” in the prospectus.

The mortgage loans have been originated with underwriting standards that are less stringent than underwriting standards employed by Freddie Mac and Fannie Mae and, as a result, may experience a higher rate of default than mortgage loans originated with more stringent underwriting standards. In addition, there is significant geographic concentration in the mortgage pool, which could also increase the risk of loss on the Mortgage loans. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement.

The assumed scheduled final distribution date for the offered certificates is [________] 20__ which is the distribution date occurring in the month following the month in which the latest stated maturity of any mortgage loan in the mortgage pool.

No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any offered certificates on or before its assumed final distribution date.

[Yield Sensitivity of the Mandatory Auction Certificates

On the Mandatory Auction Distribution Date, the Auction Administrator will auction the Mandatory Auction Certificates to third-party investors. Proceeds from the auction will be used to pay the holders of the Mandatory Auction Certificates the Par Price. The Auction Administrator has entered into a Market Value Swap with the Swap Counterparty to cover any shortfall in the auction proceeds.

The Swap Counterparty's obligations under the market value swap will be guaranteed by [___]. If the Swap Counterparty defaults under the market value swap and its obligations are not honored by [___] as required under [___]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the Mandatory Auction Certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market.  Investors in the Mandatory Auction Certificates should fully consider the risk that a default by the Swap Counterparty under the Market Value Swap and [___] under its guarantee may result in an investor's inability to sell the Mandatory Auction Certificates at the Par Price and such investors may incur a loss.

Additionally, the Mandatory Auction Date is on or about the date that the interest rates on the mortgage loans will begin to adjust.  Prior to the Mandatory Auction Date, all of the mortgage loans will bear interest at a fixed rate.  After the Mandatory Auction Date, the interest rates on the mortgage loans will adjust annually based on One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note.  The Class Mandatory Auction Certificates bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the mortgage loans.  As a result, if the Mandatory Auction Certificates are not purchased on the Mandatory Auction Distribution Date, investors' yields on future distributions dates will be sensitive to fluctuations in One-Year U.S. Treasury, the index on which the mortgage interest rates are based.]

47

Structuring Assumptions

For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the offered certificates under various prepayment scenarios, the following modeling assumptions (the “Structuring Assumptions”) have been made:

the mortgage loans consist of the following characteristics:

48

Mortgage Loans
Aggregate principal balance	$
Weighted Average Mortgage Rate	%
Servicing Fee Rate	%
Original term to maturity (months)
Remaining term to maturity (months)

(1)           there are no repurchases of the mortgage loans;

(2)           the certificates will be purchased on [___________, 20__];

(3)           distributions on the certificates will be made on the 19th day of each month, commencing in [___________, 20__];

(4)           no mortgage loan is delinquent and there are no Realized Losses while the certificates are outstanding;

(5)           there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the mortgage loans;

(6)           there is no optional termination of the issuing entity by the servicer.

These Structuring Assumptions have been based on the weighted average characteristics of the mortgage loans. The actual characteristics of many of the mortgage loans may vary significantly from these Structuring Assumptions.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 0.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirteenth month. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 6.0% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of prepayment assumption, no prepayments. Correspondingly, a 100% prepayment assumption assumes prepayment rates equal to 100% of prepayment assumption, and so forth. Prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The actual characteristics and performance of the mortgage loans will differ from the Structuring Assumptions used in constructing the tables shown below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between the Structuring Assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the offered certificates.

49

[TABLES REGARDING CLASS M CERTIFICATES TO BE ADDED]

FEDERAL INCOME TAX CONSEQUENCES

Sonnenschein Nath & Rosenthal llp, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the issuing entity will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Class R Certificates will constitute the sole class of “residual interests” in each REMIC, and

•
each class of Class A Certificates, Class M Certificates and Class B Certificates will represent ownership of “regular interests” in the upper tier REMIC and will be treated as debt instruments of the upper tier REMIC[, and in the case of Mandatory Auction Certificates, an ownership interest in the Market Value Swap].

See “Material Federal Income Tax Consequences—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the [Class [__] Certificates will] [the Class [__] Certificates may] [and Class [__] Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to [100]% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences—General” and “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize this premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” and “—Premium” in the prospectus.

50

The [offered certificates] will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the issuing entity would be so treated. In addition, interest on the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the Class A Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Principal Only Certificates, can qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of a certificate pursuant to the right of the servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See “Description of the Certificates—Termination” and “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Prohibited Transaction and Other Taxes” in the prospectus.

[Special Rules Applicable to Mandatory Auction Certificates

Each holder of a Mandatory Auction Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the Market Value Swap. To the extent Auction Proceeds are less than the Par Price, a holder of a Mandatory Auction Certificate will be entitled to receive payments under the Market Value Swap, as more fully described above under “Description of the Certificates—Mandatory Auction.” Alternatively, to the extent Auction Proceeds exceed the Par Price, the amount of such excess that is payable to the Swap Counterparty, as more fully described above under “Description of the Certificates—Mandatory Auction,” should be deemed first as having been received by the holder of the related Mandatory Auction Certificate as part of the Auction Proceeds payable to such holder and then as having been paid by such holder to the Swap Counterparty under the Market Value Swap. The treatment of amounts received and deemed paid by a Mandatory Auction Certificateholder under the Market Value Swap will depend on the portion, if any, of the Mandatory Auction Certificateholder's purchase price allocable thereto. Under treasury regulations pertaining to REMICs, each holder of a Mandatory Auction Certificate must allocate its purchase price for that Certificate between its undivided interest in the corresponding REMIC regular interest and its undivided interest in the Market Value Swap in accordance with the relative fair market values of each property right. The OID Regulations provide that the issuing entity's allocation of the issue price of a Mandatory Auction Certificate is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different than the issuing entity's allocation. For tax reporting purposes, the issuing entity intends to take the position that no significant consideration will be paid for the Market Value Swap and that the purchase price allocable to the interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest is equal to the purchase price of such Mandatory Auction Certificate.  The IRS could disagree, and if its position were upheld, the holders of the Mandatory Auction Certificates could have income from original issue discount in addition to the stated interest on their Certificates or small offsets of premium against that stated interest.

The interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest and the Market Value Swap should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of any such Certificate (including any gain or loss realized in connection with the mandatory transfer of such Certificate to a third-party investor on the Mandatory Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long such Certificate is held. A holder of a Mandatory Auction Certificate should be able to offset any such gain or loss with amounts received or deemed paid (as discussed above), as applicable, by such holder under the Market Value Swap. Treatment as a straddle also generally requires the holder to capitalize, rather than deduct, any interest and carrying charges allocable to the Certificate to the extent those charges exceed the ordinary income from the Certificate includible for the taxable year. In addition, the Mandatory Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

51

The correct treatment of the Mandatory Auction Certificates is unclear. The IRS might assert that the Mandatory Auction Certificates represent the debt of, or other interest in, the Swap Counterparty. If such a position were upheld, it could affect the timing and character of the income on the Mandatory Auction Certificates, and such Certificates would not be treated as qualifying assets for purposes of Sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the Code.

Holders of the Mandatory Auction Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their Certificates.]

Special Tax Considerations Applicable to the Class R Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

•	the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Class R Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

•	a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

•
a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests.

52

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Class R Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class R Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus.

Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

For further information regarding the federal income tax consequences of investing in the Class R Certificates, see “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

The initial owner of the Class R Certificates is ______________.

53

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, dated [__________], 200_, Credit Suisse Securities (USA) LLC has agreed to purchase and the depositor has agreed to sell the Class A Certificates and the Class M Certificates, [except that a de minimis portion of the Class R Certificates will be retained by [____________]]. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about [________, 200_], against payment therefor in immediately available funds. It is expected that the Class R Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates is conditioned upon, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately [___]% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest from the cut-off date. The underwriter will sell the underwritten certificates, other than the Class R Certificates, to the sponsor.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the underwritten certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

54

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed on for the depositor and the underwriter by Sonnenschein Nath & Rosenthal llp. Legal matters relating to the sponsor and the servicer will be passed on by [___________________].

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition to the issuance of the Class A Certificates, other than the Principal Only Certificates, and the Class R Certificates, that they be rated “AAA” by [___________________] and [__________________]. It is a condition to the issuance of the Class M Certificates that they be rated not lower than “[_____],” “[_____]”and “[_____],” respectively, by [__________].

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which the certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which any prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement for the offered certificates.

55

[The ratings of [_______]’s and [______] also do not address whether a class of Mandatory Auction Certificates will receive its Par Price on any Mandatory Auction Distribution Date.]

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The [Class A Certificates and Class M Certificates] will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the __________ preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangement (“Plan”) subject to Title I of ERISA and/or to Section 4975 of the Internal Revenue Code (or any entity in which such a Plan or arrangement has invested, including insurance company general or separate accounts) to acquire any of the offered certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specified transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

56

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates (other than the Class R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, like the requirement that a Plan investing in reliance on the Exemption be an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.  A fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a class of certificates may change.  If a class of certificates no longer has a rating of at least BBB- or Baa3 from at least one of S&P, Fitch, Moody's Investors Service, Inc. or Dominion Bond Rating Service, Limited (known as DBRS Limited), Dominion Bond Rating Service, Inc. (known as DBRS, Inc.), that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

Each beneficial owner of  an offered certificate or any interest therein must represent that either (i) it is not a Plan or investing with assets of  Plan, (ii) it has acquired and is holding such certificate in reliance on the  Exemption, and that it understands that there are certain conditions to the availability of the  Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency, and such certificate is so rated,  or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Because the characteristics of the Class R Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a Plan or by individual retirement accounts or other Plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

57

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a Plan or arrangement subject to Section 4975 of the Internal Revenue Code, or a person acting on behalf of such a Plan arrangement or using the assets of such a Plan or arrangement to effect that transfer; or

•
an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or by any person acting on behalf of a Plan or using a Plan's assets, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the effect of the Plan Assets Regulation and the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

[ERISA Considerations with Respect to the Market Value Swap

The swap feature related to the Mandatory Auction Certificates under the Market Swap Agreement will not likely be eligible for the exemptive relief available under the Exemption.  The transactions under the Market Value Swap are likely to be characterized under ERISA and Section 4975 of the Code as prohibited transactions between the owner of a Mandatory Auction Certificate and the Swap Counterparty, the party who has the contractual obligation to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for the Mandatory Auction Certificates, and the contractual right to receive the excess, if any, of the Auction Proceeds over the Par Price for the Mandatory Auction Certificates. Therefore, the purchase of a Mandatory Auction Certificate before the Mandatory Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Mandatory Auction Certificate and the Swap Counterparty (if it is a “party in interest” with respect to the Plan, as defined in the prospectus), unless an exemption is available.

Accordingly, no Plan or other person using Plan Assets may acquire or hold a Mandatory Auction Certificate before the distribution date immediately following the Mandatory Auction Date unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of a Mandatory Auction Certificate, or any interest therein, who acquires a Mandatory Auction Certificate prior to the Mandatory Auction Distribution Date shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or person using Plan Assets or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above.

58

If any Mandatory Auction Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Seller, the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriters and the issuing entity from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

The sale of any certificates to a Plan is in no respect a representation by the Issuing Entity, the Depositor or any Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.]

59

CREDIT SUISSE

Underwriter

Mortgage Pass-Through Certificates

Series 200____

[_____________]

$__________

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [___________________, 200_].

60

Version 2
Subject to Completion
Preliminary Prospectus Supplement Dated June 17, 2010
Prospectus supplement dated __________________, _____ (to prospectus dated
______________, ____)
$________

[_______________]
Sponsor

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor

Mortgage Pass-Through Certificates, Series 200__-____

Home Equity Mortgage Trust ____-__

Issuing Entity

You should consider carefully the risk factors beginning on page S-[__] in this prospectus supplement.
The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Class	Pass-Through Rate	Initial Certificate Principal Balance	Scheduled Final Maturity Date
Class A Certificates:
(A-1)	Adjustable Rate	$__________	[____ __, 20__]
(A-2)	____%	$__________	[____ __, 20__]
(A-3)	____%	$__________	[____ __, 20__]
Total Class A Certificates		$[_________]

The Issuing Entity

Home Equity Mortgage Trust ____-__ will hold a pool of [one- to four-family residential] [commercial] [multifamily] mortgage loans.

Offered Certificates

Home Equity Mortgage Trust ____-__ will issue these classes of certificates that are offered under this prospectus supplement:

•	[_] classes of Class A Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by subordinated certificates, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, [and a financial guaranty insurance policy issued by [_____].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

[Underwriter] will offer the Class A Certificates subject to availability.

[Name of Underwriter]
Underwriter

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice about Information Presented in this
Prospectus Supplement and the Prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

[Insert Here]

3

SUMMARY

The following summary is a brief description of the important features of the offered certificates but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing Entity	Home Equity Mortgage Trust ____-__.

Title of securities	[_____________________ Mortgage Pass-Through Certificates, Series 200__-___].

Depositor	Credit Suisse First Boston Mortgage Securities Corp.

Sponsor	[______________________________].

Servicer	[______________________________].

Trustee	[______________________________].

Financial guaranty insurer	[______________________________].

Mortgage pool
[______][fixed][adjustable] rate mortgage loans with an aggregate principal balance of approximately $[ ] as of the cut-off date, secured by [first/junior] liens on [one- to four-family residential] [commercial] [multifamily] properties.

Cut-off date	[________________] 1, [______].

Closing date	On or about [_______________, 200__].

Distribution date	Beginning on [______________, 200__], and thereafter on the [ ] day of each month, or if the [ ] day is not a business day, on the next business day.

Scheduled final distribution date	[_______________, 20__]. The actual final distribution date could be substantially earlier.

Form of offered certificates	Book-entry. See “Description of the Certificates–book-entry Registration” in This Prospectus Supplement.

Minimum denominations	$25,000.

4

Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance	Initial Rating ( / )	Designations
Class A Certificates:
(A-1)	Adjustable Rate	$__________	AAA/AAA	Senior/Adjustable Rate
(A-2)	____%	$__________	AAA/AAA	Senior/Fixed Rate
(A-3)	____%	$__________	AAA/AAA	Senior/Lockout/Fixed Rate
Total Class A Certificates		$[_________]

Non-Offered Certificates

Class SB and Class R Certificates:
SB	N/A	$[_________]	N/A	Subordinate
R	N/A	$[_________]	N/A	Subordinate
Total Class SB and Class R Certificates:		$[_________]
Total offered and non-offered certificates		$[_________]

Other Information:

Class A-1:

Adjustable Rate	Initial	Formula	Maximum
Class A-1	[__]%	One-Month LIBOR + [____]%	Weighted average net mortgage rate on the mortgage loans

Note:

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

5

The Issuing Entity

The depositor will establish the issuing entity with respect to the Mortgage Pass-Through Certificates, Series 200_-__ under a pooling and servicing agreement.  On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the issuing entity.  Each certificate will represent a partial ownership interest in the issuing entity.

[The issuing entity will also include credit enhancement for the Class A Certificates in the form of a financial guaranty insurance policy provided by ____________.]

The Originators

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Pool

The mortgage loans to be deposited into the issuing entity have the following characteristics as of the cut-off date:

[INSERT TABLE]

[The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate.  As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.]

__ mortgage loans that represent approximately ___% of the initial pool balance, __ mortgage loans that represent approximately ___% of the initial pool balance, __ mortgage loans that represent approximately ___% of the initial pool balance and __ mortgage loans that represent approximately ___% of the initial pool balance were originated under “alternative”, “reduced”, “stated income/stated asset” and “no income/no asset” programs, respectively.

For additional information regarding the mortgage pool see “Description of the Mortgage Pool” in this prospectus supplement.

Removal, Substitution and Repurchase of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect.  The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

Distributions on the Offered Certificates

Amount Available For Monthly Distribution.  On each monthly distribution date, the trustee will make distributions to investors.  The amount available for distribution will include:

•	collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections [plus]

•	[advances for delinquent payments] minus

•	the fees and expenses of the subservicers and the servicer, including reimbursement for advances [minus]

•	[the premium paid to the financial guaranty insurer].

See “Description of the Certificates—Glossary of Terms—Available Distribution Amount” in this prospectus supplement.

Priority of Distributions.  Distributions on the offered certificates will be made from available amounts as follows:

6

•	[Payment to servicer for certain unreimbursed advances]

•	Distribution of interest to the Class A Certificates

•	Distributions of principal to the Class A Certificates

•	[Reimbursement to the financial guaranty insurer for payments made by the financial guaranty insurer to the Class A Certificates]

•	Payments of excess interest payments on the mortgage loans to make principal payments on the Class A Certificates, until the amount of overcollateralization reaches the required amount

•	Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

•	Distribution of remaining funds to the Class SB and Class R Certificates

Interest Distributions.  The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

•	the pass-through rate for that class of certificates multiplied by

•	the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

•	1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus

•	the share of some types of interest shortfalls allocated to that class.

See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

Allocations of Principal.  Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement.  Until the required amount of overcollateralization is reached, all principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached.  In addition, the Class A Certificates will receive a distribution of principal from the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in [__________] or on or after that distribution date, and depending upon the delinquency and loss experience of the mortgage loans.

See “Description of the Certificates—Principal Distributions on the Class A Certificates” in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest.  Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest.  Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization.  Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans.  The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal.  This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached. On the closing date, there will be initial overcollateralization in an amount equal to approximately ___% of the aggregate collateral balance.

7

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[The Financial Guaranty Insurance Policy

_____________ will issue a financial guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates.  Under the policy, the financial guaranty insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date.  The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls.]

[See “Description of the Certificates—Financial Guaranty Insurance Policy” and “The Financial Guaranty Insurer” in this prospectus supplement.]

[Advances

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made.  However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See “Description of the Certificates—Advances” in this prospectus supplement.]

Servicing Fee

With respect to each mortgage loan, the amount of the servicing fee that shall be paid to the related servicer is the product of (a) one month’s interest on the stated principal balance on such mortgage loan in the month of such distribution date and (b) [__]%, less compensating interest payments.  The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the related servicer.

Optional Termination

On any distribution date on which the principal balances of the mortgage loans is less than or equal to 10% of their principal balances as of the cut-off date, the servicer will have the option to:

•	purchase from the issuing entity all remaining mortgage loans, causing an early retirement of the certificates;

or

•	purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest.  However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the financial guaranty insurer consents to the termination.  In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[ ] of this prospectus supplement.  The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

8

See “Ratings” in this prospectus supplement.

Legal Investment

When issued, the Class [ ] Certificates will not be “mortgage related securities” for purposes of SMMEA.  You are encouraged to consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met.  A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the issuing entity as one or more real estate mortgage investment conduits.  The offered certificates will represent ownership of regular interests in the issuing entity and will be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in each of the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see “Material Federal Income Tax Consequences in this prospectus supplement and in the prospectus.

9

TRANSACTION STRUCTURE

10

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

Some of the mortgage loans provide for large payments at maturity.
Approximately ___% of the mortgage loans (based on principal balances) are not fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a balloon amount) at their stated maturity.  Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

See “Description of the Mortgage Pool” in this prospectus supplement.

Adverse environmental conditions on the mortgaged property may reduce or delay your payments.
The issuing entity could become liable for an environmental condition at a mortgaged property.  Any potential liability could reduce or delay payments to certificateholders.

“Phase I” environmental assessments have been performed on all but [ ] of the mortgaged properties, which constitutes [ ]% of the initial pool balance.  None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

•              [in which the adverse conditions were remediated or abated before the date of issuance of the certificates;

•              in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was recommended;

•              involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

•             in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

11

• involving radon; or • in which the related borrower has agreed to seek a “case closed” status for the issue from the applicable governmental agency.

Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses.  There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

To decrease the likelihood of environmental liability against the issuing entity, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

See “Description of the Mortgage Pool—Underwriting Standards—Environmental Assessments” in this prospectus supplement and “Description of the Certificates—Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans,” “Risk Factors—Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner” and “Certain Legal Aspects of the Mortgage Loans and Contracts—Environmental Legislation” in the prospectus.

Special Yield and Prepayment Considerations.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.
[Approximately ___% of the mortgage loans permit the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate.  Upon the conversion, the subservicer or the servicer will repurchase the mortgage loan, which will have the same effect as a prepayment in full.  Mortgagors may be more likely to exercise their conversion options when interest rates are rising.  As a result, the certificates may receive greater prepayments at a time when prepayments would not normally be expected.]

See “Maturity and Prepayment Considerations” in the prospectus.

The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below.
The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions.  The following is a general discussion of yield considerations and prepayment sensitivities of each class.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement.

[Class A-3 Certificates
It is not expected that the Class A-3 Certificates will receive  any distributions of principal until the distribution date in  _____________.  Until the distribution date in ___________,  the Class A-3 Certificates may receive a portion of principal  prepayments that is smaller than its pro rata share of principal  prepayments.]

12

[Risks Particular to Multifamily Properties:]

[Reductions in occupancy and rent levels on multifamily properties could adversely affect their value and cash flow.
[ ] mortgaged properties, securing mortgage loans that represent [  ]% of the initial pool balance, are multifamily rental properties.  A decrease in occupancy or rent levels could result in realized losses on the mortgage loans.  Occupancy and rent levels on multifamily properties may be adversely affected by:

•              local, regional or national economic conditions, which  may limit the amount of rent that can be charged for  rental units or result in a reduction in timely rent  payments;

•              construction of additional housing units in the same market;

•              local military base or industrial/business closings;

•              developments at local colleges and universities;

•              national, regional and local politics, including current or  future rent stabilization and rent control laws and  agreements;

•              trends in the senior housing market;

•              the level of mortgage interest rates, which may  encourage tenants in multifamily rental properties to  purchase housing; and

•              lack of amenities, unattractive physical attributes or bad  reputation of the mortgaged property.]

[Student housing concentrations may affect cash flow of a multifamily property.
[  ] of the mortgaged properties, securing mortgage loans that represent [  ]% of the initial pool balance, are student housing or have high concentrations of student tenants.  In addition to other multifamily real estate risks, student housing risks include:

•              increased influence of economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing;

•              reliance upon the well-being of the colleges or universities to which the facilities relate;

•             student housing facilities are subject to competition from colleges and universities as well as other providers of student housing and physical layouts may not be readily convertible to traditional multifamily  use;

•              maintenance and insurance costs of student housing can  exceed the typical costs of other multifamily housing;

•              tenants or sub-tenants are individuals who often have little or no credit history, may not have parental guarantees and are not tied to the local community;  and

13

•              turnover of tenants or sub-tenants can be significant and student housing is less utilized or subject to  reduced rents during summer months.

[ ] mortgaged properties, consisting principally of student  housing, securing mortgage loans that represent [ ]% of the  initial pool balance are primarily leased to one tenant, which  increases the adverse effect of a tenant default or lease termination.  See “Description of the Mortgage Pool—Significant  Mortgage Loans—[ ]” in this prospectus supplement and  “—Losses may be caused by tenant credit risk on the mortgage  loans” below.]

[Restrictions imposed on multifamily properties by government programs could also adversely affect their value and cash flow.
Tax credit, and city, state and federal housing subsidies or similar programs may apply to multifamily properties.  The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans that may be allocated to your class of certificates.  These programs may include:

•             rent limitations that could adversely affect the  ability of borrowers to increase rents to maintain the  condition of their mortgaged properties and satisfy  operating expenses; and

•              tenant income restrictions that may reduce the number  of eligible tenants in those mortgaged properties and  result in a reduction in occupancy rates.

The differences in rents between subsidized or supported  properties and other multifamily rental properties in the same  area may not be a sufficient economic incentive for some  eligible tenants to reside at a subsidized or supported  property that may have fewer amenities or be less attractive as  a residence.]

[Risks Particular to Office Properties:]

[Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties.
[   ] mortgaged properties, securing mortgage loans that represent [   ]% of the initial pool balance, are office properties.

Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that a tenant may be unable to pay its rent, which could result in realized losses on the mortgage loans.  A number of economic and demographic factors may adversely affect the value of office properties, including:

•              the quality of the tenants in the building;

•              the physical attributes of the building in relation to  competing buildings;

•              access to transportation;

•              the availability of tax benefits;

•              the strength and stability of businesses operated by the tenant or tenants;

14

•              the desirability of the location for business; and

•              the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

These risks may be increased if revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see “—Losses may be caused by tenant credit risk on the mortgage loans” below.]

[Competition with other office properties could also adversely affect the value and cash flow from office properties.
Competition from other office properties in the same market could decrease occupancy or rental rates at office properties. Decreased occupancy could result in realized losses on the mortgage loans. Competition is affected by a property's age, condition, design, such as floor sizes and layout, location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.]

[Risks Particular to Retail Properties:]

[A significant tenant ceasing to operate at a retail property could adversely affect its value and cash flow.
[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are retail properties.

A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial property. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. A retail “anchor tenant” is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

15

These risks may be increased when the property is a single tenant property. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are single tenant retail properties. For a description of risk factors relating to single tenant properties, see “— Losses may be caused by tenant credit risk on the mortgage loans” below.]

[Retail properties are vulnerable to changes in consumer preferences.
Changes in consumer preferences and market demographics may adversely affect the value and cash flow from retail properties, particularly properties with a specially retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

•              changes in consumer spending patterns;

•              local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

•              the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

•              the public perception of the safety of the neighborhood; and

•              the need to make major repairs or improvements to satisfy major tenants.]

[Competition from alternative retail distribution channels may adversely affect the value and cash flow from retail properties.
Retail properties face competition from sources outside their local real estate market. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the issuing entity and result in realized losses on the mortgage loans.]

[Risks Particular to Industrial Properties:]

[Changes in economic demographic conditions could adversely affect the value and cash flow from industrial properties.
[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are industrial properties. Economic decline in the businesses operated by the tenants of industrial properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see “—Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties,” and for a description of risk factors relating to single tenant properties, see “—Losses may be caused by tenant credit risk on the mortgage loans” below.]

16

[Restrictions imposed by site characteristics could also adversely affect the value and cash flow from industrial properties.
Site characteristics at industrial properties may impose restrictions that could cause realized losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

•              clear heights;

•              column spacing;

•              number of bays and bay depths;

•              truck turning radius;

•              divisibility;

•              zoning restrictions; and

•              overall functionality and accessibility.

An industrial property requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.]

[Restrictions imposed by increased environmental risks could also adversely affect the value and cash flow from industrial properties.
Properties used for many industrial purposes are more prone to environmental concerns than other property types. For a description of risk factors relating to environmental risks, see “—Adverse environmental conditions on the mortgaged property may reduce or delay your payments” above.]

[Risks Particular to Hospitality Properties.]

[Reductions in room rates or occupancy at a hospitality property could adversely affect its value and cash flow.
[ ] mortgaged properties, securing mortgage loans that represent [ ]% of the initial pool balance, are hospitality properties. A decrease in room rates or occupancy at hospitality properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors.

•             The proximity of a hospitality property to major population centers or attractions.

•              Adverse local, regional or national economic conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

•              A hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

•              In many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

17

•             The viability of hospitality properties that are franchisees of national or regional hotel chains depends in large part on the continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.]

[Risks Associated with Tenants Generally.]

[Losses may be caused by tenant credit risk on the mortgage loans.
Cash flow or value of a mortgaged property could be reduced if tenants are unable to meet their lease obligations or become insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

•              If tenant sales in retail properties decline, rents based on sales will decline. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

•              If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See “Certain Legal Aspects of the Mortgage Loans and Contracts – Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.

These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. [ ]of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant properties.]

[Losses may be caused by the expiration of or tenant defaults on leases.]
The income from and market value of retail, office, multifamily and industrial properties would decline if space leases expired or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms.

If space is not renewed at all or is not renewed on favorable terms, the issuing entity may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.]

18

[Tenant bankruptcy entails risks.
The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan.

See “Certain Legal Aspects of the Mortgage Loans and Contracts” in the prospectus.]

[Losses may be caused by inadequate property management.
Losses may be realized on the mortgage loans that may be allocated to your class of certificates if property management is inadequate. The property manager is responsible for the following activities:

•             responding to changes in the local market;

•             planning and implementing the rental structure, including establishing levels of rent payments; and

•             ensuring that maintenance and capital improvements are carried out in a timely fashion.

Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.]

[Conflicts of interests between property managers and owners may result in losses.
Managers of mortgaged properties and the borrowers may experience conflicts of interest in the management or ownership of mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

•             the mortgaged properties may be managed by property managers affiliated with the borrowers;

•             the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

19

• affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.]

[Limited alternative uses of other property types could adversely affect their value and cash flow.
[ ] mortgaged properties, securing mortgage loans that represent approximately [ ]% of the initial pool balance, are “special purpose” properties that have limited alternative uses.

“Special purpose” limitations could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by other property types, including mixed use properties, may pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.]

[Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value.
An appraisal was conducted for each mortgaged property in connection with its origination, and the loan-to-value ratios as of the cut-off date referred to in this prospectus supplement are based on the appraisals. If the servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.]

[Subordinate financing on the mortgaged property may increase risks.
[ ] of the mortgaged properties securing [ ]% of the initial pool balance are encumbered by subordinate debt that is not part of the mortgage pool. The existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

•              refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

•              reduced cash flow could result in deferred maintenance; and

•              if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

20

The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the issuing entity is not pursuing a foreclosure action. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the mortgaged properties, see “Description of the Mortgage Pool— Secured Subordinate Financing” in this prospectus supplement.]

[Mezzanine debt secured by equity in the borrower may increase risk.
The direct parents of some borrowers have pledged or are permitted to pledge their equity interest in the borrower to secure mezzanine debt incurred by the parent or other obligations. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see “Description of the Mortgage Pool— Unsecured Subordinate and Mezzanine Financing” in this prospectus supplement.]

[Related borrowers may make losses on the mortgage loans more severe.
Some borrowers under the mortgage loans are affiliated or under common control with one another. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at one or more other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See “Certain Legal Aspects of the Mortgage Loans and Contracts—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.]

21

[Larger-than-average loans may make losses more severe.
Several mortgage loans, either individually or together with other mortgage loans with which they are cross-collateralized, have outstanding balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans.]

[Losses could result from limitations on enforceability of cross-collateralization.]
[ ] mortgage loans, representing [ ]% of the initial pool balance, are cross-collateralized with one or more other mortgage loans. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See “Certain Legal Aspects of the Mortgage Loans and Contracts—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus and “Description of the Mortgage Pool—Terms and Conditions of the Mortgage Loans—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties” in this prospectus supplement.]

[Tax considerations related to foreclosure may reduce payments to certificateholders]
Payment of taxes on any net income from “foreclosure property” acquired by the issuing entity will reduce the net proceeds available for distribution to certificateholders. If the issuing entity acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered “foreclosure property” under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered “foreclosure property” for a period of three full years after the taxable year of acquisition by the issuing entity, with possible extensions. Any net income from this “foreclosure property,” other than qualifying “rents from real property,” will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.]

[State law limitations on remedies.
Some jurisdictions, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage, and some courts have viewed the term “judicial action” broadly. The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the “one action” rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

22

Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the issuing entity to liability as a “mortgagee-in-possession” or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding what alternative to pursue after a default.]

[Bankruptcy rules may limit the ability of a lender to enforce remedies.
Operation of the federal bankruptcy code and related state laws may interfere with the ability of a lender to foreclose upon a mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see “Certain Legal Aspects of the Mortgage Loans and Contracts—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.]

[Increase in ground rents may adversely affect a borrower's ability to make payments under a related mortgage loan and cause realized losses on the mortgage loans.
[ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest under a ground lease. [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of either a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or a mortgage on the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

23

Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

•              It requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them.

•              It permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale.

•              It contains certain other protective provisions typically included in a “mortgageable” ground lease.

See “Description of the Mortgage Pool—Ground Leases” in this prospectus supplement.]

[Your payments may be reduced or delayed if zoning and building code noncompliance on the mortgaged properties adversely affects the ability of borrowers to make payments on the mortgage loans.
Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls. These delays or shortfalls in payments could result in realized losses in the mortgage loans that may be allocated to your class of certificates.

Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.]

[Changes in concentrations of borrowers, mortgage loans or property characteristics may increase the likelihood of losses on the certificates.
As the mortgage loans are repaid, liquidated or repurchased, the characteristics of the pool may vary. For example, the relative concentrations of properties, geographic location, property characteristics, and number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.]

24

[Compliance with the Americans with Disabilities Act may reduce payments to certificateholders.
If the borrower were required to pay expenses and fines imposed by the Americans with Disabilities Act of 1990, the amount available to make payments on the mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.]

[Litigation may reduce payments to certificateholders.
Legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.]

[FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “ The Trust Fund—FICO Scores” in the prospectus.

25

INTRODUCTION

The depositor will establish an issuing entity with respect to Series - ____ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date.  On the closing date, the depositor will deposit into the issuing entity a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and that will be secured by first or junior liens on one-to four-family residential properties.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates – Glossary of Terms” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool will consist of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of $_______.  The mortgage loans are secured by [first] [and junior liens] on fee simple or leasehold interests in [one- to four-family residential] [commercial] [multifamily] real properties. [___% of the mortgage loans have a due date other than the first day of each month].  In each case, the property securing the mortgage loan is referred to as the mortgaged property.  [The mortgage pool will consist of [fixed] [adjustable]-rate mortgage loans with terms to maturity of not more than [ ] years from the date of origination.  [Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties.] [[ ] of the mortgage loans, which represent approximately [CONCENTRATION OF COMMERCIAL LOANS WILL BE LESS THAN 10%]% of the initial pool balance, are secured by [first] [and junior liens] on fee simple interests in commercial real properties.]  [[ ] of the mortgage loans, which represent approximately [ ]% of the initial pool balance, are secured by [first] [and junior liens] on fee simple interests in multifamily real properties.]  All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

All of the mortgage loans were purchased by the depositor from, and will be serviced by, [ ].  See “The sponsor and Servicer” below.

Under the terms of the pooling and servicing agreement, the sponsor will make representations and warranties with respect to the mortgage loans to the trustee for the benefit of the certificateholders.

To the extent that the sponsor does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor any other person will be required to repurchase the mortgage loan.

[Balloon Loans

[ ] of the mortgage loans, which represent approximately [ ]% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans.  As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.]

[Defeasance

[ ]% of the mortgage loans secured by commercial properties provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

26

(1)           pays on any due date

•	all interest accrued and unpaid on the principal balance of the mortgage note to and, including that due date,

•	all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the mortgage loan, and

•	any costs and expenses related to the release,

(2)	delivers or pledges to the trustee defeasance collateral

•	that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

•	that provides payments:

•	on or before all successive scheduled payment dates from that due date to the related maturity date, and

•
in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

(3)	delivers a security agreement granting the issuing entity a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

The mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.]

[Prepayment Provisions

Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium.

Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under “Description of the Certificates –  Distributions – Distributions of Prepayment Premiums” in this prospectus supplement.  The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states.  The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.  Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation.  See “Certain Legal Aspects of the Mortgage Loans and Contracts – Default Interest and Limitations on Prepayments” in the prospectus.

In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation.  No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller.  No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the issuing entity or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class.]

27

[Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties

[ ] mortgage loans, which represent [ ]% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers.  [ ] mortgage loans, other than the cross-collateralized mortgage loans, which represent [ ]% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties.  Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans.  Because of this, the total number of mortgage loans in the mortgage pool is [ ], while the total number of mortgaged properties in the mortgage pool is [ ].  In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.  Losses could result from limitations on the enforceability of cross-collateralization.  For a discussion of risks related to cross-collateralized loans, see “Risk Factors” in this prospectus supplement.

[insert additional disclosure regarding isolating individual properties and risks, rights and obligations of the parties in respect of the cross-collateralized groups, as appropriate]

In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another.  None of these sets of mortgage loans represents more than [ ]% of the initial pool balance.]

[Due-on-Sale and Due on Encumbrance Provisions

All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses.  With limited exceptions, these clauses either:

•
permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

•	prohibit the borrower from doing so without the consent of the holder of the mortgage. See “ – Secured Subordinate Financing” in this prospectus supplement.

Some of the mortgage loans permit either:

•	transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

•	transfers to specified parties related to the borrower.

The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property.]

[Secured Subordinate Financing

[ ] mortgage loans representing [ ]% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool.  In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the issuing entity is not pursuing a foreclosure action.  All of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property.  See “Risk Factors – Subordinate financing on the mortgaged property may increase risks” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans and Contracts – Subordinate Financing” in the prospectus.

28

The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.

Secured Subordinate Debt

Control Subordinate Number	Loan Number	Property Name	Cut-Off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Secured Debt

[Unsecured Subordinate and Mezzanine Financing

Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both.  [ ] of the mortgage loans having a cut-off date balance of $[ ], and representing approximately [ ]% of the initial pool balance, permits the borrower to incur unsecured subordinated debt and/or mezzanine debt secured by equity interests in the borrower if the sum of all mezzanine, subordinated and other debt secured by the mortgaged property does not exceed 80% of the lesser of the (a) fair market value of the property determined by the lender and (b) the most recent purchase price of the property.  Some of the mortgage loans also permit the owner of the borrower to incur “mezzanine debt” secured by the ownership interest in the borrower.  This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property.  No such “mezzanine debt” is included in the mortgage pool.  At the time such mezzanine or subordinated debt is incurred, the DSCR for that mortgage loan may not be less than 1.20x and the total DSCR (on a pro forma basis) must not be less than 1.10x.  Subject to these tests, there is no cap on the amount of unsecured subordinated debt or mezzanine debt that may be incurred.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

See “Risk Factors – Subordinate financing on the mortgaged property may increase risk” and “ – Mezzanine debt secured by equity in the borrower may increase risk” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans and Contracts – Subordinate Financing” in the prospectus.]

[Ground Leases

[ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

[ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of either:

•	a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or

29

•	a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

[ ] of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan.  Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, typically, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.]

[Significant Mortgage Loans

[The [       ] Loan

The Loan.  The “[ ] loan” representing [ ]% of the initial pool balance was originated by [ ] on [ ] and has a principal balance as of the cut-off date of approximately $[ ].  The [ ] loan is a balloon loan with a maturity date of [ ] and is secured by, among other things, a fee mortgage encumbering a [[ ] unit multifamily building with retail space] located in [ ].  The [ ] loan was made to [ ].]

Payment and prepayment terms for the [ ] loan are set forth in the following table:

[[  ] Loan Payment and Prepayment Table].

The [   ] Property.  [  ].

Defeasance.  [  ].

Value.   [  ].

Underwritten NCF and DSC Ratio.  [  ].

Property Management.  [  ].

Master Lease.  [  ].

Debt Service Reserve.  [  ].

Lockbox.  [  ].]

Mortgage Pool Characteristics

None of the mortgage loans will have been originated prior to _________________, - or will have a maturity date later than ______________ 1, 20___.  No mortgage loan will have a remaining term to maturity as of the cut-off date of less than __ months.  The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately months.  The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately __ months.  __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months.  __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of these mortgage loans of ____ months.

[Approximately         % of the mortgage loans will be Buy-Down Loans.]

None of the mortgage loans provide for deferred interest or negative amortization.

30

[Approximately ___% of the mortgage loans are Convertible Mortgage Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate.  Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.]

[The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates.  If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the pooling and servicing agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.]

Approximately ___% of the mortgage loans will have mortgage rates calculated on the basis of the simple interest method.  See “The Trust Fund – The Mortgage Pools – Simple Interest Loans” in the prospectus.

If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Mortgage Rate Adjustment:  The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.]

[The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date.  The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.]

[The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum.  This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.]

[The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note.  The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin.  The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%.  The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of ____%.  No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.]

[Six-Month LIBOR:  The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by the Wall Street Journal, is determined.  The reference date with respect to each mortgage loan is:

•	the first business day of the month immediately preceding the month in which the adjustment date occurs,

•	the date forty-five days prior to the adjustment date,

•	the date fifteen days prior to the adjustment date, or

•	the 20th day of the month preceding the month in which the adjustment date occurs;

31

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.]

[Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years.  There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in the Wall Street Journal on a different reference date would have been at the same levels as those set forth below.  The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or the Wall Street Journal.  No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.]

[Table of Six-Month LIBOR

The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin.  Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate.  Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates.  The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement.  The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the servicing fee accrues on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the financial guaranty insurer with respect to the financial guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum net mortgage rate, or be less than the minimum net mortgage rate for such mortgage loan.  See “Description of the Mortgage Pool – Mortgage Pool Characteristics” in this prospectus supplement.]

Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated.  All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.  Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

32

Mortgage Rates

Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
		$	%

Total		$	%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately       % per annum.

Original Mortgage Loan Principal Balances

Original Mortgage Loan Balance	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
		$	%

Total		$	%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $    .

Net Mortgage Rates of the Mortgage Loans

Net Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
6.000 - 6.499		$	%
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999
10.000 - 10.499
11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999
13.000 - 13.499
Total		$	%

33

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately       % per annum.

[Combined Loan-To-Value Ratios

Combined Loan to Value Ratio (%)	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
		$	%

Total		$	%

The weighted average combined LTV ratio at origination of the mortgage loans will be approximately ___%.]

[The method for calculating the combined LTV ratio is described below under the caption “Underwriting Standards.”]

[Junior Ratios of the Mortgage Loans

Junior Ratio (%)	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Loans
		$	%

Total		$	%

Excludes mortgage loans secured by first liens on the related mortgaged property.  With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the original principal balance of the mortgage loan to the sum of (i) the original principal balance of that mortgage loan, and (ii) the unpaid  principal balance of any senior lien at the time of the origination of that mortgage loan.

The weighted average Junior Ratio as of the cut-off date was approximately __%.]

Geographic Distributions of Mortgaged Properties

State	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
[California		$	%
Connecticut
Illinois
New Jersey
New York
Other (1)
Total		$	%

____________
(1) Other includes states and the District of Columbia with under 3% concentrations individually.

34

No more than ___% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than ___% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

Mortgage Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
Purchase		$	%
Rate/Term Refinance
Equity Refinance
Total		$	%

The weighted average combined LTV ratio at origination of rate and term refinance mortgage loans will be ___%.  The weighted average combined LTV ratio at origination of equity refinance mortgage loans will be ___%.

Mortgage Loan Documentation Types

Documentation Type	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
Full		$	%
Reduced
Total		$	%

For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.

[The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be ___%.  No more than ___% of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.]

Occupancy Types

Occupancy	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
Primary Residence		$	%
Second/Vacation
Non Owner-occupied
Total		$	%

35

Mortgaged Property Types

Occupancy	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
Single-family detached		$	%
Planned Unit Developments (detached)
Two- to four- family units
Condo Low-Rise (less than 5 stories)
Condo High-Rise (5 to 8 stories)
Condo High-Rise (9 stories or more)
Townhouse
Planned Unit Developments (attached)
Cooperative Units
Multifamily
Commercial
Leasehold
Total		$	%

[Lien Priority of the Mortgage Loans

Lien Property	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
First Lien		$	%
Second Lien
Total		$	%

Remaining Term of Scheduled Maturity of the Mortgage Loans

Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
		$	%

Total		$	%

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately ___ months.

36

Delinquency History of the Mortgage Loans(1)

Number of Days Delinquent	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
30 - 59		$	%
60 - 89
90 or more
Never Delinquent
Total		$	%

(1)           Each mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Current Delinquency of the Mortgage Loans

Number of Days Delinquent	Number of Mortgage Loans	Cut-Off Date Principal Balance	Percent of Mortgage Pool
Current		$	%
30 - 59
60 - 89
90 or more
Total		$	%

For purposes of describing the characteristics of the mortgage loans in this prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for August.

[In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

•	the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

•	residential property in the area consisting of leasehold estates is readily marketable;

•	the lease is recorded and no party is in any way in breach of any provision of the lease;

•	the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

•	the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.]

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlink labeled “[______]” at http://www.credit-suisse.[____].static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

37

The static pool information is not deemed to be a part of the accompanying prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

MORTGAGE LOAN ORIGINATION

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator].  All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____.  [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

UNDERWRITING STANDARDS

General

All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the sponsor.   The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

38

[To the extent the underwriting standards are as described in the prospectus: The sponsor acquired approximately ___% of the mortgage loans (by principal balance as of the cut-off date) through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor.  The Designated Guidelines are substantially similar to the guidelines described in the prospectus under “The Trust Funds—Underwriting Standards.”]

[To the extent the underwriting standards are not as described in the prospectus, include appropriate disclosure.]

[Environmental Assessments

“Phase I” environmental site assessments or updates of previously conducted assessments were performed on all but [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance.  “Phase II” environmental site assessments were performed on some mortgaged properties.  These environmental site assessments were performed for the sponsor or the report was delivered to the sponsor as part of its acquisition or origination of the mortgage loan.  For all but [ ] of the mortgaged properties which represent [ ]% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in “Risk Factors – Adverse environmental conditions on the mortgaged property may reduce or delay your payments.”

The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sponsor, the servicer, the underwriters or any of their respective affiliates.]

[Property Condition Assessments

Inspections or updates of previously conducted inspections of all except [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance, were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both.  For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan.  The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.]

[Appraisals

An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan.  For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date.  The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.  All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute.  The appraisal for all but [ ] mortgaged properties, which constitute [ ]% of the initial pool balance, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.  However, none of the depositor, the underwriters, or the sponsor has independently verified the accuracy of the appraiser's statement.  For a discussion of the risks related to appraisals, see “Risk Factors – Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value” in this prospectus supplement.

39

For information about the values of the mortgaged properties available to the depositor as of the cut-off date.]

[Hazard, Liability and Other Insurance

The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property.  If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards.  The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

•	the outstanding principal balance of the mortgage loan,

•	the full insurable value of the mortgaged property,

•	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

•	100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.
The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the “probable maximum loss” for the related mortgaged properties.  In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties.  Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.]

40

[Earnouts and Additional Collateral Loans

Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan.  Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. Under [ ] mortgage loans, amounts will be retained as additional collateral.]

Representations and Warranties

In the pooling and servicing agreement, the sponsor will make representations and warranties regarding its ability to sell the mortgage loans.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1)           The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2)           The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3)           The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4)           All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5)           The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

(6)           The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

Under the pooling and servicing agreement, the seller will, on discovery of a breach of any representation and warranty which materially and adversely affects the interest of the certificateholders in the related mortgage loans and mortgage files, have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the sponsor will be obligated to (i) substitute for the defective mortgage loan a replacement mortgage loan if the substitution is within two years of the closing date or (ii) purchase the defective mortgage loan from the issuing entity at a price equal to the outstanding principal balance of the defective mortgage loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, plus the amount of any unreimbursed servicing advances made by the servicer.

41

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, the Counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliates, for the periods indicated:

42

	2005		2006		2007		2008		2009		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	25,316	$6,836,598,243	6,459	$2,290,271,024	6,593	$2,149,093,885	0	$0	0	$0	38,368	$11,275,963,152
AltA Fixed	24,163	5,036,066,033	29,754	7,426,355,061	13,003	3,042,652,821	0	0	0	0	66,920	15,505,073,914
HELOC	8,788	500,282,358	3,468	250,067,262	2,662	175,085,131	0	0	0	0	14,918	925,434,751
Neg-Am ARM	946	280,428,663	146	35,180,889	16	6,970,096	0	0	0	0	1,108	322,579,648
Prime ARM	16,339	5,675,395,367	3,319	1,884,862,283	1,300	570,042,773	130	91,386,389	0	0	21,088	8,221,686,811
Prime Fixed	8,993	4,823,396,621	5,454	3,074,258,314	8,895	3,846,998,782	84	59,768,972	0	0	23,426	11,804,422,689
Seconds	73,998	3,530,001,790	61,646	3,246,493,070	18,713	1,071,730,854	0	0	0	0	154,357	7,848,225,714
Subprime	60,916	10,007,064,575	44,759	8,747,446,173	16,355	3,505,181,154	0	0	0	0	122,030	22,259,691,902
Grand Total	219,459	$36,689,233,649	155,005	$26,954,934,075	67,537	$14,367,755,497	214	$151,155,361	0	$0	442,215	$78,163,078,582

43

With respect to some of the securitizations organized by the sponsor, (i) a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating and/or (ii) certain servicer events of default have occurred as a result of certain servicers experiencing serious financial difficulties or going out of business.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation.  CSFC conducts lending through wholesale loan production offices.  CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been originating mortgage loans since 2003.  The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

THE TRUSTEE

General

_____________, a national banking association, will act as trustee for the certificates pursuant to the Agreement.  The trustee’s offices for notices under the Agreement are located at [address].

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the trustee’s website is: __________.  See “Additional Information” in the prospectus.

[Description of the extent of trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.
Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

44

If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3.
Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

For further discussion of the duties of the trustee, please see “The Trust Fund–Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the prospectus.

The Issuing Entity

Home Equity Mortgage Trust ____-__  is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2010.  The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Trust Fund— Amendment” in the prospectus.

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is [December 31].

THE SERVICERS

General

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the servicing agreements. In the event of a default by a servicer under the related servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related mortgage loans itself.

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension; provided further that the servicer may not waive any prepayment charge or portion thereof required by the terms of the related mortgage note unless (i) the mortgage loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the mortgage loans and (b) would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  The servicer may also waive or modify any term of a loan so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

45

[[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

The servicers will be responsible for the servicing of the mortgage loans covered by the related servicing agreement.  All collections of principal and interest on any mortgage loans, including but not limited to principal prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the applicable servicer out of liquidation proceeds in accordance with the applicable servicing agreement), the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the trustee for the benefit of certificateholders.  Amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the related servicer under applicable the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the related servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.  See “Description of the Securities–The Distribution Account” in the prospectus.

The information set forth in the following paragraphs with respect to the servicers has been provided by the respective party.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the related servicing agreements.

46

The servicers shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicers shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreement.  In addition, the servicers shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicers and any director, officer, employee or agent of the related servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.  The servicers and any director, officer, employee or agent of the related servicer shall be indemnified by the issuing entity out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.  As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		[ ] 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

47

DESCRIPTION OF THE CERTIFICATES

General

The Mortgage Pass-Through Certificates, Series 200_-___ will include the following [three] classes of Class A Certificates:

•	[Class A-1 Certificates, or the Adjustable Rate Certificates

•	Class A-2 Certificates; and

•	Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates]

In addition to the Class A Certificates, the Mortgage Pass-Through Certificates, Series 200_-___ will also include [two] classes of certificates which are designated as the Class SB Certificates and Class R Certificates.  Only the Class A Certificates are offered by this prospectus supplement.  See “Glossary” in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

The certificates will evidence the entire beneficial ownership interest in the issuing entity.  The issuing entity will consist of:

•	the mortgage loans

•	the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the issuing entity

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

•	any applicable primary insurance policies and primary hazard insurance policies

•	the financial guaranty insurance policy; and

•	all proceeds of any of the foregoing.

The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company.  The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.  The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under “-Book-Entry Registration of Certain of the Offered Certificates – Definitive Certificates.” Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

•	all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and

•
all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

48

Book-Entry Registration of Certain of the Offered Certificates

General.  Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants.  In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants.  Accordingly, beneficial owners may experience delays in their receipt of payments.  Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC.  Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates.  Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners.  Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates.  Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under “Description of the Certificates – Form of Certificates.”

Upon the occurrence of an event described in the prospectus in the third paragraph under “Description of the Certificates – Form of Certificates,” the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates.  Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

For additional information regarding DTC and the DTC registered certificates, see “Description of the Certificates-Form of Certificates” in the prospectus.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Accrued Certificate Interest – For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A Certificates by the subordination provided by the Class SB Certificates including:

(i) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under “Description of the Certificates – Interest Distributions”;

49

(ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

(iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Servicemembers Civil Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions.  In the event that any shortfall described in the immediately preceding four clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Interest Distribution Amount due on any distribution date, the amount of any shortfall will be drawn under the financial guaranty insurance policy and distributed to the holders of the Class A Certificates.  Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy, any interest shortfalls may be allocated to the Class A Certificates as described above.  See “–Financial Guaranty Insurance Policy” below.  Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis.  Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.  Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

Available Distribution Amount – For any distribution date, an amount equal to:

•
the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the financial guaranty insurance policy;

•
all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

•	all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer and any subservicer.

In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so.  As described in this prospectus supplement under “–Principal Distributions on the Class A Certificates,” any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.  With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the financial guaranty insurer, the depositor, the trustee, the sponsor and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

Certificate Principal Balance - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the financial guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the financial guaranty insurance policy.

50

Cumulative Insurance Payments - The aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy.

Excess Bankruptcy Losses - Bankruptcy Losses in excess of the Bankruptcy Amount.

Excess Cash Flow - On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

Excess Fraud Losses - Fraud Losses in excess of the Fraud Loss Amount.

Excess Special Hazard Losses - Special Hazard Losses in excess of the Special Hazard Amount.

Excess Subordinated Amount - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

Final Disposition - A Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

Interest Accrual Period - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

Interest Distribution Amount - The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Class A Certificates for that distribution date.

Lockout Prepayment Percentage - For any distribution date occurring prior to the distribution date in _______________, 0%.  For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

•	for any distribution date during the [sixth] year after the closing date, [30]%;

•	for any distribution date during the [seventh] year after the closing date, [40]%;

•	for any distribution date during the [eighth] year after the closing date, [60]%;

•	for any distribution date during the [ninth] year after the closing date, [80]%; and

•	for any distribution date thereafter, [100]%.

Lockout Scheduled Percentage - For any distribution date occurring prior to the distribution date in _________, 0% and for any distribution date thereafter, 100%.

Principal Distribution Amount - On any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

(1) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

51

(2) the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month;

(3) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(4) the principal portion of any Realized Losses incurred on the mortgage loans for the preceding calendar month to the extent payable from Excess Cash Flow on such distribution date; and

(5) the Subordination Increase Amount for such distribution date.

Subordinated Amount - On any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over (b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

Subordination Increase Amount - On any distribution date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

Subordination Reduction Amount - On any distribution date, the lesser of (a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [                                                       ] of the definition of Principal Distribution Amount.

Targeted Subordinated Amount - On any distribution date, the required level of the Subordinated Amount, as set forth in the pooling and servicing Agreement.

Distributions

Distributions on the Class A Certificates will be made by the trustee on the [ ] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______, [ ].  Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date.  See “Description of the Certificates – Distributions on Certificates” in the prospectus.  Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning Class A Certificates having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date.  However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution.  A business day is any day other than:

•	a Saturday or Sunday or

•	a day on which banking institutions in the State of New York, [ ], [ ] or [ ] are required or authorized by law to be closed.

[Distributions of Prepayment Premiums

Any prepayment premium actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the [Class A-1, Class A-2, Class A-3] Certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of

52

the prepayment premium	X	discount rate fraction for that class	X	principal allocation fraction premium of that class

The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

pass-through rate for
that class of certificates - relevant discount rate
mortgage rate of the
related mortgage loan - relevant discount rate

The principal allocation fraction for each class of certificates for any distribution date is:

the portion, if any, of the principal distribution
amount allocated to that class of certificates
for that distribution date
entire Principal Distribution Amount
for that distribution date

The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class [ ] Certificates.

For any prepaid mortgage loan, the discount rate means the yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date.  If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.  For some of the mortgage loans, the discount rate is a semiannual rate.

The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.]

Interest Distributions

Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed the amount of the servicing fee due on such distribution date.  Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise.  No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.  See “Pooling and Servicing Agreement – Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

53

[If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date.  In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S-      of this prospectus supplement.

The pass-through rates on the Class A-1 Certificates are calculated as follows:

The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual Period is _______% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to _______% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of ______% per annum and a minimum rate of ______% per annum.

The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.]

[The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the issuing entity as described under “Pooling and Servicing Agreement – Termination,” in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date.]

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Determination of LIBOR

LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period – the LIBOR rate adjustment date.  Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

54

The reference bank rate will be determined on the basis of the rates at which deposits in the U.S.  Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding.  The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, ______ % with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Class A Certificates

Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

Distributions of principal on the Class A Certificates on each distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

(i) the Principal Distribution Amount to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

(A) the Lockout Scheduled Percentage of the Class A-3 Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the definition of Principal Distribution Amount; and

(B) the Lockout Prepayment Percentage of the Class A-3 Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates, of the aggregate of the amounts described in clause [ ] of the definition of Principal Distribution Amount;

provided that if the aggregate of the amounts set forth in the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (i) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

55

(ii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed in the following order of priority:

(A) first, concurrently, Class A-1 and Class A-2 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

(B) second, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

On each distribution date, the financial guaranty insurer shall be entitled to receive, after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

Overcollateralization Provisions

The pooling and servicing agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related pass-through rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the financial guaranty insurance policy in respect of the mortgage loans and (c) accrued servicing fees in respect of the mortgage loans, in each case in respect of such distribution date.  Excess Cash Flow will be applied on any distribution date as follows:

•	first, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

•	second, to pay to the financial guaranty insurer any Cumulative Insurance Payments;

•	third, to pay any Subordination Increase Amount;

•
fourth, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee payable on such distribution date;

•	fifth, to pay the holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

•	sixth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

Subordination Reduction Amount.  In the event that the Targeted Subordinated Amount is permitted to decrease or “step down” on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date.  This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated Amount.  If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

56

Financial Guaranty Insurance Policy

The following summary of the terms of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.  The following information regarding the financial guaranty insurance policy has been supplied by the financial guaranty insurer for inclusion in this prospectus supplement.

Glossary of Terms.  As used in this section and in the financial guaranty insurance policy, the following terms shall have the following meanings:

Agreement - The pooling and servicing agreement, dated as of_________, _____, among the depositor, the sponsor, the servicer and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the financial guaranty insurer.

Business Day - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the financial guaranty insurer is located are authorized or obligated by law or executive order to close.

Deficiency Amount - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Payment Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the issuing entity pursuant to the terms of the Agreement.  For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in ____________.

Holder - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

Insured Amount - As of any distribution date, any Deficiency Amount.

Notice - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the financial guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

Capitalized terms used in the financial guaranty insurance policy and not otherwise defined in the financial guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the financial guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the financial guaranty insurer.

The financial guaranty insurer, in consideration of the payment of the premium and subject to the terms of the related financial guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders.  The financial guaranty insurer's obligations under each financial guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee.  Insured Amounts shall be paid only at the time set forth in each financial guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the financial guaranty insurer.  The financial guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

57

Notwithstanding the foregoing paragraph, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the issuing entity, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

The financial guaranty insurer will pay any amounts payable under the financial guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day.  If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the financial guaranty insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

Insured Amounts due under the financial guaranty insurance policy, unless otherwise stated in the financial guaranty insurance policy, are to be disbursed by the financial guaranty insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

The financial guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The financial guaranty insurance policy is not cancelable for any reason.  The premium on the financial guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

Allocation of Losses; Subordination

Subject to the terms thereof, the financial guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates.  If payments are not made as required under the financial guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses.  Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

•	first, to the Excess Cash Flow for the related distribution date; and

•	second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

•	its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

•
the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

58

In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under “ – Principal Distributions on the Class A Certificates” in this prospectus supplement.

As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

As described in the prospectus, in some circumstances the servicer may permit a servicing modification – the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount.  Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement.  Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Loan Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the pooling and servicing agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

The Special Hazard Amount shall initially be equal to $___________.  As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $________ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

The Fraud Loss Amount shall initially be equal to $________.  As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination.  On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

59

The Bankruptcy Amount will initially be equal to $________.  As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

Realized Losses allocated to the Class A Certificates will be covered by the financial guaranty insurance policy.  In the event payments are not made as required under such policy, these losses will be borne by the holders of the Class A Certificates.

With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

•	the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

•	either:

•	the related mortgage loan is not in default with regard to payments due thereunder or

•
delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer or a subservicer.

[Advances

Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds.  The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations.  Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates.]

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the certificates are outstanding.

60

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Trustee Fee	___bp	Mortgage Loan Interest Collections
Servicer Fee	___bp	Mortgage Loan Interest Collections

THE FINANCIAL GUARANTY INSURER

The following information has been supplied by the financial guaranty insurer for inclusion in this Prospectus Supplement.

[Financial Guaranty Insurer Disclosure]

[Provide Financial Information Required by Item 1114(b) of Regulation AB if the aggregate significance percentage of the Financial Guaranty Insurance Policy is 10% or more.]

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates.  The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens.  The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the issuing entity.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.  In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under “Maturity and Prepayment Considerations” in the prospectus.  Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations,” no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates.  Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement.  See “Description of the Mortgage Pool – General,” “Description of the Certificates – Overcollateralization Provisions” and “ – Allocation of Losses; Subordination” in this prospectus supplement.

The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement.  Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.  In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Subordination Reduction Amount is released.  See “Description of the Certificates – Overcollateralization Provisions” in this prospectus supplement.

61

The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans.  See “Description of the Mortgage Pool – Mortgage Pool Characteristics” in this prospectus supplement.

Most of the mortgage loans contain due-on-sale clauses.  As described under “Description of the Certificates – Principal Distributions on the Class A Certificates” in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates.  Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions.  In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase.  Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.  Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans secured by second liens may experience a higher rate of prepayment than traditional first lien mortgage loans.  Prepayment of the related first lien may also affect the rate of prepayments in the mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low junior ratios.  The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.  See “Maturity and Prepayment Considerations” in the prospectus.  In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans.  See “Risk Factors” in this prospectus supplement.

To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Excess Cash Flow, a reduction in the Subordinated Amount or the financial guaranty insurance policy, holders of the Class A Certificates will bear the risk of losses resulting from default by mortgagors. See “Risk Factors – The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates” in this prospectus supplement.  Even where the financial guaranty insurance policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

62

The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See “Yield Considerations” in the prospectus.

The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls.  These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls.  See “Yield Considerations” in the prospectus and “Description of the Certificates – Interest Distributions” in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate.  The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.  Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Because the mortgage rates on the mortgage loans and the pass-through rates on the Class A Certificates (other than the Class A-1 Certificates) are fixed, the rates will not change in response to changes in market interest rates.  Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

The yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of LIBOR and the pass-through rate will be capped. See “Risk Factors – The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below  – Class A-1 Certificates”.  A number of factors affect the performance of any index, such as LIBOR, and may cause such index to move in a manner different from other indices.  To the extent that any index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Class A-1 Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices.  Moreover, an increase in the level of LIBOR will increase the likelihood that the pass-through rate on the Class A-1 Certificates will be limited by the weighted average Net Loan Rate on the mortgage loans in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

Class A Certificates:  The rate and timing of principal payments on and the weighted average lives of the Class A Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

Lockout Certificates:  Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in __________, and may receive a disproportionately small percentage of principal prepayments until the distribution date occurring in ______, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case.  The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

Assumed Final Distribution Date:  The assumed final distribution date with respect to each class of the Class A Certificates is _____________ 25, ______, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan.  No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

63

The actual final distribution date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final distribution date for that class because:

•
Excess Cash Flow will be used to make accelerated payments of principal, i.e.  Subordination Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,

•	prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates, and

•
the servicer may cause a termination of the issuing entity when the aggregate Stated Principal Balance of the mortgage loans in the issuing entity is less than or equal to 10% of the aggregate cut-off date balance.

Weighted Average Life:  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses.  The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.  A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month.  Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month.  As used in the table below, “0% PSA” assumes prepayment rates equal to 0% of PSA – no prepayments.  Correspondingly, “100% PSA” and “___% PSA” assumes prepayment rates equal to 100% of PSA and ___% of PSA, respectively, and so forth.  PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The table captioned “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA” has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the issuing entity as described under “Description of the Mortgage Pool” in this prospectus supplement and their performance.  The table assumes, among other things, that:

(i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

Aggregate principal balance	$	$
Weighted average mortgage rate	%	%
Weighted average servicing fee rate	%	%
Weighted average original term to maturity (months)
Weighted average remaining term to maturity (months)

(ii) except with respect to the Balloon Loans the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under “The Trust Fund – The Mortgage Pools” and “Description of the Certificates – Assignment of Mortgage Loans” in the prospectus, and neither the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the issuing entity; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _________; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the issuing entity; and (ix) the certificates will be purchased on _______________, _______.  Clauses (i) through (ix) above are collectively referred to as the Structuring Assumptions.

64

The actual characteristics and performance of the mortgage loans will differ from the Structuring Assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.  Any difference between the Structuring Assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

In accordance with the foregoing discussion and Structuring Assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
AT THE FOLLOWING PERCENTAGES OF PSA

	Class A-1				Class A-2				Class A-3
Distribution Date	%	%	%	%	%	%	%	%	%	%	%	%
Initial Percentage
Weighted Average Life in Years (**)

__________________
•	Indicates a number that is greater than zero but less than 0.5%.

**
The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net  reduction of the Certificate Principal Balance described in (i) above.

This table has been prepared based on the Structuring Assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

65

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under a pooling and servicing agreement dated as of __________, ____, among the depositor, the sponsor, the servicer, and __________, as trustee.  Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates.  The trustee will appoint ____________________to serve as custodian in connection with the certificates.  The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent.  The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Credit Suisse First Boston Mortgage Securities Corp., [ ].

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan.  The servicing fees relating to each mortgage loan will be at least ___% per annum and not more than ___% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately ___% per annum.

The servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement.  See “Description of the Certificates” in the prospectus for information regarding other possible compensation to the servicer and subservicers and for information regarding expenses payable by the servicer.

Voting Rights

There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the issuing entity and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights.  ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates.  The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)           direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

66

(ii)           federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii)           repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v)           commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

(vi)           a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)           which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)           such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

67

Termination

The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in “Description of the Certificates – Termination” in the prospectus.  The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the issuing entity, except for the policy, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates.  Any such purchase of mortgage loans and other assets of the issuing entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month in which the repurchase price is distributed plus (c) any amounts due to the financial guaranty insurer under the insurance and indemnity agreement.

Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority.  The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.  Any purchase of mortgage loans and termination of the issuing entity requires the consent of the financial guaranty insurer if it would result in a draw on the policy.  Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest.  Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the issuing entity, or the certificates so purchased may be held or resold by the servicer or the depositor.

Upon presentation and surrender of the Class A Certificates in connection with the termination of the issuing entity or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest.  However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the issuing entity resulting from a purchase of all the assets of the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Sonnenschein Nath & Rosenthal llp, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the issuing entity will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Class R Certificates will constitute the sole class of “residual interests” in the REMIC and

•	each class of Class A Certificates and the Class SB Certificates will represent ownership of “regular interests” in the REMIC and will be treated as debt instruments of the REMIC

68

See “Material Federal Income Tax Consequences – Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, the Class ________ Certificates will, [the Class _______ Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% PSA.  No representation is made that the mortgage loans will prepay at that rate or at any other rate.  See “Material Federal Income Tax Consequences – General” and “ – Taxation of Owners of REMIC Regular Certificates – Original Issue Discount” in the prospectus.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity.  Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder.  Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Consequences – Taxation of Owners of REMIC and FASIT Regular Certificates” and “ – Premium” in the prospectus.

The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the issuing entity would be so treated.  In addition, interest on the Class A Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the Class A Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.  Moreover, the Class A Certificates can qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code.  However, prospective investors in Class A Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax.  See “The Pooling and Servicing Agreement – Termination” in this prospectus supplement and “Material Federal Income Tax Consequences – Taxation of Owners of REMIC Residual Certificates – Prohibited Transaction and Other Taxes” in the prospectus.

For further information regarding federal income tax consequences of investing in the Class A Certificates, see “Material Federal Income Tax Consequences – Taxation of Owners of REMIC Regular Certificates” in the prospectus.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, dated _________________ ___, _____ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates.  The certificates being sold to the underwriter are referred to as the underwritten certificates.  It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

69

In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent.  In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation.  The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so.  There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.  The Class A Certificates will not be listed on any securities exchange.

The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates – Reports to Certificateholders,” which will include information as to the outstanding principal balance of the Class A Certificates.  There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis.  The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

LEGAL OPINIONS

[Certain legal matters relating to the certificates will be passed upon for the depositor by ______________, ____________ and for the underwriter by _________________, ______________.]

[EXPERTS]

The consolidated financial statements of [financial guaranty insurer] ____________ [and subsidiaries], as of December 31, ____ and ____ and for each of the years in the three-year period ended December 31, ____ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.]

70

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, The issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition of the issuance of the Class A Certificates that they be rated “AAA” by ___________________ and __________________.

[_________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement.  [__________________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.  [_________________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages.  See “Certain Yield and Prepayment Considerations” in this prospectus supplement.  In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

The ratings assigned by __________________________________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure.  ________________________________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents.  ________________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.  In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

71

The depositor has not requested a rating on the Class A Certificates by any rating agency other than _______________ and ________________.  However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency.  A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by __________________ and ________________________.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A Certificates will not constitute “mortgage related securities” for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgage properties.

One or more classes of the Class A Certificates may be viewed as “complex securities” under TB13a, which applies to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Class A Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangement (“Plan”) subject to Title I of ERISA and/or to Section 4975 of the Internal Revenue Code (or any entity in which such a Plan or arrangement has invested including insurance company general or separate accounts) to acquire any of the offered certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specified transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

72

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates and that all of the conditions of the Exemption will be met other than those within the control of the investors, like the requirement that a Plan investing in reliance on the Exemption be an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.  A fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB- or Baa3 from at least one of S&P, Fitch, Moody's Investors Service, Inc. or Dominion Bond Rating Service, Limited (known as DBRS Limited), Dominion Bond Rating Service, Inc. (known as DBRS, Inc.), that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

Each beneficial owner of  an offered certificate or any interest therein must represent that either (i) it is not a Plan or investing with assets of  Plan, (ii) it has acquired and is holding such certificate in reliance on the  Exemption, and that it understands that there are certain conditions to the availability of the  Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency, and such certificate is so rated,  or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the effect of the Plan Assets Regulation and applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

73

The sale of certificates to a Plan is in no respect a representation by the Issuing Entity, the Depositor or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

74

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
$__________________

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 200_-___

Prospectus Supplement

[NAME OF UNDERWRITER]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______, _______.

75

[Version 3]

Subject to Completion

Preliminary Prospectus Supplement Dated June 17, 2010

Prospectus Supplement (to Prospectus dated _____________ __ ____)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

[_____________________]
Sponsor

CS ABS TRUST SERIES 200_-____
Issuing Entity

CS MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES,
SERIES 200_-____

$___________

(Approximate)

You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.

The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Class	Pass-Through Rate	Initial Certificate Principal Balance	Scheduled Final Maturity Date
Senior Certificates:
	____%	$__________	[____ __, 20__]
	____%	$[_________]	[____ __, 20__]
Class M Certificates:
	____%	$__________	[____ __, 20__]
	____%	$[_________]	[____ __, 20__]
Class B Certificates:
	____%	$[_________]	[____ __, 20__]
	____%	$[_________]	[____ __, 20__]

The issuing entity will issue:

•	_____ classes of senior certificates, including ___ classes of residual certificates.

•	_____ classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

•	Represent ownership interests in CS ABS Trust Series 200__-__, whose assets are primarily a pool of fixed-rate, first lien manufactured housing contracts.

•
Represent obligations of CS ABS Trust Series 200__-__ only and do not represent an interest in or obligation of the depositor, the servicer, the originators, the seller, the special servicer, the trustee or any of their affiliates or any other entity.

•	Offered to the public are listed under the heading “Offered Certificates” in the table on page S-__

Credit enhancement for all of the classes of offered certificates will be provided by the use of excess interest to create overcollateralization and subordination.

_________________________ as underwriters, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately _____% of the initial aggregate certificate balances of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriters will sell the offered certificates they purchase from time to time in negotiated transactions at varying prices determined at the time of sale.

CS ABS Trust Series 200__-__ will make multiple REMIC elections for federal income tax purposes.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class R Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after _________________.

Annex I is incorporated into and a part of this prospectus supplement as if fully set forth herein.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[Underwriters]

Important Notice about Information Presented in this
Prospectus Supplement and the Prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

2

SUMMARY INFORMATION

This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

CS Manufactured Housing Contract Pass-Through Certificates, Series 200_-____

Initial Rating of Certificates
Class	Initial Principal Balance	Per Annum Pass-Through Rate*	Fitch	Moody’s	S&P	Designations

Offered Certificates
Senior Certificates
Senior
Senior
Senior
Class M Certificates
Subordinate
Subordinate
Class B Certificates
Subordinate
Total Offered Certificates
Non-Offered Certificates

			**	**	**	Subordinate

		N/A	N/A	N/A	N/A	Subordinate

*
Interest on all certificates will be subject to a rate cap. [ If the Class A Certificates are not purchased pursuant to an optional termination, the pass-through rate on the Class A Certificates will be increased by ____% per annum, subject to the rate cap.]

**	The Class B-2 Certificates, including the ratings thereof, will be described in the offering memorandum relating thereto.

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered certificates will be book-entry certificates.  The initial class principal balances of the certificates are subject to a variance of no more than 5% prior to their issuance.

Depositor

Credit Suisse First Boston Mortgage Securities Corp. The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

Sponsor

_____________ (referred to in this prospectus supplement as _____) is the seller of all of the contracts.

Originators

Approximately [__]% of the contracts were originated by [Name of Originator]. The remainder were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the contracts in the aggregate.

Servicer

_________________.

Special Servicer

__________________.

Issuing Entity

CS ABS Trust Series 200_-____.

Trustee

___________________.

Custodian

___________________.

Cut-off Date

______________.

Closing Date

______________.

Determination Date

The business day immediately preceding the __th day of each month if the __th day is a business day or the second preceding business day if the __th day is not a business day.

Distribution Date

Distributions on the certificates will be made on the __th day of each month or, if the __th day is not a business day, the next business day, commencing in ____________.

Final Scheduled Distribution Date

_________, 20__. The actual final distribution date could be substantially earlier.

3

Record Date

For every class of offered certificates, the last business day of the month immediately preceding each distribution date.

Contract Pool

On _____________, the issuing entity will acquire a pool of contracts which will be secured by manufactured homes and in some cases, mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the contract pool consists of approximately _____ contracts with an aggregate principal balance of approximately $___________.

  __ contracts that represent approximately ___% of the contracts by principal balance as of the cut-off , __ contracts that represent approximately ___% of the contracts by principal balance as of the cut-off , __ contracts that represent approximately ___% of the contracts by principal balance as of the cut-off and __ contracts that represent approximately ___% of the of the contracts by principal balance as of the cut-off were originated under “alternative”, “reduced”, “stated income/stated asset” and “no income/no asset” programs, respectively.

See “The Contract Pool” in this prospectus supplement.

Removal, Substitution and Repurchase of a Contract

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the contracts. If the trustee finds that any contract is defective on its face due to a breach of the representations and warranties with respect to that contract made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related contract, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee with a substitute contract, or (b) purchase such contract from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

Interest Distributions

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

•	the per annum pass-through rate for that class of certificates, multiplied by

•	the applicable principal balance of that class of certificates, minus

•	the share of some types of interest shortfalls allocated to that class.

Interest distributions received on any distribution date for any class of certificates represent interest accrued during the calendar month preceding the month in which that distribution date occurs. Interest will accrue on each class of offered certificates on the basis of a 360-day year consisting of twelve 30-day months.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates” in this prospectus supplement. It is possible that, on any given distribution date, payments from the contracts will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those contracts. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates, to the extent available.

Principal Distributions

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

•	funds actually received on the related contracts that are available to make principal distributions on the certificates; and

•	the amount of excess interest from the contracts available to be paid as principal on the certificates as described below.

Funds actually received [or advanced] on the contracts will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by obligors on the contracts or liquidations of defaulted contracts (including any insurance proceeds, if any, on that contract).

4

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in _____________, or on or after that date, and depending upon the delinquency performance of the contracts.

We refer you to “Description of the Certificates—Distributions of Principal” in this prospectus supplement for more detail.

Credit Enhancement

Credit enhancement for the offered certificates includes overcollateralization and subordination features to reduce delays in distributions and losses on some classes of certificates, in varying degrees.

Overcollateralization. The contracts bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain trust expenses. This excess interest will be applied to pay principal, as necessary, on the offered certificates in the manner described in this prospectus supplement in order to create and maintain the required level of overcollateralization. On the closing date, there will be initial overcollateralization in an amount equal to approximately ___% of the aggregate collateral balance. The overcollateralization will be available to absorb losses on the contracts. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the contracts to create and maintain the required level of overcollateralization.

We refer you to “Risk Factors” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement for more detail.

Subordination. There are two types of subordination available to the offered certificates.

The senior certificates will have a payment priority over the subordinate certificates. Each class of subordinate certificates will be subordinate to each other class of subordinate certificates with a higher payment priority.

Losses that are realized when the unpaid principal balance on a contract and accrued but unpaid interest on such contract exceeds the proceeds recovered upon liquidation (including any insurance proceeds on that contract) will first reduce the available excess interest and then reduce the overcollateralization amount. If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the contracts will be allocated to the subordinate certificates, in the reverse order of their priority of payment, until the principal amount of the subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the senior certificates may incur losses and may not receive all of their principal distributions.

We refer you to “Description of the Certificates—Credit Enhancement” in this prospectus supplement for more detail.

[Optional Termination of the Issuing Entity

On any payment date on or after which the aggregate principal balance of the contracts is equal to or less than __% of the aggregate principal balance of the contracts as of the cut-off date, the special servicer may purchase all of the contracts and the related properties in the issuing entity. If the special servicer purchases all of the contracts, you will receive a final distribution and then the issuing entity will be terminated.

If the special servicer does not exercise its option to purchase the contracts as described above when it is first entitled to do so, the pass-through rate of the Class A Certificates will be increased as described in this prospectus supplement.

We refer you to “Description of the Certificates—Optional Termination” in this prospectus supplement for more detail.]

[Advances

If the servicer of a contract reasonably believes that cash advances can be recovered from a delinquent obligor or other collections on that contract, then the servicer will make cash advances to the issuing entity to cover delinquent contract payments of interest with respect to the contracts. Advances are intended to maintain a regular flow of scheduled interest payments on the certificates, and not to guarantee or insure against losses.

We refer you to “Servicing of the Contracts—Advances from the Servicer” in this prospectus supplement for more detail.]

Servicing Fee

With respect to each contract, the amount of the servicing fee that shall be paid to the servicer is the product of (a) one month’s interest on the stated principal balance on such contract in the month of such distribution date and (b) [__]%, less compensating interest payments. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such scheduled monthly payments collected by the servicer.

5

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the right to receive prepayment penalties) will be treated as multiple REMICs. All classes of offered certificates, other than the Class R-I Certificates and Class R-II Certificates, will represent regular interests in a REMIC. The Class R-I Certificates and Class R-II Certificates will represent ownership of the residual interests in the REMICs.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus for more details.

Legal Investment

The _________ Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as such classes are rated in one of the two highest rating categories. All other classes of certificates offered by this prospectus supplement will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Ratings

The issuing entity will not issue the offered certificates unless they have been assigned the ratings at least as high as those designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

6

TRANSACTION STRUCTURE

7

RISK FACTORS

This prospectus supplement together with the prospectus describes the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

The offered certificates bear the risk of defaults on the contracts
Depreciation in Value of Manufactured Homes

Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract related to that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

Investors in the offered certificates may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

•      the amount, if any, by which the interest collected on nondefaulted contracts during a collection period exceeds interest distributions due to the holders of the offered certificates and the monthly servicing fee and other expenses of the issuing entity;

•      overcollateralization; and

•      the subordination in interest of any subordinate classes of certificates.

If losses on the contracts are not covered by the excess interest on the contracts, overcollateralization or by a subordinate class of certificates, the payments on certificates will be delayed and losses will be borne by the holders of the offered certificates. The most subordinate classes of certificates would be the first to bear these delays or losses.

Defects in security interests could result in losses
Each originator will represent and warrant to the seller that its transfer of the contracts sold by it to the seller, the seller will represent and warrant that its transfer of the contracts to the depositor and the depositor will represent and warrant that its transfer of the contracts to the trustee, is a sale of all of its right, title, and interest in and to those contracts. For a description of the trustee’s rights if these representations and warranties are not true, see “Description of the Certificates—Assignment of Contracts” and “Certain Legal Aspects of the Mortgage Loans and Contracts—The Manufactured Housing Contracts” in the prospectus.

The depositor will take steps under the UCC to perfect the trustee’s interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

Each originator will represent and warrant to the seller that its transfer of the contracts sold by it to the seller, the seller will represent and warrant that its transfer of the contracts to the depositor and the depositor will represent, warrant, and covenant that its transfer of the contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee’s interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

•      a prior or subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

8

•      a tax, governmental, or other nonconsensual lien that attaches to the property of an originator, the seller or the depositor could have priority over the interest of the trustee in the contracts;

•      the administrative expenses of a bankruptcy trustee for an originator, the seller or the depositor could be paid from collections on the contracts before holders of the certificates receive any payments; and

•      if bankruptcy proceedings were commenced by or against an originator, the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts.

Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

•      The UCC as adopted in the relevant states;

•      certificate of title statutes as adopted in the relevant states; and

•      if applicable, the real estate laws as adopted in the states in which the manufactured homes are located.

Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Manufactured Housing Contracts—Security Interests in Manufactured Homes” and “—Land Home and Land-in-Lieu Contracts” in the prospectus.

The certificates of title for the manufactured homes will show the related originator as the lienholder and the UCC financing statements will show the related originator as secured party. Because it is not economically feasible to amend the certificates of title, the depositor will not:

•      amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to the issuing entity;

•      execute any transfer instrument, including, among other instruments, UCC assignments, relating to any manufactured home in favor of the trustee;

•      deliver any certificate of title to the trustee or make a notation on the certificate of title of the trustee’s interest therein; or

•      record an assignment, except as required under the pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective. In addition, even if the assignment is effective, it could be defeated through fraud or negligence of the related originator.

Bankruptcy of an originator may affect payments on the certificates
If one or both of the originators or any of their affiliates were to become the subject of a bankruptcy or insolvency proceeding, the court or a receiver or conservator could exercise control over the contracts on an interim or a permanent basis. Although steps have been taken to minimize this risk, the originators or any of their affiliates or another interested party could argue in the bankruptcy or insolvency proceeding that:

9

•      the originators did not sell the contracts to the seller but instead borrowed money from the seller and granted a security interest in the contracts to the seller and the trustee; or

•      the contracts are necessary for the originators or any of their affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

If the originators or any of their affiliates were to enter a bankruptcy or insolvency proceeding, moreover, the trustee and the holders of certificates could be prohibited from taking any action to enforce the pooling and servicing agreement or any other related document against the originators or any of their affiliates without the permission of the bankruptcy court or the receiver or conservator. Holders of certificates also may be required to return payments already received if one or both of the originators were to become a debtor in a bankruptcy case. If any of these events were to occur, payments to you could be delayed or reduced. Regardless of any ruling made by a court in a bankruptcy or insolvency proceeding involving the originators or any of their affiliates, the fact that a bankruptcy or insolvency proceeding has been commenced could have an adverse effect on the liquidity and value of the certificates. The most subordinate certificates outstanding would be the first to bear any delays or losses.

Bankruptcy of the servicer could prevent the termination of the servicer and could result in possible delays or reductions in payments on the offered certificates
In the event of a bankruptcy of the servicer, the trustee in bankruptcy for the servicer could prevent the termination of the servicer, as servicer of the contracts, if no event of default under the pooling and servicing agreement exists other than the bankruptcy or financial condition of the servicer.  This prevention could result in a delay or possibly a reduction in payments on the offered certificates to the extent the servicer received, but did not deposit with the trustee, contract collections before the date of bankruptcy.  The most subordinate certificates would be the first to bear these delays or losses.

[FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “ The Trust Fund—FICO Scores” in the prospectus.

10

THE CONTRACT POOL

The depositor will establish the CS ABS Trust Series 200_-____ on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer, the special servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the issuing entity a pool of contracts that, in the aggregate, will constitute a contract pool, secured by first liens on manufactured homes and in the case of a land home contract or land-in-lieu contract, the related real property, with terms to maturity of not more than thirty years. All of the contracts are [fixed-rate] contracts.

Information relating to the contracts to be included in the contract pool is presented in this section. Prior to the closing date, some of the contracts may be removed from the contract pool and other contracts may be substituted for those contracts. The depositor believes that the information in this prospectus supplement relating to the contracts to be included in the contract pool as presently constituted is representative of the characteristics of the contracts to be included in the contract pool as it will be constituted at the closing date, although some characteristics of the contracts in the contract pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the contracts as of the cut-off date, unless otherwise indicated.

Some capitalized terms used in this prospectus supplement will have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

The Contracts

The depositor will acquire approximately _____ contracts with an aggregate Stated Principal Balance as of the cut-off date of approximately $___________ from ____________________ (“_____”) pursuant to a contract purchase agreement. These contracts were previously purchased by _____ from the originators in one or more secondary market transactions. See “The Originators and the Servicer” in this prospectus supplement.

Under the pooling and servicing agreement, the depositor will assign the contracts to the trustee for the benefit of the holders of the certificates. With respect to any contract transferred to the issuing entity, the issuing entity is entitled to all payments due on that contract after the cut-off date. The cut-off date is _____________.

Manufactured homes, unlike site-built homes, generally depreciate in value, and the depositor believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

Contract Characteristics

All of the contracts will have been originated through manufactured housing dealers, brokers or correspondents and purchased by the seller from either originator.

The contract rate of a contract is the rate at which interest accrues on that contract at a fixed rate in accordance with the terms of the related contract. Each has a contract rate of not less than _____% per annum and not more than _____% per annum as of the cut-off date. As of the cut-off date, the weighted average contract rate of the contracts was approximately _____% per annum and the weighted average net contract rate was approximately _____% per annum.

Approximately ____% of the contracts by principal balance as of the cut-off date are land home contracts and approximately ____% of the contracts by principal balance as of the cut-off date are land-in-lieu contracts. The contracts were originated between ___________ and ___________. Approximately _____% of the contracts by principal balance as of the cut-off date are secured by manufactured homes which were new at the time the related contract was originated and approximately _____% of the contracts by principal balance as of the cut-off date are secured by manufactured homes which were used at the time the related contract was originated. All of the contracts are conventional contracts and none are FHA-insured or VA-guaranteed. The contracts have remaining maturities, as of the cut-off date, of at least __ months but not more than ____ months and original maturities of at least __ months but not more than ___ months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of ___ months. The average outstanding principal balance of the contracts as of the cut-off date was approximately $_____ and the highest outstanding principal balance of a contract as of the cut-off date was approximately $_______. The obligors on the contracts are located in __ states. The obligors on approximately _____% and _____% of the contracts, by principal balance as of the cut-off date, are located in [California and Texas], respectively. No other state represented more than approximately ____% of the contracts by principal balance as of the cut-off date. All of the manufactured homes securing the contracts are used as primary residences by the obligors under the contracts. All of the contracts are simple interest contracts.

11

If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The tables below describe additional characteristics of the contracts as of the cut-off date. The geographical distribution of the contract obligors is based upon the obligor’s billing address. Due to rounding, the percentages in the following tables may not add to 100%.

12

Model Year of Manufactured Homes

Model Year	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
1977
1978
1979
1980
1981
1982
1983
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
Total

Property Types

Property Types	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
Single Wide
Double Wide
Triple Wide
Park Model
Total

13

Loan Purpose

Loan Purpose	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
Purchase
Refinance - Cashout
Total

Credit Scores

Credit Score	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
Not Available
561 – 580
581 – 600
601 – 620
621 – 640
641 – 660
661 – 680
681 – 700
701 – 720
721 – 740
741 – 760
761 – 780
781 – 800
801 – 820
821 – 840
841 – 860
Total

•	As of the cut-off date, the weighted average FICO credit score of the contracts for which credit scores are available is expected to be approximately ___.

14

Geographical Distribution

State	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
California
Texas
Arizona
Oklahoma
Georgia
Louisiana
Florida
Mississippi
Kansas
Colorado
South Carolina
Missouri
Arkansas
Michigan
Alabama
Washington
North Carolina
Oregon
Nevada
Tennessee
Kentucky
New Mexico
Pennsylvania
Minnesota
Illinois
New York
Utah
Montana
Ohio
Nebraska
Virginia
South Dakota
Wyoming
West Virginia
Indiana
Wisconsin
Iowa
Idaho
New Jersey
Delaware
Vermont
Total

•	As of the cut-off date, no more than approximately ____% of the contracts will be secured by manufactured homes located in any one postal zip code area.

15

Original Contract Principal Balances

Original Contract Principal Balances ($)	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
0.01 - 10,000.00
10,000.01 – 20,000.00
20,000.01 – 30,000.00
30,000.01 – 40,000.00
40,000.01 – 50,000.00
50,000.01 – 60,000.00
60,000.01 – 70,000.00
70,000.01 – 80,000.00
80,000.01 – 90,000.00
90,000.01 – 100,000.00
100,000.01 – 110,000.00
110,000.01 – 120,000.00
120,000.01 – 130,000.00
130,000.01 – 140,000.00
140,000.01 – 150,000.00
150,000.01 – 160,000.00
160,000.01 – 170,000.00
170,000.01 – 180,000.00
180,000.01 – 190,000.00
190,000.01 – 200,000.00
200,000.01 – 210,000.00
210,000.01 – 220,000.00
220,000.01 – 230,000.00
230,000.01 – 240,000.00
Total

•	The average original principal balance of the contracts is expected to be approximately $________.

16

Contract Rates

Contract Rates (%)	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
6.751 – 7.000
7.001 – 7.250
7.251 – 7.500
7.501 – 7.750
7.751 – 8.000
8.001 – 8.250
8.251 – 8.500
8.501 – 8.750
8.751 – 9.000
9.001 – 9.250
9.251 – 9.500
9.501 – 9.750
9.751 – 10.000
10.001 – 10.250
10.251 – 10.500
10.501 – 10.750
10.751 – 11.000
11.001 – 11.250
11.251 – 11.500
11.501 – 11.750
11.751 – 12.000
12.001 – 12.250
12.251 – 12.500
12.501 – 12.750
12.751 – 13.000
13.001 – 13.250
13.251 – 13.500
13.501 – 13.750
13.751 – 14.000
14.001 – 14.250
14.251 – 14.500
14.501 – 14.750
14.751 – 15.000
15.251 – 15.500
15.501 – 15.750
16.001 – 16.250
Total

•	As of the cut-off date, the weighted average contract rate of the contracts is expected to be approximately ______% per annum.

17

Original Loan-to-Value Ratios

Original Loan-to-Value Ratios (%)	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
Less than 50.000
50.001 – 55.000
55.001 – 60.000
60.001 – 65.000
65.001 – 70.000
70.001 – 75.000
75.001 – 80.000
80.001 – 85.000
85.001 – 90.000
90.001 – 95.000
95.001 – 100.000
Total

•	As of the cut-off date, the weighted average original loan-to-value ratio of the contracts is expected to be approximately _____%.

Remaining Term to Maturity

Remaining Term to Maturity (Months)	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
0 – 60
61 – 120
121 – 180
181 – 240
241 – 300
301 – 360
Total

•	As of the cut-off date, the weighted average remaining term to maturity of the contracts is expected to be approximately ___ months.

Delinquency History of Contracts(1)

Number of Days Delinquent	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
30 – 59
60 – 89
90 or more
Never Delinquent
Total

(1)           Each contract is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

18

Current Delinquency of Contracts

Number of Days Delinquent	Number of Contracts	Aggregate Principal Balance Outstanding	Percent of Contracts
Current
30 – 59
60 – 89
90 or more
Total

For purposes of describing the characteristics of the contracts in this prospectus supplement, a contract is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a contract falls into this category is made as of the close of business on the last business day of each month. For example, a contract with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the contracts contained in this prospectus supplement for August.

19

Assignment of the Contracts

Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each contract including all principal and interest received on or with respect to such contracts, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a contract file for each contract which will consist of, among other things, the chattel paper evidencing the contract, original promissory note, or note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original note that has been lost, and, with respect to each land home or land-in-lieu contract, the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor.

The trustee or its custodian will review each contract file within 90 days of the closing date or promptly after the trustee’s or its custodian’s receipt of any document permitted to be delivered after such date and if any document in a contract file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related contract from the issuing entity. Rather than repurchase the contract as provided above, the seller may remove such contract, a deleted contract, from the issuing entity and substitute in its place another contract, a replacement contract; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement contract generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•
have a principal balance, after deduction of all principal payments received in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted contract (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

•	have a contract rate not lower than, and not more than 1% per annum higher than, that of the deleted contract;

•	have a loan-to-value ratio not higher than that of the deleted contract;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract; and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a contract document.

Representations and Warranties

Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the contracts made by the seller. These contract representations and warranties will be made by the seller as of the closing date.

20

The representations and warranties of the sponsor with respect to the contracts s include the following, among others:

(1)           The sponsor or its affiliate is the sole owner of record and holder of the contract and the indebtedness evidenced by the contract. Immediately prior to the transfer and assignment to the depositor on the closing date, the contract was not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the contract to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the contract and following the sale of the contract, the depositor will own such contract free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2)           The contract complies with all the terms, conditions and requirements of the related originator's underwriting standards in effect at the time of origination of such contract;

(3)           The information set forth in the contract schedule is complete, true and correct in all material respects as of the cut-off date;

(4)           Each contract, other than any land home contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of the sponsor as secured lender, or agent thereof, in the manufactured home covered thereby; such security interest has been assigned by the sponsor to the depositor in accordance with the terms of the purchase and sale agreement. Each mortgage is a valid first lien in favor of the originator on the real property securing the amount owed by the obligor under the related land home contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related land home contract and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage. The sponsor has assigned all of its right, title and interest in such land home contract and related mortgage, including the security interest in the manufactured home covered thereby, to the depositor. The depositor has a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such land home contract;

(5)           The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(6)           All improvements subject to any mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the related mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; and

(7)           The contract is original and genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

In the event of a breach of any representation or warranty relating to a contract that materially and adversely affects the interests of the certificateholders in that contract, the seller will be obligated to do one of the following:

•	cure that breach,

21

•
repurchase that contract at an amount equal to the sum of the unpaid principal balance of the contract on the date of repurchase, and accrued interest on that contract at the applicable contract rate from the date through which interest was last paid by the obligor to the date of repurchase, or

•	substitute a replacement contract for that contract.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code. The depositor will not make any representations or warranties for the contracts and will have no obligation to repurchase or substitute contracts with deficient documentation or that are otherwise defective. The obligations of the servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlink labeled “[______]” at http://www.credit-suisse.[____].static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS AND THE SERVICER

General

Approximately [__]% of the contracts in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the contracts originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the contracts were originated by various originators, none of which have originated more than 10% of the contracts in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of contracts since _______, ____ and has originated contracts of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential contract production over the past three years and recent stub-period.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

22

Underwriting Guidelines

All of the contracts included in the contract pool will be acquired by the depositor from the sponsor.

[The underwriting standards and procedures applicable to the contracts are substantially similar to the guidelines described in the prospectus under “Loan Underwriting Procedures and Standards—Underwriting Standards.”]

[To the extent the underwriting standards are not as described in the prospectus, include appropriate disclosure.]

The Servicer

_________ services manufactured housing, recreational vehicle, marine and other consumer loans. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and, if deemed advisable by ________, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured homes are made on an individual basis, _______’s general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that all collection efforts and loss mitigation strategies have been exhausted, and thereafter to diligently pursue the resale of such manufactured homes. See “—Delinquency, Loan Loss and Repossession Experience” in this prospectus supplement for certain historical statistical data relating to the delinquency and repossession experience of the contracts serviced through ______’s Asset Service Center.

The information set forth in the following paragraphs with respect to the servicer has been provided by the servicer.

Name of Servicer

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved contract servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service contracts in each state where a license is required. Its contract servicing activities are guaranteed by ___________ when required by the owner of the contracts.  As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for contracts, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

Transfers of Manufactured Homes

The servicer will be required under the pooling and servicing agreement to consent to the transfer of a manufactured home that secures any contract and to permit the assumption of the related contract if:

•	the proposed buyer meets the servicer’s underwriting standards and enters into an assumption agreement;

•	the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract; and

23

•	such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement.

If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee’s ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, the Counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliates, for the periods indicated:

24

	2005		2006		2007		2008		2009		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	25,316	$6,836,598,243	6,459	$2,290,271,024	6,593	$2,149,093,885	0	$0	0	$0	38,368	$11,275,963,152
AltA Fixed	24,163	5,036,066,033	29,754	7,426,355,061	13,003	3,042,652,821	0	0	0	0	66,920	15,505,073,914
HELOC	8,788	500,282,358	3,468	250,067,262	2,662	175,085,131	0	0	0	0	14,918	925,434,751
Neg-Am ARM	946	280,428,663	146	35,180,889	16	6,970,096	0	0	0	0	1,108	322,579,648
Prime ARM	16,339	5,675,395,367	3,319	1,884,862,283	1,300	570,042,773	130	91,386,389	0	0	21,088	8,221,686,811
Prime Fixed	8,993	4,823,396,621	5,454	3,074,258,314	8,895	3,846,998,782	84	59,768,972	0	0	23,426	11,804,422,689
Seconds	73,998	3,530,001,790	61,646	3,246,493,070	18,713	1,071,730,854	0	0	0	0	154,357	7,848,225,714
Subprime	60,916	10,007,064,575	44,759	8,747,446,173	16,355	3,505,181,154	0	0	0	0	122,030	22,259,691,902
Grand Total	219,459	$36,689,233,649	155,005	$26,954,934,075	67,537	$14,367,755,497	214	$151,155,361	0	$0	442,215	$78,163,078,582

25

With respect to some of the securitizations organized by the sponsor, (i) a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating and/or (ii) certain servicer events of default have occurred as a result of certain servicers experiencing serious financial difficulties or going out of business.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation.  CSFC conducts lending through wholesale loan production offices.  CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been originating mortgage loans since 2003.  The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

SERVICING OF THE CONTRACTS

General

Under the pooling and servicing agreement, ______________ will act as servicer of the contracts. The servicer will be responsible for servicing the contracts under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing contracts comparable to those contracts it services for itself or others.  In the event of default by the servicer under the pooling and servicing agreement, the trustee will be required to enforce any remedies against the servicer, and shall either find a successor servicer or shall assume servicing obligations for the related contract itself.  The special servicer may act, at its discretion, as special servicer of any contract which becomes 90 days or more delinquent which is serviced by the servicer. Upon the transfer of the servicing of any such delinquent contract to the special servicer, the servicer will have no servicing obligations with respect to that delinquent contract. The special servicer may be replaced as special servicer by holders of the Class SB Certificates representing a majority of the percentage interests of such class.

The servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the contracts and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for contracts comparable to the contracts in the issuing entity in the local areas where each manufactured home is located. Under the pooling and servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the contracts serviced by it. Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the determination date.  All income and gain net of any losses realized from any such balances or  investment of funds on deposit in the collection account shall be for the benefit of the servicer as servicing  compensation and shall be remitted to it monthly. The amount of any net investment losses in the collection account shall  promptly be  deposited by the servicer in such  collection  account.  The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the collection  account.  No collection account may be commingled with other similar accounts the servicer maintains. Amounts on deposit in any collection account will be remitted to the trustee in accordance with the pooling and servicing agreement.  See “Description of the Securities – The Distribution Account” in the prospectus.

26

The servicer shall not be under any liability to the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, except that the servicer shall be liable for any breach of representations or warranties made by it in the pooling and servicing agreeemnt.  In addition, the servicer shall not be liable for willful misfeasance, bad faith or negligence in the performance of duties or for reckless disregard of its obligations and duties under the transaction documents. The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.  The servicer and any director, officer, employee or agent of the servicer shall be indemnified by the issuing entity out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

The pooling and servicing agreement prohibits the resignation of the servicer, except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates, or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel. No such resignation will be effective until a successor servicer or special servicer, as applicable, has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. In connection with the appointment of a successor servicer or special servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

Under the pooling and servicing agreement, the servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the servicer alone were servicing the contracts.

Servicing Compensation and Payment of Expenses

The expense fees, including the servicing fee, the trustee fee and the Loss Mitigation Advisor fee, (the “Expense Fees”) are payable out of the interest payments on each contract. The rate at which the Expense Fees accrue is expected to be ______% per annum of the outstanding principal balance of each contract. The servicer is obligated to pay some ongoing expenses associated with the issuing entity that it incurs in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid contracts, as described in this prospectus supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Contracts.” The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges.

Adjustment to Servicing Fee in Connection with Prepaid Contracts

When a principal prepayment in full is made on a contract, the obligor is charged interest only for the period from the date on which the most recent payment on such contract was applied through the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

[The servicer is obligated to remit to the issuing entity Compensating Interest with respect to each contract in accordance with the pooling and servicing agreement.]

Any remaining shortfall in interest collections resulting from principal prepayments, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

27

[Advances from the Servicer

For each distribution date, with respect to any Scheduled Payment due during the related Due Period and not received by the related determination date, the servicer will be obligated to advance an amount equal to 30 days’ interest on the Stated Principal Balance of the related contract on the related due date, exclusive of any portion thereof that the servicer has determined would be a nonrecoverable advance if an advance in respect to such amount were made.

Instead of using its own funds, the servicer may apply any amounts held in the collection account for future distributions to make all or a portion of an advance, but must replace such amounts to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that an advance has become a nonrecoverable advance, the servicer will reimburse itself out of funds in the collection account for the amount of that nonrecoverable advance.

The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.]

The Loss Mitigation Advisor

______________, a __________ corporation (the “Loss Mitigation Advisor”), will act as the issuing entity’s representative in advising the servicer regarding certain delinquent and defaulted contracts and in monitoring and reporting to the depositor on the performance of such contracts. The Loss Mitigation Advisor will rely upon contract data that is provided to it by the servicer in performing its advisory and monitoring functions.

The Loss Mitigation Advisor will be entitled to receive a Loss Mitigation Advisor’s fee until the termination of the issuing entity or until its removal by a vote of the holders of certificates representing at least 66 2/3% of the aggregate outstanding Certificate Balance of the certificates. Such fee will be paid from the issuing entity in accordance with the pooling and servicing agreement.

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related aervicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)                direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii)               federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

28

(iii)              repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)             securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v)              commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

(vi)             a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)            which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)           such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

29

THE SPECIAL SERVICER

________________, a ___________ limited partnership, formerly known as ________________, will act as special servicer. [The special servicer is an affiliate of the depositor, the seller and Credit Suisse Securities (USA) LLC]. The principal executive offices of the special servicer are located at _______________________.

[General Description of the Special Servicer]

30

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

The CS Manufactured Housing Contract Pass-Through Certificates, Series 200_-____ will consist of the [Class A, Class R-I and Class R-II Certificates], which are collectively referred to as the senior certificates, and the [Class M-1, Class M-2, Class B-1, Class B-2 and Class SB Certificates], which are collectively referred to as the subordinate certificates. Only the senior certificates and the Class M-1, Class M-2 and Class B-1 Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Certificate Balances, subject to the permitted variance, and pass-through rates set forth or described on page 3__ of this prospectus supplement.

The [Class SB Certificates] will be entitled only to such amounts as are described in this prospectus supplement and in the pooling and servicing agreement.

Distributions on the certificates will be made on the __th day of each month or, if such __th day is not a business day, on the next succeeding business day, commencing in _____________, to the persons in whose names those certificates are registered as of the related record date. With respect to any distribution date and each class of offered certificates, the record date is the last business day of the calendar month immediately preceding the applicable distribution date.

Distributions on each distribution date will be made by wire transfer to the account of the person entitled to those distributions as it appears on the applicable certificate register. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Book-Entry Certificates

The offered certificates, other than the Class R Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Certificate Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

31

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the issuing entity provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, with the consent of the participants, in writing, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Balances advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner’s fractional undivided interest in the related class of certificates.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

32

Glossary of Terms

Accrual Period – With respect to any class of offered certificates and any distribution date, the calendar month preceding the month in which such distribution date occurs.

Adjusted Certificate Balance – With respect to each class of Class M and Class B Certificates and a distribution date, its Certificate Balance less the aggregate Liquidation Loss Amounts allocated to that class of certificates and remaining unpaid.

Aggregate Contract Balance – As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances.

Average Sixty-Day Delinquency Ratio – With respect to any distribution date, the arithmetic average of the Sixty-Day Delinquency Ratios for that distribution date and the two preceding distribution dates. The “Sixty-Day Delinquency Ratio” and a distribution date is the percentage derived from the fraction, the numerator of which is the Aggregate Contract Balance (as of the end of the preceding Due Period) as to which a Scheduled Payment thereon is delinquent 60 days or more as of the end of the related Due Period, and the denominator of which is the Aggregate Contract Balance (as of the end of the preceding Due Period).

Certificate Balance – With respect to any class of certificates as of any date of determination, an amount equal to the initial principal balance of that class, reduced by all amounts previously distributed to holders of certificates of that class as payments of principal.

Certificate Shortfall – With respect to any class of certificates and a distribution date, an amount equal to the excess of the portion of the Formula Principal Distribution Amount due to that class of certificates on that distribution date, over the actual amount of principal distributed to that class of certificates on that distribution date.

Class A Formula Principal Distribution Amount – With respect to any distribution date, the Class A Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class A Formula Principal Distribution Amount exceeds the Class A Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class M-1 Formula Principal Distribution Amount.

Class A Percentage – With respect to any distribution date on which the Principal Distribution Tests have not been met, 100%. With respect to any distribution date on which the Principal Distribution Tests have been met, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class A Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise, zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise, zero, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise, zero and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

Class B Certificates – Collectively, the Class B-1 Certificates and Class B-2 Certificates.

Class B-1 Formula Principal Distribution Amount – With respect to any distribution date, the Class B-1 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class B-1 Formula Principal Distribution Amount exceeds the Class B-1 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class B-2 Formula Principal Distribution Amount.

33

Class B-1 Percentage – With respect to any distribution date, (i) if the Class A Certificate Balance and the Class M Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class B-1 Principal Distribution Test have not been satisfied, zero and (ii) (a) if the Class A Certificate Balance and the Class M Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class B-1 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class B-1 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero, (iv) the Class B-1 Adjusted Certificate Balance and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

Class B-1 Principal Distribution Test – A test that will be satisfied on any distribution date if the sum of the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

Class B-2 Formula Principal Distribution Amount – With respect to any distribution date, the Class B-2 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class B-2 Formula Principal Distribution Amount exceeds the Class B-2 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to pursuant to the pooling and servicing agreement.

Class B-2 Percentage – With respect to any distribution date, (i) if the Class A Certificate Balance, the Class M Certificate Balance and the Class B-1 Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class B-2 Principal Distribution Test have not been satisfied, zero and (ii) (a) if the Class A Certificate Balance, the Class M Certificate Balance and the Class B-1 Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class B-2 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class B-2 Adjusted Certificate Balance plus the Overcollateralization Amount and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

Class B-2 Principal Distribution Test – A test that will be satisfied on any distribution date if the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

Class M Certificates – Collectively, the Class M-1 Certificates and Class M-2 Certificates.

Class M-1 Formula Principal Distribution Amount - With respect to any distribution date, the Class  M-1 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class M-1 Formula Principal Distribution Amount exceeds the Class M-1 Certificate Balance less the Unpaid Certificate Shortfall Amount with respect to such Class and distribution date, then such amounts shall be allocated to the Class M-2 Certificates.

34

Class M-1 Percentage – With respect to any distribution date, (i) if the Class A Certificate Balance has not been reduced to zero and each of the Principal Distribution Tests and the Class M-1 Principal Distribution Test have not been satisfied, zero, and (ii) (a) if the Class A Certificate Balance has been reduced to zero or (b) if the Principal Distribution Tests and the Class M-1 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class M-1 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) the Class M-1 Adjusted Certificate Balance, (iii) if the Class M-2 Principal Distribution Test is satisfied on such distribution date, the Class M-2 Adjusted Certificate Balance, otherwise zero, (iv) if the Class B-1 Principal Distribution test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

Class M-1 Principal Distribution Test – A test that will be satisfied on any distribution date if the sum of the Class M-1 Adjusted Certificate Balance, the Class M-2 Adjusted Certificate Balance, the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

Class M-2 Formula Principal Distribution Amount – With respect to any distribution date, the Class M-2 Percentage multiplied by the Formula Principal Distribution Amount. For any distribution date, if the Class M-2 Formula Principal Distribution Amount exceeds the Class M-2 Certificate Balance less the Unpaid Certificate Principal Shortfall with respect to such Class and distribution date, then such amounts shall be distributed to the Class B-1 Certificates.

Class M-2 Percentage – With respect to any distribution date, (i) if the Class A Certificate Balance and the Class M-1 Certificate Balance have not been reduced to zero and each of the Principal Distribution Tests and the Class M-2 Principal Distribution Test have not been satisfied, zero, and (ii) (a) if the Class A Certificate Balance and the Class M-1 Certificate Balance have been reduced to zero or (b) if the Principal Distribution Tests and the Class M-2 Principal Distribution Test have been satisfied, the percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class M-2 Adjusted Certificate Balance and the denominator of which is the sum of (i) the Class A Certificate Balance, (ii) if the Class M-1 Principal Distribution Test is satisfied on such distribution date, the Class M-1 Adjusted Certificate Balance, otherwise zero, (iii) the Class M-2 Adjusted Certificate Balance, (iv) if the Class B-1 Principal Distribution Test is satisfied on such distribution date, the Class B-1 Adjusted Certificate Balance, otherwise zero, and (v) if the Class B-2 Principal Distribution Test is satisfied on such distribution date, the sum of the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount, otherwise, zero, in each case determined as of the immediately preceding distribution date (or as of the Closing Date in the case of the first distribution date).

Class M-2 Principal Distribution Test – A test that will be satisfied on any distribution date if the sum of the Class M-2 Adjusted Certificate Balance, the Class B-1 Adjusted Certificate Balance, the Class B-2 Adjusted Certificate Balance and the Overcollateralization Amount divided by the Aggregate Contract Balance, in each case as of the immediately preceding distribution date, equals or exceeds ___%.

Class R Certificates – Collectively, the Class R-I Certificates and Class R-II Certificates.

Closing Date – On or about ____________.

[Compensating Interest – With respect to each contract and any distribution date, an amount equal to the lesser of (i) any shortfall for the related Due Period in interest collections resulting from the timing of principal prepayments in full on the contracts that are made during such Due Period, and (ii) the monthly servicing fee payable to it in respect of such Due Period equal to ____% per annum of the aggregate Stated Principal Balance of the contracts. ]

Cumulative Realized Losses – With respect to any date of determination, the cumulative amount of Realized Losses since the Cut-off Date.

35

Cumulative Realized Loss Test – With respect to any distribution date, the following:

(i)                if such distribution date occurs from _____________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ____% of Aggregate Contract Balance as of the Cut-off Date;

(ii)               if such distribution date occurs from ___________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ___% of the Aggregate Contract Balance as of the Cut-off Date;

(iii)              if such distribution date occurs from ____________ through ____________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to ___% of the Aggregate Contract Balance as of the Cut-off Date; and

(iv)             if such distribution date occurs on or after ___________, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such distribution date are less than or equal to _____% of the Aggregate Contract Balance as of the Cut-off Date.

Current Realized Losses – With respect to any distribution date, the aggregate of the Realized Losses incurred with respect to contracts during the Due Period immediately preceding such distribution date.

Current Realized Loss Ratio – With respect to the first distribution date, the annualized percentage equivalent of the fraction, the numerator of which is the Current Realized Losses for the preceding Due Period and the denominator of which is the Aggregate Contract Balance for such distribution date. With respect to the second distribution date, the annualized percentage equivalent of the fraction, the numerator of which is sum of the Current Realized Losses for the two preceding Due Periods and the denominator of which is the arithmetic average of the Aggregate Contract Balances for such distribution date and the preceding distribution date. With respect to any distribution date thereafter, the annualized percentage equivalent of the fraction, the numerator of which is the sum of the Current Realized Losses for the three preceding Due Periods and the denominator of which is the arithmetic average of the Aggregate Contract Balances for such distribution date and the preceding two distribution dates.

Due Period – With respect to any distribution date, the calendar month immediately preceding that distribution date.

Expense Fee Rate – As to each contract, ______%.

Formula Principal Distribution Amount – As to any distribution date, an amount equal to the difference between (a) to the sum of (i) the amounts set forth under clauses (1), (2), (3) and (4) of Principal Remittance Amount for such distribution date and (ii) the Stated Principal Balance of each contract that became a Liquidated Contract during the related Due Period, plus the amount of any reduction in the Stated Principal Balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related obligor and (b) the Overcollateralization Release Amount for such distribution date.

Interest Distribution Amount – The amount of interest distributable to each class of offered certificates as described under “—Distributions of Interest” in this prospectus supplement.

Interest Remittance Amount – With respect to any distribution date, an amount equal to the sum of (1) all interest collected (other than Payaheads and Simple Interest Excess) [or advanced] in respect of Scheduled Payments on the contracts during the related Due Period, the interest portion of related Payaheads previously received and intended for application in the related Due Period and the interest portion of all prepayments received on the contracts during the related Due Period, less (a) the servicing fee and any insurance premiums not paid by the related obligor with respect to such contracts and (b) [unreimbursed advances and other] amounts due to the servicer or the trustee with respect to such contracts, to the extent allocable to interest, (2) [all Compensating Interest paid by the servicer with respect to the related contracts and distribution date, (3)] the portion of any Substitution Amount or purchase price paid with respect to such contracts during the calendar month immediately preceding that distribution date allocable to interest, and (4) all Net Liquidation Proceeds and any other recoveries (net of [unreimbursed advances and] expenses of the servicer, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the contracts during the related Due Period, to the extent allocable to interest.

36

Interest Shortfall – With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net contract rate) on contracts resulting from (1) principal prepayments in full and in part received during the related Due Period [to the extent not covered by Compensating Interest] and (2) interest payments on certain of the contracts being limited pursuant to the provisions of the Servicemembers Civil Relief Act.

Liquidation Loss Amount – The amount of loss associated with liquidated contracts as described under “Description of the Certificates—Credit Enhancement” in this prospectus supplement.

Liquidation Loss Interest Amount – The portion of any Liquidation Loss Amount in respect of lost interest on the related Liquidated Contract.

Liquidated Contract – A defaulted contract as to which the servicer has determined that all amounts that it expects to recover in respect of such contract have been recovered (exclusive of any possibility of a deficiency judgment).

Monthly Excess Cashflow – With respect to any distribution date, an amount equal to the sum (i) of the amounts remaining after distribution of amounts pursuant to clauses (1) through (8) under “—Distributions of Interest” and clauses (1) through (5) under “—Distributions of Principal” and (ii) the Overcollateralization Release Amount, if any, for such date.

Net Contract Rate – With respect to each contract, and at any time, the per annum rate equal to the contract rate of such contract less the related Expense Fee Rate.

Net Funds Cap – With respect to any distribution date, a per annum rate equal to the weighted average of the Net Contract Rates of the contracts as of the first day of the related Due Period.

Net Liquidation Proceeds – With respect to any contract, all amounts, net of [(1)] unreimbursed, reasonable out-of-pocket expenses [and (2) unreimbursed advances], received and retained in connection with the liquidation of defaulted contracts, through insurance or condemnation proceeds, by repossession, foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to the related manufactured home and any real property securing such contract acquired on behalf of the certificateholders by repossession, foreclosure or deed in lieu of foreclosure.

Overcollateralization Amount – For any distribution date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Contract Balance for such distribution date exceeds (y) the aggregate Certificate Balance of the certificates after giving effect to payments on such distribution date. On the Closing Date, the Overcollateralization Amount will equal approximately ____% of the Aggregate Contract Balance as of the Cut-off Date.

Overcollateralization Release Amount – For any distribution date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the related Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Balances of the certificates, exceeds (2) the related Targeted Overcollateralization Amount for such date.

Payahead – Any portion of a payment of principal and interest on a contract intended by the related obligor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

37

Principal Distribution Tests – A test that will be satisfied with respect to any distribution date, if (i) the distribution date occurs in or after ___________, (ii) the Average Sixty-Day Delinquency Ratio is less than or equal to ___%, (iii) the Current Realized Loss Ratio is less than or equal to ____%, and (iv) the Cumulative Realized Loss Test is satisfied.

Principal Remittance Amount – With respect to any distribution date, an amount equal to the sum of (1) all principal collected (other than Payaheads) [or advanced] in respect of Scheduled Payments on the contracts during the related Due Period (less [unreimbursed advances and other] amounts due to the servicer and the trustee with respect to the contracts, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all principal prepayments received during the related Due Period, (3) the outstanding principal balance of each contract that was repurchased by the seller during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced contracts during the calendar month immediately preceding that distribution date allocable to principal and (5) all Net Liquidation Proceeds and any other recoveries collected with respect to the contracts during the related Due Period, to the extent allocable to principal.

Repossessed Collateral – Manufactured homes acquired by the issuing entity through repossession or foreclosure in connection with a defaulted contract.

Scheduled Payment – With respect to any contract, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related note.

Simple Interest Excess – With respect to each simple interest contract and any distribution date, the excess, if any, of (i) the portion of the monthly payment received from the obligor for such contract allocable to interest with respect to the related Due Period, over (ii) 30 days’ interest on the Stated Principal Balance of such contract at the related contract rate.

Stated Principal Balance – With respect to any contract as of any date of determination, its outstanding principal balance as of the cut-off date, reduced by all amounts allocable to principal that are received on such contract on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to such contract on or before that date of determination.

Substitution Amount – The amount, if any, by which the Stated Principal Balance of a contract required to be removed from the issuing entity due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute contract, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount – For any distribution date, the lesser of (i) ____% of the Aggregate Contract Balance as of the Cut-off Date and (ii) the aggregate of the Certificate Balances as of such distribution date.

Unpaid Certificate Shortfall Amount – With respect to any class of certificates and a distribution date will equal the amount, if any, by which the aggregate unreimbursed Certificate Shortfalls on that class of certificates for prior distribution dates exceeds the amount previously distributed on that class of certificates in respect of Certificate Shortfalls on prior distribution dates.

Unpaid Liquidation Loss Interest Shortfall – With respect to any class of certificates and a distribution date will equal the amount, if any, by which the aggregate unreimbursed Liquidation Loss Interest Amounts on that class of certificates for prior distribution dates exceeds the amount previously distributed on that class of certificates in respect of Liquidation Loss Interest Amounts on prior distribution dates.

38

Distributions of Interest

The pass-through rate for the Class A Certificates for each distribution is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap[; provided, that if the Class A Certificates are not purchased pursuant to an optional termination as described in “—Optional Termination” below, the pass-through rate on the Class A Certificates will be a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap]. The pass-through rate for the Class R-I Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class R-II Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class M-1 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class M-2 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class B-1 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap. The pass-through rate for the Class B-2 Certificates for each distribution date is a per annum rate equal to the lesser of (i) ____% and (ii) the Net Funds Cap.

With respect to each distribution date, the “Interest Distribution Amount” means with respect to the [Class A Certificates]:

(i)
interest accrued on that class of certificates during the related Accrual Period at the then applicable pass-through rate on the Certificate Balance of that class of certificates on the last day of the related Accrual Period; plus

(ii)	any previously undistributed shortfalls in interest due to the holders of that class of certificates in respect of prior distribution dates; plus

(iii)	to the extent legally permissible, interest accrued on any shortfalls during the related Accrual Period at the then applicable pass-through rate; minus

(iv)	the Class A Certificates’ pro rata share of any Interest Shortfall Amounts for such distribution date.

With respect to each distribution date, the “Interest Distribution Amount” means with respect to the [Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates]:

(i)
interest accrued on the related class of certificates during the related Accrual Period at the then applicable pass-through rate on the Adjusted Certificate Balance of that class of certificates on the last day of the related Accrual Period; plus

(ii)	any previously undistributed shortfalls in interest due to the holders of that class of certificates in respect of prior distribution dates; plus

(iii)	to the extent legally permissible, interest accrued on any shortfalls during the related Accrual Period at the then applicable pass-through rate; minus

(iv)	such class’ pro rata share of any Interest Shortfall Amount for such distribution date.

On each distribution date, the Interest Remittance Amount for such distribution date will be paid in the following order of priority:

(1)	to the trustee, the trustee fee for such distribution date and other expenses of the trustee to the extent payable pursuant to the pooling and servicing agreement;

(2)	to the Loss Mitigation Advisor, the Loss Mitigation Advisor fee for such distribution date;

(3)
to the senior certificates, the Class A Interest Distribution Amount for such distribution date for each such class and such distribution date; provided, that if the Interest Remittance Amount, is insufficient to make the full distributions of interest referred to in this clause (2), the Interest Remittance Amount shall be distributed to the senior certificates pro rata based on such full amounts allocable to such certificates;

(4)	to the Class M-1 Certificates, the Class M-1 Interest Distribution Amount and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

39

(5)
to the Class M-2 Certificates, the Class M-2 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

(6)
to the Class B-1 Certificates, the Class B-1 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

(7)
to the Class B-2 Certificates, the Class B-2 Interest Distribution Amount for such distribution date and accrued and unpaid interest on any related Liquidation Loss Amount not previously paid as of such distribution date;

(8)	sequentially, to the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, any related Interest Shortfall Amount for such distribution date; and

(9)	for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Distributions of Monthly Excess Cashflow” below.

Distributions of Principal

Distributions of principal on the Class A and Class R Certificates will be made primarily from the Formula Principal Distribution Amount, to the extent of available funds, as described below. Distributions of principal on the Class M-1, Class M-2 and Class B Certificates will be made primarily from the Formula Principal Distribution Amount after distributions of principal have been made on the senior certificates.

(1)
The sum of the Class A Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount sequentially to (i) the Class R Certificates until the Certificate Balance thereof has been reduced to zero and (ii) the Class A Certificates until the Certificate Balance thereof has been reduced to zero;

(2)
The sum of the Class M-1 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class M-1 Certificates until the Certificate Balance thereof has been reduced to zero;

(3)
The sum of the Class M-2 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class M-2 Certificates until the Certificate Balance thereof has been reduced to zero;

(4)
The sum of the Class B-1 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class B-1 Certificates until the Certificate Balance thereof has been reduced to zero;

(5)
The sum of the Class B-2 Formula Principal Distribution Amount plus any related Unpaid Certificate Shortfall Amount to the Class B-2 Certificates until the Certificate Balance thereof has been reduced to zero; and

(6)	For application as part of Monthly Excess Cashflow for such distribution date, as described under “—Distributions of Monthly Excess Cashflow” below.

40

Distributions of Monthly Excess Cashflow

On each distribution date, the trustee shall distribute the Monthly Excess Cash Flow for such date in the following order of priority:

(1)	to the Class A Certificates as a payment of principal, any related Unpaid Certificate Shortfall, until the Class A Certificate Principal has been reduced to zero;

(2)
to the Class A Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

(3)	as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class M-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

(4)	to the Class M-1 Certificates, any related Liquidation Loss Amount remaining unpaid;

(5)
to the Class M-1 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

(6)	as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class M-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

(7)	to the Class M-2 Certificates, any related Liquidation Loss Amount remaining unpaid;

(8)
to the Class M-2 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

(9)	as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class B-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

(10)	to the Class B-1 Certificates, any related Liquidation Loss Amount remaining unpaid;

(11)
to the Class B-1 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

(12)	as a payment of principal, any related Unpaid Certificate Shortfall Amount to the Class B-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

(13)	to the Class B-2 Certificates, any related Liquidation Loss Amount remaining unpaid;

(14)
to the Class B-2 Certificates as a payment of principal, until the earlier of the time when the Target Overcollateralization Amount equals the Overcollateralization Amount or the Certificate Balance thereof has been reduced to zero;

(15)	to the Class SB Certificates the amount set forth in the pooling and servicing agreement; and

(16)	to the Class R-I Certificates, any remaining amount.

Credit Enhancement

Credit enhancement for the offered certificates consists of the subordination of the subordinate certificates, the priority of application of Realized Losses and overcollateralization.

41

Subordination. The rights of holders of the subordinate certificates to receive payments with respect to the contracts will be subordinated to such rights of holders of each class of offered certificates having a higher priority of payment, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the contracts.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses. If a contract becomes a Liquidated Contract, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such contract. The amount of such insufficiency is a “Realized Loss.” Realized Losses on contracts will have the effect of reducing amounts payable in respect of the Class SB Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

[On any distribution date on which the aggregate Certificate Balances of the Class A, Class R, Class M and Class B Certificates as of that distribution date is greater than the aggregate Stated Principal Balances of the contracts on that distribution date, the amount of the deficiency, referred to in this prospectus supplement as the Liquidation Loss Amount, will be allocated first to reduce the Class B-2 Adjusted Certificate Balance. After the Class B-2 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class B-1 Adjusted Certificate Balance. After the Class B-1 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class M-2 Adjusted Certificate Balance. After the Class M-2 Adjusted Certificate Balance has been reduced to zero, any outstanding Liquidation Loss Amounts will be allocated to reduce the Class M-1 Adjusted Certificate Balance.

The Class M-1, Class M-2, Class B-1 and Class B-2 Liquidation Loss Amounts will be reduced on subsequent distribution dates to the extent that the related Monthly Excess Cashflow is sufficient therefor as described in this prospectus. If the Adjusted Certificate Balance of a class of Class M or Class B Certificates is reduced by a Liquidation Loss Amount, interest accruing on that class will be calculated on the Adjusted Certificate Balance as reduced. On each distribution date, holders of the Class M Certificates and Class B Certificates will be entitled to receive from the related Interest Remittance Amount for that distribution date, one month’s interest at the related pass-through rate on the Adjusted Certificate Balance of that class. Additionally, those holders will be entitled to receive from the Interest Remittance Amount or the Monthly Excess Cashflow, in each case to the extent available, one month’s interest at the related pass-through rate on the Liquidation Loss Amount for that class as of the immediately preceding distribution date, each referred to in this prospectus supplement as a Liquidation Loss Interest Amount, and one month’s interest at the related pass-through rate on any Liquidation Loss Interest Amount due on one or more prior distribution dates but not paid].

Holders of subordinate certificates will not receive any payments in respect of Liquidation Loss Amounts, except to the extent of available Monthly Excess Cashflow as described in this Prospectus Supplement.

Overcollateralization. The weighted average Net Contract Rates of the contracts is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the issuing entity, thus generating excess interest collections. Monthly Excess Cashflow will be available on each distribution date to accelerate the reduction of the aggregate Certificate Balances of the certificates. Such application of interest collections as payments of principal will cause the aggregate Certificate Balances of the certificates to amortize more rapidly than the Aggregate Contract Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an overcollateralization deficiency.

There may be additional credit support provided to the Class B-2 Certificates in the form of accelerated payments of principal provided by sources other than the contracts. Any reduction in the Certificate Balance of the Class B-2 Certificates due to a payment of principal from such additional credit support will result in an increase in the Targeted Overcollateralization Amount equal to such reductions.

42

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the contracts and other assets of the issuing entity, while the certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the contracts.

Item	Fee	Paid From
Trustee Fee	___bp	Contract Interest Collections
Servicer Fee	___bp	Contract Interest Collections
Loss Mitigation Advisor Fee	___bp	Contract Interest Collections

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates is the distribution date in _____________ which is the distribution date three months after the latest maturing contract in the contract pool. With respect to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

[Optional Termination

On any distribution date on or after which the Aggregate Contract Balance is less than or equal to __% of the Aggregate Contract Balance as of the cut-off date, the special servicer will (subject to the terms of the pooling and servicing agreement) have the option to purchase the contracts, any Repossessed Collateral and any other related property remaining in the issuing entity for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the contracts plus accrued interest thereon at the applicable contract rate to the date of purchase, (ii) the fair market value of all other property of the issuing entity, and (iii) any [unreimbursed advances and] servicing fee and other amounts payable to the servicer and the trustee. If such option is exercised, the issuing entity will be terminated effecting an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be paid to the senior certificates and then to the various classes of subordinate certificates sequentially, with each class receiving its Certificate Balance plus the related Interest Distribution Amount before any payments are made to the next class. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.]

Restrictions on Transfer of the Class R Certificates

The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.” The pooling and servicing agreement provides that the Class R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class R Certificate will contain a legend describing the foregoing restrictions.

The initial owner of the Class R Certificates is ________________.

THE TRUSTEE

General

_______________ will be the trustee under the pooling and servicing agreement. The depositor, the special servicer and the servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Offered certificates may be surrendered at the corporate trust office of the trustee located at ___________________________, Attention: _________________ or at other addresses as the trustee may designate from time to time.

43

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the trustee’s website is: __________.  See “Additional Information” in the prospectus.

[Description of the extent of trustee’s prior experience serving as a trustee for asset-backed securities transactions involving fixed rate contracts secured by first liens on manufactured homes and in the case of a land home contract or land-in-lieu contract, the related real property]

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.
Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the contracts and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3.
Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

For further discussion of the duties of the trustee, please see “The Trust Fund–Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the prospectus.

The Issuing Entity

CS ABS Trust Series ____-__  is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, servicer and the trustee, dated as of [____], 2010 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the contracts and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Trust Fund— Amendment” in the prospectus.

44

The assets of the issuing entity will consist of the contracts and certain related assets.

The issuing entity’s fiscal year end is [December 31].

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the contracts. Such yields will also be affected by the extent to which contracts bearing higher contract rates prepay at a more rapid rate than contracts with lower contract rates, the amount and timing of obligor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Other factors affecting prepayment of the contracts include such factors as changes in obligors’ housing needs, job transfers, unemployment, obligors’ equity in the related manufactured home and any real property securing such manufactured home, changes in the value of the related manufactured home and any real property securing such manufactured home, market interest rates and servicing decisions.

The rate of principal payments on the contracts will also be affected by the amortization schedules of the contracts, the rate and timing of prepayments thereon by the obligors, liquidations of defaulted contracts and repurchases of contracts due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related contracts may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the contracts will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related contracts, the greater the effect on the yield on the certificates. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the contracts made by the seller. The seller will represent and warrant that as of the closing date, each manufactured home was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected contract or substitute another contract therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation. In addition, the standard hazard policies covering the contracts generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such contracts. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged manufactured homes are not applied to the restoration thereof, such proceeds will be used to prepay the related contracts in whole or in part. Any repurchases or repayments of the contracts may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

45

Prepayments, liquidations and purchases of the contracts will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such contracts. The rate of defaults on the contracts will also affect the rate and timing of principal payments on the contracts. In general, defaults on the contracts are expected to occur with greater frequency in their early years.

[The yields to investors in the offered certificates will be affected by the exercise by the special servicer of its right to purchase the contracts, as described under “Description of the Certificates—Optional Termination” in this prospectus supplement, or its failure to exercise such right.]

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the contracts, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related contracts, the actual yield may be lower than that so calculated.

[Principal Prepayments and Compensating Interest

When an obligor prepays a contract in full between its due dates, the obligor pays interest on the amount prepaid only to the date of prepayment. Also, when a prepayment in part is made on a contract together with the Scheduled Payment for a month on or after the related due date, the principal balance of the contract is reduced by the amount of the prepayment in part as of the date of receipt, but the principal from that contract is not paid to the holders of certificates until the distribution date in the next month. As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a contract between its due dates, the servicer will pay Compensating Interest to the limited extent and in the manner described under “Servicing of the Contracts—Adjustment to Servicing Fee in Connection with Prepaid Contracts.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a contract, such remaining deficiency will be covered by excess interest collections on the contracts to the extent available. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis. ]

Overcollateralization

The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow as described in this prospectus supplement and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the contracts. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described in this prospectus supplement.

Subordination

The senior certificates are senior to the subordinate certificates. [The Class M-1 Certificates are senior to the Class M-2, Class B and Class SB Certificates, the Class M-2 Certificates are senior to the Class B and Class SB Certificates and the Class B-1 Certificates are senior to the Class B-2 Certificates and the Class SB Certificates]. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Realized Losses will be allocated among the subordinate certificates, other than the Class SB Certificates, in reverse order of priority of payment. As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the contracts than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

46

The Pass-Through Rates

The pass-through rate for each class of offered certificates is subject to a rate cap based on the Net Funds Cap. If contracts bearing higher contract rates were to prepay at rates faster than contracts with lower contract rates, the Net Funds Cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the offered certificates will be dependent on the prepayment experience on the contracts.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the contracts is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model (“MHP”), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. [A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year. As used in the following tables, 100% MHP assumes the contracts will prepay at rates of 100% of the MHP assumed prepayment rates; [___]% MHP assumes the contracts will prepay at rates of [___]% of the MHP assumed prepayment rates; [___]% assumes the contracts will prepay at rates of [___]% of the MHP assumed prepayment rates, and so forth].

The tables below were prepared based on the following additional assumptions among other things (collectively, the “Structuring Assumptions”):

•	with respect to each contract, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in ______________;

•	principal prepayments are received in full on the last day of each month commencing in ___________ and there are no Interest Shortfalls;

•	there are no defaults or delinquencies on the contracts;

•	distribution dates occur on the __th day of each month, commencing in ______________;

•	there are no purchases or substitutions of the contracts;

•	the certificates are issued on _____________; and

47

•	the contracts were aggregated into [eleven] pools of assumed contracts having the following characteristics:

Assumed Contract Characteristics
Pool	Principal Balance ($)	Contract Rate (%)	Net Contract Rate (%)*	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Age (Months)
1
2
3
4
5
6
7
8
9
10
11

____________________
*	Net Contract Rate is equal to the Contract Rate less the rate at which the servicing, trustee and Loss Mitigation Advisor fees accrue, which is assumed to be ______% in the table above.

The actual characteristics and the performance of the contracts will differ from the Structuring Assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the contracts will prepay at a constant rate until maturity, that all of the contracts will prepay at the same rate or that there will be no defaults or delinquencies on the contracts. Moreover, the diverse remaining terms to maturity and contract rates of the contracts could produce slower or faster principal payments than indicated in the tables at the various percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and the weighted average contract rate of the contracts are as assumed. Any difference between such assumptions and the actual characteristics and performance of the contracts, or actual prepayment or loss experience, will cause the percentages of initial Certificate Balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the prepayment assumption.

Subject to the foregoing discussion and Structuring Assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of the prepayment assumption.

The weighted average life of any class of certificates is determined by:

•	multiplying the amount of the reduction, if any, of the Certificate Balance of that class on each distribution date by the number of years from the date of issuance to that distribution date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the reductions in Certificate Balance of that class referred to in the first clause.

48

Percent of Initial Certificate Balance

	Class A
	Prepayment Assumption — % of MHP
Distribution Date	[___]%	[___]%	[___]%	[___]%	[___]%

Initial	100	100	100	100	100
________ 2011
________ 2012
________ 2013
________ 2014
________ 2015
________ 2016
________ 2017
________ 2018
________ 2019
________ 2020
________ 2021
________ 2022
________ 2023
________ 2024
________ 2025
________ 2026
________ 2027
________ 2028
________ 2029
________ 2030
________ 2031
________ 2032
________ 2033
________ 2034
________ 2035
________ 2036
________ 2037
Weighted Average Life to Maturity (in years)**
Weighted Average Life to Call (in years)**

*
Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

**	Determined as specified under “—Weighted Average Life” in this prospectus supplement.

49

Percent of Initial Certificate Balance

	Class M-1
	Prepayment Assumption — % of MHP
Distribution Date	[___]%	[___]%	[___]%	[___]%	[___]%

Initial	100	100	100	100	100
________ 2011
________ 2012
________ 2013
________ 2014
________ 2015
________ 2016
________ 2017
________ 2018
________ 2019
________ 2020
________ 2021
________ 2022
________ 2023
________ 2024
________ 2025
________ 2026
________ 2027
________ 2028
________ 2029
________ 2030
________ 2031
________ 2032
________ 2033
________ 2034
________ 2035
________ 2036
________ 2037
Weighted Average Life to Maturity (in years)**
Weighted Average Life to Call (in years)**

*
Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

**	Determined as specified under “—Weighted Average Life” in this prospectus supplement.

50

Percent of Initial Certificate Balance

	Class M-2
	Prepayment Assumption — % of MHP
Distribution Date	[___]%	[___]%	[___]%	[___]%	[___]%

Initial	100	100	100	100	100
________ 2011
________ 2012
________ 2013
________ 2014
________ 2015
________ 2016
________ 2017
________ 2018
________ 2019
________ 2020
________ 2021
________ 2022
________ 2023
________ 2024
________ 2025
________ 2026
________ 2027
________ 2028
________ 2029
________ 2030
________ 2031
________ 2032
________ 2033
________ 2034
________ 2035
________ 2036
________ 2037
Weighted Average Life to Maturity (in years)**
Weighted Average Life to Call (in years)**

*
Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

**	Determined as specified under “—Weighted Average Life” in this prospectus supplement.

51

Percent of Initial Certificate Balance

	Class B-1
	Prepayment Assumption — % of MHP
Distribution Date	[___]%	[___]%	[___]%	[___]%	[___]%

Initial	100	100	100	100	100
________ 2011
________ 2012
________ 2013
________ 2014
________ 2015
________ 2016
________ 2017
________ 2018
________ 2019
________ 2020
________ 2021
________ 2022
________ 2023
________ 2024
________ 2025
________ 2026
________ 2027
________ 2028
________ 2029
________ 2030
________ 2031
________ 2032
________ 2033
________ 2034
________ 2035
________ 2036
________ 2037
Weighted Average Life to Maturity (in years)**
Weighted Average Life to Call (in years)**

*
Indicates a number that would be equal to zero assuming the optional purchase of the contracts (described in this prospectus supplement) is exercised on the first possible termination date by the special servicer.

**	Determined as specified under “—Weighted Average Life” in this prospectus supplement.

52

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the issuing entity’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the contract pool.

The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax consequences” in this prospectus supplement and in the prospectus.

Additional Information

The depositor intends to file additional yield tables and other computational materials for one or more classes of offered certificates with the SEC, in a report on Form 8-K. Those tables and materials were prepared by the Underwriters at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the contracts. See “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the offered certificates, Sonnenschein Nath & Rosenthal llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the issuing entity will be treated as several REMICs. The assets of the lower tier REMIC will consist of the contracts and all other property in the issuing entity (other than the right to receive prepayment penalties). The upper tier REMIC will issue the regular certificates, which will be designated as the regular interests in the upper tier REMIC. Each class of Class R Certificates will represent the beneficial ownership of the residual interest in the related REMIC.

Each class of offered certificates, (other than the Class R Certificates and the right to receive prepayment penalties) (the “Regular Offered Certificates”) and the Class SB Certificates, will represent beneficial ownership of regular interests issued by the upper tier REMIC.

Taxation of Regular Interests

A holder of an offered certificate (other than a Class R Certificate and the right to receive prepayment penalties) and the Class SB Certificates will be treated for federal income tax purposes as owning a regular interest in the upper tier REMIC. See “Material Federal Income Tax Consequences” in the prospectus.

Interest on a regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, a regular interest could be considered to have been issued with OID. See “Material Federal Income Tax Consequences” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to ___% of the prepayment assumption. No representation is made that the contracts will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield.

53

The offered certificates will generally be treated as “qualifying real property loans” for mutual savings banks and domestic building and loan associations, “loans secured by an interest in real property” for domestic building and loan associations, and “real estate assets” for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the offered certificates will generally be treated as “interest on obligations secured by mortgages on real property” for REITs in the same proportion that the REMIC income would be so treated. See “Material Federal Income Tax Consequences” in the prospectus.

Special Tax Considerations Applicable to the Class R Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Class R Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

•	the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Class R Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

•	a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

•
a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Class R Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

54

The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC’s term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC’s earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Class R Certificateholders’ after-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class R Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus.

Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

For further information regarding the federal income tax consequences of investing in the Class R Certificates, see “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangements (“Plans”) subject to Title I of ERISA and/or to Section 4975 of the Internal Revenue Code (or any entities in which such Plans or arrangements invest including insurance company general or separate accounts) to acquire any of the offered certificates are encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

55

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these Plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply to the acquisition and holding of the offered certificates (other than the Class R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, like the requirement that a Plan investing in reliance on the Exemption be an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.  A fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB- or Baa3 from at least one of S&P, Fitch, Moody’s Investors Service, Inc. or Dominion Bond Rating Service, Limited (known as DBRS Limited), Dominion Bond Rating Service, Inc. (known as DBRS, Inc.), that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

Each beneficial owner of  an offered certificate or any interest therein must represent that either (i) it is not a Plan or investing with assets of  Plan, (ii) it has acquired and is holding such certificate in reliance on the  Exemption, and that it understands that there are certain conditions to the availability of the  Exemption, including that such certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency, and such certificate is so rated,  or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the effect of the Plan Assets Regulation and applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the Issuing Entity, the Depositor or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

56

LEGAL INVESTMENT CONSIDERATIONS

The [Class A, Class M-1 and Class R Certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as such classes are rated in one of the two highest rating categories. All other classes of certificates offered by this prospectus supplement will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions described in the underwriting agreement among the depositor, _______________________ [(an affiliate of the depositor and the seller)], _______________________ (together, the “Underwriters”), the depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the depositor, the offered certificates in the principal amounts set forth below under their respective names, as follows:

Class of Certificates	Total

Class A
Class R-II
Class M-1
Class M-2
Class B-1

The underwriting agreement provides that the obligation of the Underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the Underwriters will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately _____% of the initial aggregate Certificate Balances of the offered certificates, plus accrued interest, before deducting expenses payable by the depositor. The Underwriters may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of the offered certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of an underwriting discount. The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be Underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the Underwriters, and under limited circumstances, the Underwriters will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

57

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.

LEGAL MATTERS

The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Sonnenschein Nath & Rosenthal llp will also pass on specific legal matters on behalf of the Underwriters.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, The issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings from ___________________________ (the “Rating Agencies”) as indicated:

Rating Agency
Class

A
R-I
R-II
M-1
M-2
B-1

58

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the contracts. The rating takes into consideration the characteristics of the contracts and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the contracts or the possibility that a holder of an offered certificate might realize a lower than anticipated yield. [The ratings assigned by _____ to the Class R Certificates address only the return of the Certificate Balances and interest on these balances at the pass-through rate].

The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

59

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior contract asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificateholders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$_________________
(Approximate)

CS ABS Trust Series 200_-____
CS Manufactured Housing Contract Pass-Through Certificates,
Series 200_-____

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor
________________________

PROSPECTUS SUPPLEMENT
________________________

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as Underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

______________________

Subject to Completion

Preliminary Prospectus Supplement Dated June 17, 2010 [Version 4]

Prospectus Supplement (to Prospectus Dated ______ ___, ____)

____________ Trust Series ____-_
Issuing Entity

[Name of Sponsor]
Sponsor

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

[Name of Master Servicer]
Master Servicer

MORTGAGE-BACKED NOTES, SERIES ____-_
$_________________
(Approximate)

You should carefully review the information in “risk factors” on page S-__ in this Prospectus Supplement and page _ in the Prospectus.
The notes offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].
This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus.

Class	Initial Principal Balance	Initial Pass- Through Rate	Scheduled Final Maturity Date
Class A Notes:
	$	%	_____ __, 20__
	$	%	_____ __, 20__
Total Class A Offered Notes	$
Class M Notes:
	$	%	_____ __, 20__
Total Class M Offered Notes	$	%	_____ __, 20__

Class B Notes:
	$	%	_____ __, 20__
Total Class B Notes:	$
Total offered Notes:	$

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The trust will issue:

•	[One] class of senior Class A Notes.

•	[Three classes of Class M Notes, which are subordinate to the senior notes. Each class of Class M Notes, if any, with a lower numerical designation.]

The notes:

•	Represent indebtedness of a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans.

•	Offered to the public are listed under the heading “Offered Certificates” in the table on page S-_.

•	[DESCRIBE ADDITIONAL CREDIT ENHANCEMENT OR SUPPORT, IF ANY]

Risks:

•	The yield on the Class M Notes are extremely sensitive to the rate and timing of principal prepayments, as discussed in “Risk Factors” in this prospectus supplement.

[The Underwriter], as underwriter, will buy the offered notes from Credit Suisse First Boston Mortgage Securities Corp. at a price equal to ____% of their face value. Credit Suisse First Boston Mortgage Securities Corp. will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered notes purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.]

[Name of underwriter]
______ ___, ____

2

Prospectus Supplement

3

Summary Information

This Summary highlights selected information from this prospectus supplement and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered notes.

Mortgage-Backed Notes, Series ____-_

Initial Rating of Notes
Class	Initial Notes Note Principal Balance	Note Interest Rate (per annum)	____ Rating	____ Rating	Designations and Features	Form
Offered Notes(1)
[A-1	$	%	AAA	AAA]	Senior	Book Entry
[M-1		%	AA	AA]	Subordinate	Book Entry
[M-2		%	A	A]	Subordinate	Book Entry
[M-3		%	N/A	BBB]	Subordinate	Book Entry
Total	$
Total Offered Notes
Non-Offered Equity Certificates
B-1	$	%	N/A	BB	Subordinate	Physical
Total Offered Notes and Non-Offered Equity Certificates	$
_____________

All balances are subject to a variance of no more than 5%.

(1) The notes offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

4

Depositor

•	Credit Suisse First Boston Mortgage Securities Corp.

Sponsor

•	[Name of Sponsor] will sell the mortgage loans to the depositor.

Master Servicer

•	[Name of Master Servicer] will initially service all of the mortgage loans directly.

Issuing Entity

•	Credit Suisse MBN Trust _______-____.

Owner Trustee

•	[Name of Owner Trustee].

Indenture Trustee

•	[Name of Indenture Trustee].

[Swap Counterparty]

•	[Name of Swap Counterparty].

Cut-off date

•	_____ 1, ____.

Closing date

•	_____ __, ____.

Determination date

•	As to the mortgage loans, the ____ day of each month or if that day is not a business day, the next business day.

Distribution date

•	Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

Final maturity date

•	________,20__.

Record date

•	The last business day of the month preceding the month of a distribution date.

The Originators

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Pool

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

__ mortgage loans that represent approximately  ___% of the aggregate principal balance of the mortgage loans, __ mortgage loans that represent approximately ___% of aggregate principal balance of the mortgage loans, __ mortgage loans that represent approximately ___% of the aggregate principal balance of the mortgage loans and __ mortgage loans that represent approximately ___% of the aggregate principal balance of the mortgage loans were originated under “alternative”, “reduced”, “stated income/stated asset” and “no income/no asset” programs, respectively.

5

Removal, Substitution and Repurchase of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect.  The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the sale and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 90 days from the date the sponsor was notified of such defect in writing.

Priority of Distributions

Funds available from monthly payments and other amounts received on the mortgage loans on any distribution date will be distributed to the holders of the certificates in the following order:

•	distribution of interest to the senior notes;

•	distribution of principal to the senior notes;

•	distribution of interest and principal to each class of subordinate notes, in order of their numerical class designations, beginning with the Class M-1 Notes.

See “Description of the Notes” in this prospectus supplement for more detail.

Interest distributions

Interest accrues on the notes during the calendar month prior to a distribution date.

On each distribution date, you will be entitled to the following:

•	interest at the pass-through rate that accrued during the related accrual period.

•	interest due on a prior distribution date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and specific types of losses on the mortgage loans.

Principal distributions

Principal distributions are payable on each distribution date. The priority and amount of principal distributions varies from class to class. Shortfalls in available funds may result in a class receiving less than what is due. [The calculation of the amount a class is entitled to receive on each distribution date is described in this prospectus supplement under “Description of the Notes—Distributions of Principal.”]

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in [__________] or on or after that payment date, and depending upon the delinquency and loss experience of the mortgage loans.

See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Credit Enhancement

Credit enhancement in the form of subordination should reduce delays in distributions and losses on specific classes of notes. The subordination feature will support the classes of notes in varying degrees.

6

There are two types of subordination in this transaction:

1.           The senior notes will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate notes. Also, on each distribution dates each class of subordinate notes will receive its interest and principal distribution before any other class of subordinate notes with a higher numerical class designation; and

2.           Losses resulting from the liquidation of defaulted mortgage loans (other than any losses from special hazards, mortgagor fraud or mortgagor bankruptcy that are above set limits) will be the following allocated to the subordinate notes in the following order until their class balance has been reduced to zero:

•	Class M-3

•	Class M-2

•	Class M-1

In addition, the credit enhancement in the form of overcollateralization should also reduce delays in distributions and losses on specific classes of notes. Although the aggregate principal balance of the mortgage loans is $___________, the issuing entity is issuing only $___________ aggregate principal amount of notes. The excess amount of that aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb specified amounts of particular losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached. On the closing date, there will be initial overcollateralization in an amount equal to approximately ___% of the aggregate collateral balance.

See “Description of the Notes—Credit Enhancement” and “—Allocation of Losses; Subordination” in this prospectus supplement for more detail.

Any losses on the mortgage loans not covered by excess interest, overcollateralization and subordination will not be allocated to the senior notes.  However, there may be insufficient amounts available to pay the senior notes their outstanding principal amount on the final payment date.

Servicing Fee

With respect to each mortgage loan, the amount of the master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the mortgage loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  The master servicer will pay the indenture trustee fee and the servicing fees from its fee.

Optional Termination

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of the cut-off date, then the __________ may purchase all of the mortgage loans and the related properties in the trust. If the _________ purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

Equity Certificates

$__________ Trust Certificates, Series ____- __. The certificates will be issued under the owner trust agreement, and will represent the beneficial ownership interest in the issuing entity. The certificates are not offered under this prospectus supplement.

7

[Advances

If the master servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor, then the master servicer will make cash advances to the trust to cover related delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes, and not to guarantee or insure against losses.]

Federal Income Tax Consequences

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.

Legal Investment

The Class A Notes and Class M-1 Notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. [The Class M-2 and Class M-3 Certificates will not be “mortgage related securities” for purposes of SMMEA.]

Ratings

The trust will not issue the offered notes unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

8

Transaction Structure

9

Risk Factors

This prospectus supplement together with the prospectus will describe the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

[Appropriate Risk Factors as necessary.] Possible Risk Factors based on this form include the following:

You may have to hold your notes to maturity if their marketability is limited.
[The underwriter intends to make a secondary market for the notes, but is not obligated to do so.] There is currently no secondary market for the offered notes. We cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered notes readily or at prices that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.
The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your notes will vary depending on the rate or prepayments.	The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans, which will be affected by factors including:

	•	the amortization schedules of the mortgage loans;

	•	the rate of prepayments by mortgagors, including prepayments resulting from refinancing;

	•	liquidations of defaulted mortgage loans;

	•	repurchases of mortgage loans as a result of breaches of representations and warranties; and

	•	the optional purchase of the mortgage loans in connection with the termination of the trust.

10

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

If the rate of prepayments on the mortgage loans is different than expected, your yield may be considerably lower than anticipated.	We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:

	•	If you are purchasing a note at a discount, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a slower rate than you expected.

	•	If you are purchasing a note at a premium, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a faster rate than you expected.

•
Notes that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the mortgage loans is faster than you expected, your yield will be lower than anticipated and you may not fully recoup your initial investment.

•
Notes that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is faster than expected, your yield will be lower than anticipated and you may not fully recoup your initial investment

•
Notes that receive only payments of principal are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is slower than you expected, your yield will be lower than anticipated and you may not fully recoup you initial investment.

•
The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

11

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for more detail.

The value of your notes may be reduced if losses are higher than expected.
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the notes may be lowered in the future. This would probably reduce the value of those notes. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the notes.

Subordinate Notes Before purchasing subordinate notes, you should consider the following factors that may negatively impact your yield:

•
The subordinate notes are not entitled to a proportionate share of principal prepayments on the mortgage loans until the beginning of the _____ year after the closing date. In addition, if losses on the mortgage loans exceed stated levels, classes of subordinate notes with higher numerical class designations will not receive a principal distribution.

•
Losses resulting from the liquidation of defaulted mortgage loans, other than excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy, will be allocated to the subordinate notes in reverse order of numerical class designation, until the class balance has been reduced to zero. A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the notes.

	•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the reduction in yield.

	•	These risks are more severe for the classes of subordinate certificates with higher numerical class designations.

12

See “Description of the Notes” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for more detail.

[Geographic Concentration
Approximately ___% of the mortgage loans, by principal balance as of _____ __, ____, are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.]

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Notes—Glossary of Terms” or in the prospectus under “Glossary.”

FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.
Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “ The Trust Funds—FICO Scores” in the prospectus.

13

Important Notice about Information Presented in This
Prospectus Supplement and the Prospectus

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of notes.

Annex I is incorporated into and a part of this prospectus supplement as if fully set forth herein.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The Mortgage Pool

General

The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties, the mortgaged properties, and having an aggregate principal balance as of the cut-off date of approximately $___________. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the sponsor. See “—Underwriting Standards; Representations” and “The Sponsor” in this prospectus supplement.

The mortgage loans typically have scheduled monthly payments due, at to each mortgage loan, on the first day of the month. The day on which scheduled monthly payments are due is referred to as the due date. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

No mortgage loan is subject to a buydown agreement.

Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the final Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the due date of the Balloon Payment.

14

The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan- to-value ratio greater than approximately _____% or less than approximately ____%.

The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding). As of the closing date, no more than 5% of the mortgage pool, by aggregate principal balance, will deviate from the characteristics described in this prospectus supplement.  If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[INCLUDE DISCLOSURE FOR PRIVATE MORTGAGE-BACKED SECURITIES OR AGENCY SECURITIES, IF APPLICABLE.]

Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

15

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range ($)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

16

Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Original Loan-to-value Ratios of the Mortgage Loans

Loan-to-Value Ratio (%)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Geographic Distribution of the Mortgaged Properties

Location	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Mortgaged Property Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

17

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Loan Programs of the Mortgage Loans

Loan Program	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Risk Categories of the Mortgage Loans

Risk Categories	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Delinquency History of the Mortgage Loans(1)

Number of Days Delinquent	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

(1)Each mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Current Delinquency of the Mortgage Loans

Number of Days Delinquent	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

18

A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  [The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

Underwriting Standards; Representations

The mortgage loans will be acquired by the depositor on the closing date from the sponsor. The information presented below with regard to the sponsor's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the sponsor.

[To the extent the underwriting standards are as described in the prospectus: The sponsor acquired approximately ___% of the mortgage loans (by principal balance as of the cut-off date) through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor.  The Designated Guidelines are substantially similar to the guidelines described in the prospectus under “The Trust Funds—Underwriting Standards.”]

[To the extent the underwriting standards are not as described in the prospectus, include appropriate disclosure.]

Representations

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor regarding the mortgage loans.  The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1)           The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

19

(2)           The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3)           The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4)           All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5)           The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

(6)           The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

Upon discovery by the Seller or upon notice from Purchaser, the Issuing Entity, a Servicer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Trust Administrator or any Custodian, as applicable, of a breach of any representation or warranty set forth that materially and adversely affects the interests of the Noteholders, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof; either cure such breach in all material respects or either (i) repurchase such Mortgage Loan from the Trust at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based on the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems their removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information presented in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary.

20

Static Pool Information

Static pool information material to this offering may be found at  _______________.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator].  All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer].  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the notes offered hereby since ____.  [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Description of the Notes

General

Credit Suisse MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ will consist of [four classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M- 2 Notes and the Class M-3 Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are collectively referred to as the Subordinate Notes]. The notes will be issued by the issuing entity under the indenture, dated as of ________ __, ____, between the issuing entity and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust Certificates, Series ____-__, the equity certificates, will be issued under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee. The equity certificates will represent the beneficial ownership interest in the issuing entity. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

21

Distributions on the offered notes will be made on the_____ of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____. Each day on which distributions on the offered notes are made is referred to as a payment date.

The notes represent non-recourse debt obligations of the issuing entity secured by the trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________. Proceeds of the trust estate will be the sole source of payments on the notes.

The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus 5%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under “—Note Interest Rate” in this prospectus supplement. The final maturity date of the notes is the payment date occurring in _______ ____.

The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC. That nominee, together with any successor clearing agency selected by the depositor, will be referred to as the clearing agency, except as provided in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co., or CEDE. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as described in this prospectus supplement under “—Definitive Notes”. Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement:

•	all references to actions by noteholders relating to the notes shall refer to actions taken by DTC regarding instructions from its participants, and

•
all references in this prospectus supplement to payments, notices, reports and statements to noteholders relating to the notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

22

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date:

•	for the notes, other than any definitive notes, will be the close of business on the business day immediately preceding that payment date or

•	for the definitive notes will be the close of business on the last business day of the month preceding the month in which that payment date occurs.

These payments will be made either:

•	by check mailed to the address of each noteholder as it appears in the note register or

•
at the written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial note balance that is in excess of the lesser of:

•	$5,000,000 or

•	two-thirds of the initial aggregate note balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

The final payment on any class of notes will be made in like manner, but only on presentment and surrender of those notes at the corporate trust office of the indenture trustee or any other location specified in the notice to noteholders of final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These entities are referred to as indirect participants.

Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing those payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be CEDE, as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

23

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which note owners have accounts relating to the notes similarly are required to make book-entry transfers and receive and transmit their payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, DTC's rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of various banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act as to its notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since payment will be made by the indenture trustee to CEDE, as nominee for DTC.

Under its rules, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream, or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect those actions on its behalf through DTC. Additionally, under its rules, DTC will take actions relating to specified voting rights only at the direction of and on behalf of participants whose holdings of notes evidence the specified voting rights. DTC may take conflicting actions relating to voting rights to the extent that participants whose holdings of notes evidence those voting rights, authorize divergent action.

According to DTC, the foregoing information relating to DTC has been provided to its participants for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The issuing entity, the depositor, the master servicer, the seller, the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

24

•
the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency for the notes and the depositor is unable to locate a qualified successor

•	the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

•
after the occurrence of an Event of Default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or any successor, is no longer in the note owners' best interest.

•

In the case of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. At the time of surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture. These definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-entry Facilities

Note owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System, known as Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate note balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold their positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear. In these capacities, Citibank and Chase are collectively referred to as the European depositaries.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

25

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described in the second and third preceding paragraphs. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

26

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments for notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

Glossary of Terms

Allocated Realized Loss Amount—For any class of Subordinate Notes and any payment date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that payment date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest on those amounts at the Note Accrual Rate for that class.

Available Interest Rate—For any payment date, a rate per annum equal to the fraction, expressed as a percentage. The numerator is the Current Interest Payment Amount for that payment date, and the denominator is the aggregate note balance of the notes immediately prior to that payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

Available Payment Amount—For any payment date, the sum, net of amounts reimbursable from the Available Payment Amount to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

•
the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the Master Servicing Fee and the Indenture Trustee Fee;

•
unscheduled payments on the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

•	all P&I Advances on the mortgage loans received for that payment date.

•

The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

27

Bankruptcy Loss—A Deficient Valuation or a Debt Service Reduction.

Class A Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the note balance of the Class A Notes immediately prior to that payment date over

•	the lesser of:

•	the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

•

Class M-1 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date and

•	the note balance of the Class M-1 Notes immediately prior to that payment date over:

•	the lesser of:

•	the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

•

Class M-2 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

•	the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date and

•	the note balance of the Class M-2 Notes immediately prior to that payment date over

28

•	the lesser of:

•
the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and of the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

•

Class M-3 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

•	the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date,

•	the note balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on that payment date and

•	the note balance of the Class M-3 Notes immediately prior to that payment date over

•	the lesser of:

•	the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

•

Credit Enhancement Percentage—For any payment date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate note balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that payment date.

Current Interest Payment Amount—For any payment date, an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee and the indenture trustee fee.

Event of Default—In spite of the prospectus, under the indenture, an Event of Default relating to the notes is:

•
the failure of the issuing entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on that payment date to make those payments, which continues unremedied for a period of five days;

29

•	the failure by the issuing entity on the final maturity date to reduce the note balances of any notes then outstanding to zero;

•
a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture and the continuation of any of these defaults for a period of thirty days after notice to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in which the representation or warranty being incorrect not having been cured within thirty days after notice of that incorrection is given to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

•	some events of bankruptcy, insolvency, receivership or reorganization of the issuing entity.

•	Indenture Trustee Fee—The sum of

•	interest accrued at the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

•	any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

•

Indenture Trustee Fee Rate—___% per annum.

Interest Accrual Period—For any payment date, the period commencing on the payment date of the month immediately preceding the month in which that payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding that payment date.

Interest Carry Forward Amount—For any class of notes and any payment date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on that class at the related Note Accrual Rate.

Interest Determination Date—For each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

Interest Payment Amount—For the notes of any class on any payment date, interest accrued during the related Interest Accrual Period on the note balance of those notes immediately prior to that payment date at the then-applicable Note Interest Rate for that class.

Master Servicing Fee—Accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

30

Master Servicing Fee Rate—___% per annum in the case of each ____-____ mortgage loan and ____% per annum in the case of each other mortgage loan.

Maximum Note Interest Rate—___% per annum.

Net Monthly Excess Cashflow—For any payment date, the sum of:

•	any Overcollateralization Reduction Amount and

•	the excess of:

•	the Available Payment Amount for that payment date over

•
the sum for that payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(1) through (3) of the definition of Principal Payment Amount.

•

Note Accrual Rate—For any class of notes and any payment date, the lesser of the rate described for that class in clause (1) of the definition of Note Interest Rate for that class and the Maximum Note Interest Rate.

Note Interest Rate—For the Class A Notes, a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One-Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

For the Class M-1 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

For the Class M-2 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

For the Class M-3 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus _____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

See “—Calculation of One-Month LIBOR” in this prospectus supplement.

31

One-Month LIBOR—As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Dow Jones Telerate Page 3750 as of 11:00 a.m., London time, on that date.

Overcollateralization Increase Amount—For the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that payment date.

Overcollateralization Reduction Amount—The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

Overcollateralized Amount—For any payment date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that payment date over (b) the note balance of the notes, after taking into account the payment of the amounts described in clauses (b)(1) through (4) of the definition of Principal Payment Amount on that payment date.

P&I Advance—Any advance made or caused to be made by the master servicer on or before each payment date of its own funds, or funds in the Payment Account that are not included in the Available Payment Amount for that payment date, in an amount equal to the aggregate of all payments of principal and interest, net of the Master Servicing Fee, that were due during the related due period on the mortgage loans serviced by the master servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

Principal Payment Amount—For any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an Event of Default, the lesser of:

(a)           the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

(b)           the sum of:

(1)           the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

(2)           the principal portion of all proceeds received during the related Prepayment Period relating to the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

(3)           the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans;

(4)           the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that payment date to the extent covered by Net Monthly Excess Cashflow for that payment date; and

32

(5)           the amount of any Overcollateralization Increase Amount for that payment date;

minus

(6)           the amount of any Overcollateralization Reduction Amount for that payment date.

For the final maturity date or the payment date immediately following the acceleration of the notes due to an Event of Default, the amount necessary to reduce the note balance of any notes outstanding to zero. In no event will the Principal Payment Amount for any payment date be (x) less than zero or (y) greater than the then-outstanding aggregate note balance of the notes. The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers for prepayments on the mortgage loans during the _________ ____ Prepayment Period.

Realized Losses—Any Bankruptcy Losses and for any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property, if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and servicing fees, towards interest and principal owing on the mortgage loan.

Reference Banks—Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the indenture trustee and

•	not controlling, controlled by, or under common control with, the depositor or the issuing entity.

•

Required Overcollateralized Amount—The level at which the Overcollateralized Amount is required to be maintained under the indenture.

Reserve Interest Rate—The rate per annum that the indenture trustee determines to be either:

•
the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or

•
in the event that the indenture trustee cannot determine that arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on that Interest Determination Date to leading European banks.

•

33

Scheduled Principal Balance—As to any mortgage loan as of any date of determination, the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

•	the principal portion of all monthly payments due on or before the date of determination, whether or not received

•	all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and

•	any Bankruptcy Loss occurring out of a deficient valuation that was incurred prior to the calendar month in which the date of determination occurs.

•

Stepdown Date—For any payment date, the later to occur of (x) the payment date occurring in ___________ and (y) the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that payment date, is greater than or equal to _____%.

Trigger Event—For any payment date, if the percentage obtained by dividing

•	the principal amount of mortgage loans delinquent 60 days or more by

•
the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

•

Interest Payments on the Notes

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

•	first, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

•
second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

•
third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

34

•
fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

For any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after some other payments on the notes on that payment date, but before any payments on the equity certificates on that payment date. See “—Overcollateralization Provisions” in this prospectus supplement.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

Calculation of One-Month LIBOR

On each Interest Determination Date, the indenture trustee will determine One-Month LIBOR for the next Interest Accrual Period. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on that Interest Determination Date. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide the offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations , rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on that Interest Determination Date fewer than two Reference Banks provide offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The establishment of One-Month LIBOR on each Interest Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Principal Payments on the Notes

35

On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

•	first, to the Class A Notes, until their note balance has been reduced to zero;

•	second, to the Class M-1 Notes, until their note balance has been reduced to zero;

•	third, to the Class M-2 Notes, until their note balance has been reduced to zero; and

•	fourth, to the Class M-3 Notes, until their note balance has been reduced to zero.

•

On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

•
first, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until their note balance has been reduced to zero;

•
second, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the amount distributed to the holders of the Class A Notes under clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until their note balance has been reduced to zero;

•
third, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above and to the holders of the Class M-1 Notes under clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until their note balance has been reduced to zero; and

•
fourth, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until their note balance has been reduced to zero.

•

On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, principal will be payable on each class of notes in an amount equal to the note balance of that class on that payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, amounts of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the indenture. There can be no assurance, however, that sufficient funds will be available on any of those dates to retire the note balances and pay those other amounts.

36

The allocation of payments of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described under “—Allocation of Losses; Subordination” in this section, and overcollateralization, as described under “—Overcollateralization Provisions” in this section.

The rights of the holders of the Subordinate Notes and the equity certificates to receive payments will be subordinated, to the extent described under “—Allocation of Losses; Subordination” in this section, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the equity certificates will be accomplished by (1) the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the Subordinate Notes and the equity certificates, payments of interest and principal, subject to available funds, and (2) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the equity certificates.

In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments on the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described under “—Allocation of Losses; Subordination” in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations, and by the holders of all of the Subordinate Notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under “—Allocation of Losses; Subordination” in this section.

[DISCLOSE AGGREGATE SIGNIFICANCE PERCENTAGE IF THERE IS A DERIVATIVE]

37

[PROVIDE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(b) OR 1115(b) OF REGULATION AB IF THE AGGREGATE SIGNIFICANCE PERCENTAGE IS 10% OR MORE OF ANY CREDIT ENHANCEMENT OR DERIVATIVE, AS APPLICABLE]

Overcollateralization Provisions

The weighted average mortgage rate for the mortgage loans, adjusted to reflect the Master Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans, is, in most cases, expected to be higher than the weighted average of the Note Interest Rates on the notes. As a result, excess interest collections will be generated which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on that payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments of principal, but only to the limited extent described in this section.

For any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

•
first, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

•	second, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the Overcollateralization Increase Amount;

•	third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

•	fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

•	fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

•	sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

•	seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

•	eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

•	ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes and

•	tenth, to the holders of the equity certificates as provided in the indenture.

38

•

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate note balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate note balance of the notes. In this event, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of their note balances. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on that payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that payment date shall be distributed to the holders of the equity certificates, subject to the priorities listed above. As to each of those payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that payment date, which amount shall be distributed as Net Monthly Excess Cashflow under the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that payment date.

Allocation of Losses; Subordination

Any Realized Loss on the mortgage loans will be allocated on any payment date:

•	first, to Net Monthly Excess Cashflow

•	second, to the Overcollateralized Amount

•	third, to the Class M-3 Notes

•	fourth, to the Class M-2 Notes and

•	fifth, to the Class M-1 Notes.

•

The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the Class A Notes, under particular loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

39

Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

Any allocation of a Realized Loss to a note will be made by reducing its note balance by the amount so allocated on the payment date in the month following the calendar month in which that Realized Loss was incurred. Regardless of anything to the contrary described in this prospectus supplement, in no event will the note balance of any note be reduced more than once as to any particular amount both (1) allocable to those notes relating to Realized Losses and (2) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

P&I Advances

P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making these P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances relating to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made on any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the Payment Account prior to the payments on the notes. In the event that the master servicer fails in its obligation to make any required advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the servicing agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Indenture Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

40

(1)
Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Yield, Prepayment and Maturity Considerations

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Yield, Prepayment and Maturity Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the prospectus under “Yield, Prepayment and Maturity Considerations”, no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend on the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

41

The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses , because those notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on the notes, than holders of classes having earlier priorities for payment of principal. As described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to the delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Special Yield Considerations

The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes—Calculation of One-Month LIBOR” in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the mortgage pool, relative increases in One- Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (1) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or (2) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

As described under “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to some mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

42

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. The Constant Prepayment Rate model, or CPR, assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

The tables following the next paragraph indicate the percentage of the initial note balance of the notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of those notes. The tables are based on the following assumptions:

•	the mortgage pool consists of __ mortgage loans with the characteristics listed below;

•	payments on the notes are received, in cash, on the _____ day of each month, commencing in _______ ____;

•	the mortgage loans prepay at the percentages of CPR indicated;

•	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans;

•
none of the majority holder of the equity certificates, the seller, the master servicer or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as indicated in footnote two in the tables below, and

•	no partial early redemption of the notes occurs as to the ___________ mortgage loans;

•
scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month;

43

•	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on those mortgage loans;

•
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity in a manner that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity;

•	the notes are purchased on ________ __, ____; and

•
the Master Servicing Fee Rate is as shown in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

•

The assumptions listed above are collectively referred to in this prospectus supplement as the structuring assumptions.

Assumed Mortgage Loan Characteristics

Principal Balance as of the Cut-Off Date	Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Master Servicing Fee Rate (%)

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any discrepancy may have an effect on the percentages of the initial note balance outstanding, and the weighted average lives, of the notes presented in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables presented below and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the notes and list the percentages of the initial note balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial note balances, and weighted average lives, shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

44

Percent of Initial Note Balance Outstanding at the
Specified Percentages of CPR

	Class A Notes					Class M-1 Notes					Class M-2 Notes					Class M-3 Notes
Payment Date	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%
Closing Date

Weighted Average Life in Years
Weighted Average Life in Years

_____________
The first row listing the weighted average life of a note as shown above, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial note balance of the notes.

The second weighted average life shown above was calculated as described in the preceding sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate note balance has been reduced to less than 20% of the initial aggregate note balance. See “The Indenture and Owner Trust Agreement—Redemption” in this prospectus supplement.

45

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of CPR indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives indicated in the tables above. Furthermore, the information contained in the tables relating to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or One-Month LIBOR assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

If on any payment date, the Overcollateralized Amount and the note balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the note balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, the Realized Losses will not be reinstated at a later date. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement. Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in their failure to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see “Yield, Prepayment and Maturity Considerations” in the prospectus.

The Issuing Entity

Credit Suisse MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to business trusts. After its formation, the issuing entity will not engage in any activity other than:

•	acquiring and holding the mortgage loans and the proceeds from the mortgage loans

46

•	issuing the notes and the equity certificates

•	making payments on the notes and the equity certificates and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

•

The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity's principal offices are in __________, ________, in care of ________________, as owner trustee.

The issuing entity’s fiscal year end is [December 31].

The Sponsor

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter and [___________].

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliates, for the periods indicated:

47

	2005		2006		2007		2008		2009		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	25,316	$6,836,598,243	6,459	$2,290,271,024	6,593	$2,149,093,885	0	$0	0	$0	38,368	$11,275,963,152
AltA Fixed	24,163	5,036,066,033	29,754	7,426,355,061	13,003	3,042,652,821	0	0	0	0	66,920	15,505,073,914
HELOC	8,788	500,282,358	3,468	250,067,262	2,662	175,085,131	0	0	0	0	14,918	925,434,751
Neg-Am ARM	946	280,428,663	146	35,180,889	16	6,970,096	0	0	0	0	1,108	322,579,648
Prime ARM	16,339	5,675,395,367	3,319	1,884,862,283	1,300	570,042,773	130	91,386,389	0	0	21,088	8,221,686,811
Prime Fixed	8,993	4,823,396,621	5,454	3,074,258,314	8,895	3,846,998,782	84	59,768,972	0	0	23,426	11,804,422,689
Seconds	73,998	3,530,001,790	61,646	3,246,493,070	18,713	1,071,730,854	0	0	0	0	154,357	7,848,225,714
Subprime	60,916	10,007,064,575	44,759	8,747,446,173	16,355	3,505,181,154	0	0	0	0	122,030	22,259,691,902
Grand Total	219,459	$36,689,233,649	155,005	$26,954,934,075	67,537	$14,367,755,497	214	$151,155,361	0	$0	442,215	$78,163,078,582

48

With respect to some of the securitizations organized by the sponsor, (i) a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating and/or (ii) certain servicer events of default have occurred as a result of certain servicers experiencing serious financial difficulties or going out of business.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation.  CSFC conducts lending through wholesale loan production offices.  CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia.  CSFC has been originating mortgage loans since 2003.  The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

49

The Owner Trustee

_________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

[Description of the extent of Owner Trustee’s prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

The principal compensation to be paid to the owner trustee relating to its obligations under the owner trust agreement will have been paid by or on behalf of the issuing entity on or prior to the closing date.

The Indenture Trustee

____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is ______________. The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

 [Description of the extent of Indenture Trustee’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include the ability:

(i)             to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

50

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)           to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the issuing entity, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the Indenture Trustee Fee.

The indenture will provide that the indenture trustee may withdraw funds from the Payment Account:

•
to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

•
to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

Under the indenture, the issuing entity, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

The Servicing Agreement

The following summary describes specific terms of the servicing agreement, dated as of __________ __, ____, among the issuing entity, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular sections or defined terms of the servicing agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreement. Requests should be addressed to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010.

51

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

[[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance.  All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Custodial Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Custodial Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Custodial Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Account the Available Funds.

52

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as Securities Administrator and Master Servicer under the Agreement.  [Name of Master Servicer] is a [form of organization].  [Description of Master Servicer’s business].   The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates.  [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements].  In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Indenture Trustee] against such defaulting Servicer.  As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Trust Fund or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Sale and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust Fund, against any loss, liability or expense incurred in connection with the Sale  and Servicing Agreement or the Notes or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Sale and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Sale and Servicing Agreement.

53

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Sale and Servicing Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the sale and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the Sale and Servicing Agreement.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]

[Additional Servicers]

54

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans.  As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		December 31, 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

[Discussion of servicing disclosure as necessary.] Servicing disclosure may include the following:

Servicing and Other Compensation and Payment of Expenses

__________________ is the master servicer under the Servicing Agreements. The master servicer is a ____________ corporation. The master servicer's principal offices are located in _______________.

The principal compensation to be paid to the master servicer relating to its obligations under the servicing agreement is the Master Servicing Fee. As additional servicing compensation, the master servicer is entitled to retain all assumption fees and late payment charges relating to mortgage loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts relating to mortgage loans serviced by it.

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of the aggregate Master Servicing Fee for the related due period. The master servicer is obligated to pay some insurance premiums and ongoing expenses associated with the mortgage pool relating to mortgage loans and incurred by the master servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement for those payments as provided in the servicing agreement. As to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the cut-off date. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the servicer.

55

[Portfolio History of the master servicer]

Sale of Defaulted Mortgage Loans

If consent to the operation of the provisions described below shall have been given by the master servicer, unless the holder of a majority in percentage interest of the equity certificates, or the directing holder, is the seller or an affiliate of the seller, in which case consent shall not be required, then as to any mortgage loan that is delinquent in excess of the number of days provided in the servicing agreement, (1) the directing holder may direct the master servicer to commence foreclosure and (2) prior to commencement of foreclosure of any mortgage loan, the master servicer will notify the directing holder of the proposed foreclosure in order to permit the directing holder the right to instruct the master servicer to delay the proposed foreclosure. In the case of the exercise by the directing holder of the right to direct the master servicer under either clause (1) or clause (2) above, the directing holder will provide to the master servicer an appraisal of the related mortgaged property, or loan appraisal. Within two business days of instructing the master servicer to commence or delay foreclosure, the directing holder will deposit in a segregated collateral account maintained with the related servicer for the benefit of the noteholders an amount equal to ___% of the valuation of the related mortgage loan plus three months' interest at the related mortgage rate. While foreclosure is delayed under the direction of the directing holder, the directing holder may direct the related servicer to proceed with foreclosure at anytime.

For any election by the directing holder to delay foreclosure, the valuation of any mortgage loan shall be the greater of the outstanding principal balance of the mortgage loan and the fair market value of the mortgage loan as provided in the related loan appraisal. For any election by the directing holder to commence foreclosure, the valuation of any mortgage loan shall equal the outstanding principal balance of that mortgage loan.

At the time of the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements described in the related servicing agreement, the related servicer will calculate the amount, if any, by which the valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related servicer will withdraw the amount of that excess from the collateral account and deposit that amount into the related Payment Account. If the amount realized under the above- described procedures exceeds the valuation, the related servicer will deposit immediately on realization from the proceeds that excess into the Payment Account. The related servicer shall apply all these amounts as additional liquidation proceeds under the related servicing agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to deposit in the collateral account in advance the amount of each additional month's interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to either purchase the mortgage loan for a purchase price equal to its fair market value as shown on the loan appraisal or allow the related servicer to proceed with the commencement of foreclosure. Should the directing holder elect to purchase the mortgage loan, the related servicer will first apply funds on deposit in the related collateral account towards the purchase price; any shortage will be paid by the directing holder and any excess will be returned to it.

56

For any mortgage loan as to which the directing holder has directed the related servicer to commence foreclosure or to delay foreclosure, the servicer may withdraw from the collateral account from time to time amounts necessary to reimburse itself for all P&I Advances and servicing advances in accordance with the related servicing agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the collateral account by the related servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in the collateral account by the related servicer and the servicer shall be reimbursed as provided in the related servicing agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the collateral account will be released to the directing holder. In the event that amounts on deposit in the collateral account are insufficient to cover the withdrawals that the related servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Payment Account, the directing holder will be obligated to pay those amounts to the related servicer for deposit into the collateral account. The directing holder may direct that amounts on deposit in the collateral account be invested in permitted investments. Interest or other income earned on funds in the collateral account will be paid to the directing holder and the amount of any loss on those funds will be immediately deposited into the collateral account by the directing holder when realized. The directing holder will grant to the related servicer for the benefit of the noteholders a security interest in the collateral account, all amounts deposited in that collateral account or invested in permitted investments, and all proceeds of the foregoing.

In spite of the foregoing, the provisions described in “—Sale of Defaulted Mortgage Loans” above shall not be operative in the case of the mortgage loans serviced by ___________.

Servicer Events of Default

In addition to those Events of Default pertaining to the servicing of the mortgage loans and described under “The Agreements—Event of Default and Rights in the Case of Event of Default” in the prospectus, in the case of the occurrence of specific loss triggers relating to the mortgage loans, the master servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the servicing agreement. If the master servicer is removed in connection with an Event of Default applicable to the master servicer under the terms of the servicing agreement, the owner trustee will become the successor servicer of the mortgage loans serviced by the terminated servicer.

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments.  Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

57

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)               direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii)              federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii)             repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)             securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v)              commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

58

(vi)             a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)            which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)           such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

The Indenture and Owner Trust Agreement

The following summary describes specific terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010.

General

The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Commission after the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.

Assignment of Mortgage Loans

59

On or prior to the date the notes are issued, the seller will convey each mortgage loan to __________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the issuing entity.

At the time of issuance of the notes, the issuing entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loans on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with the assignment, will authenticate and deliver the notes at the direction of the issuing entity in exchange for, among other things, the mortgage loans.

The indenture will require the issuing entity to deliver to the indenture trustee or to a custodian for each mortgage loan:

•	the mortgage note endorsed without recourse to the indenture trustee

•	the original mortgage with evidence of recording indicated on the mortgage and

•	an assignment of the mortgage in recordable form to the indenture trustee.

•

The assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records.

Events of Default

As specified in the prospectus, if an Event of Default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note balance of all the notes to be due and payable immediately. This declaration may, under particular circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

If following an Event of Default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, in spite of the related acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the declaration had not been made. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless:

•	the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

•
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of sale or

•
the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

60

•

In the event that the indenture trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, when an Event of Default occurs, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an Event of Default.

In the event the principal of the notes is declared due and payable, as described in this section, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount that is unamortized.

No noteholder will have any right under the indenture to institute any proceeding relating to the indenture unless:

•	the holder previously has given to the indenture trustee written notice of default and the continuance of the default;

•	the holders of notes of any class evidencing not less than 25% of the aggregate outstanding note balance constituting that class:

•	have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee under the indenture and

•	have offered to the indenture trustee reasonable indemnity;

•	the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the note balance of that class.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless the holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the indenture trustee in that action.

Voting Rights

At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding note balances of their respective notes.

61

Optional Redemption

At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate note balance is reduced to less than ___% of the aggregate initial note balance. Any redemption of this type will be paid in cash at a price equal to the sum of:

•	100% of the aggregate note balance then outstanding,

•	the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that payment date,

•	the aggregate of the Interest Payment Amounts on the notes for that payment date and

•	the aggregate of any Interest Carry Forward Amounts for that payment date.

In the case of any optional redemption, the remaining assets in the trust estate shall be released from the lien of the indenture.

For purposes of payments on the notes and equity certificates on the payment date of any redemption, the redemption price shall be applied by the indenture trustee as a final liquidation of each of the mortgage loans and properties. The redemption price relating to any properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the applicable servicing agreement, in each case to the extent payable or reimbursable as to the mortgage loans, will be payable from the amount received relating to the redemption price and therefore, as provided in the indenture, will be excluded from the Available Payment Amount for the payment date of the redemption.

In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See “Description of the Securities—Termination” in the prospectus.

Material Federal Income Tax Consequences

Sonnenschein Nath & Rosenthal LLP, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the certificates. At the time of the issuance of the notes, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

•	the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuing entity or the depositor and

•	the issuing entity will not be:

•	classified as an association taxable as a corporation for federal income tax purposes,

62

•	a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704 or

•	a “taxable mortgage pool” within the meaning of Section 7701(i) of the Internal Revenue Code.

•

The notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences” in the prospectus.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Internal Revenue Code.

Prospective investors in the notes should see “Material Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of material federal income and state and local tax laws to the issuing entity and purchasers of the notes.

Method of Distribution

Subject to the terms and conditions provided in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and [Name of Underwriter], the underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial note balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

63

Legal Matters

Some specific legal matters relating to the notes will be passed on for the depositor and the underwriter by Sonnenschein Nath & Rosenthal LLP, New York, New York.

Legal Proceedings

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders.]

Affiliations, Relationships and Related Transactions

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

Ratings

It is a condition of the issuance of the notes that the Class A Notes be rated “AAA” by _____________ and “AAA” by _______________, that the Class M-1 Notes be rated at least “AA” by ____ and at least “AA” by ____, that the Class M-2 Notes be rated at least “A” by ____ and at least “A” by _____ and that the Class M-3 Notes be rated at least “BBB” by _____.

The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

64

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement for the notes.

The depositor has not requested that any rating agency rate the notes other than as stated in this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

Legal Investment

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated not lower than the second highest rating category by a rating agency and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. [The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.]

The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

65

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and various separate and general accounts of insurance companies in which those plans or arrangements (collectively, “Plans”) are invested and on persons who are fiduciaries for those plans. ERISA and the Internal Revenue Code prohibit some transactions involving the assets of a Plan and parties in interest or “disqualified persons” (collectively, a “party in interest”), within the meaning of the Internal Revenue Code and “parties in interest”, within the meaning of ERISA, who have specified relationships to the ERISA plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuing entity, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest for that plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

Additionally, an investment of the assets of a plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with specified relationships to the trust estate to be deemed a party in interest for the investing Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) (“DOL Regulation”) defining the plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under these Plan Asset Regulations, in most cases, when a plan acquires an “equity interest” in another entity, for example the trust estate, the underlying assets of that entity may be considered to be plan assets unless an exception applies.  Exceptions contained in the  Plan Asset Regulations provide that Plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a “publicly-offered security” that is “widely held,” both as defined in the  Plan Asset Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors (as defined in the Plan Asset Regulations) do not own 25% or more in value of any class of equity securities issued by the entity. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although there is no authority directly on point, it is believed that, as of the date of this prospectus supplement, the notes should be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations.

Nevertheless, the acquisition and holding of notes of any class by or on behalf of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code or a similar law if the trust, the servicer, the issuing entity, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates, is or becomes a “party in interest” with respect to any Plan whose assets are used to acquire notes.  In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan.

Because the depositor, the seller, an underwriter, the indenture trustee, the servicer, the issuing entity, the owner trustee or any of their affiliates may receive certain benefits in connection with an investment in the notes, an investment by any Plan for which any of these persons

66

•	has investment or administrative discretion with respect to the Plan's assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan's assets for a fee and pursuant to an agreement or understanding that such advice

•	will serve as a primary basis for investment decisions with respect to the Plan's assets and

•	will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to the Plan

may constitute a non-exempt prohibited transaction.

Because of the factual nature of some of the above-described provisions of ERISA, the Internal Revenue Code and the regulations, Plans or persons investing plan assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

Although there is no authority directly on point, the issuing entity believes that, at the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. The issuing entity also believes that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating.  Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is subject to restrictions. A prospective transferee of the  notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any  note transferred in book-entry form, will be deemed to have confirmed) that (i) at the time of such transfer such notes are rated at least investment grade, (ii) that such transferee believes that  such notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat such notes, and (iii) the acquisition and holding of the notes qualifies and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Regardless of the rating of the notes, a prospective purchaser or transferee may instead provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the trustee, the issuing entity, the servicer or the underwriter  which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the owner trustee, the indenture trustee,  the issuing entity, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture.  Any plan fiduciary which proposes to cause a plan to acquire any of the notes is encouraged to consult with its counsel as to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of those notes.

67

Annex I

Global Clearance, Settlement and Documentation Procedures

Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Credit Suisse MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, [Class A, Class M-1, Class M-2 and Class M-3 Notes], the Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

68

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

69

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)            borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)            borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)            staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

70

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

71

CREDIT SUISSE MBN TRUST
Series ____-_

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

MORTGAGE-BACKED NOTES

Series ____-_

$_______________________
(APPROXIMATE)
_____________________________________

PROSPECTUS SUPPLEMENT
_____________________________________

[Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage-Backed Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage-Backed Notes and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________ ____, ____

72

Subject to Completion

Preliminary Prospectus Dated June 17, 2010

  PROSPECTUS
Mortgage and Manufactured Housing Contract Pass-Through Certificates Mortgage-Backed Notes
Credit Suisse First Boston Mortgage Securities Corp.

Depositor

You should carefully consider the Risk Factors beginning on Page 6 in this prospectus.	The depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.
Each trust will consist primarily of:
	•	Senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, secured by one- to four-family residential properties or loans secured by manufactured homes.
	•	Senior or junior mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units.
	•	Senior or junior mortgage loans, secured by commercial real estate properties, provided that the concentration of these properties is less than 10% of the pool.
	•	senior or junior mortgage loans, secured by mixed residential and commercial real estate properties.
	•	Participation interests in residential mortgage loans.
•
Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of  shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit.

	•	Mortgage loans made to finance the origination of the loans described above and secured by the related loans.
This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.	•	Agency mortgage-backed securities.
	•	Private mortgage-backed securities.
The securities in a series:
	•	Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.
	•	May include multiple classes of securities with differing payment terms and priorities.
	•	Will have the benefit of credit enhancement.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The securities may be offered to the public through several different methods. Credit Suisse Securities (USA) LLC, an affiliate of the depositor, may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse Securities (USA) LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse Securities (USA) LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

June 17, 2010

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption “Glossary” in this prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

RISK FACTORS	6
DESCRIPTION OF THE SECURITIES	36
General	36
Distributions on the Securities	36
Determination of LIBOR	38
Categories of Classes of Securities	38
Funding Account	41
Optional Termination	41
Book-entry Registration	41
EXCHANGEABLE SECURITIES	42
General	42
Exchanges	43
Procedures	44
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	44
Payment Delays	44
Principal Prepayments	45
Timing of Reduction of Principal Balance	45
Interest or Principal Only Securities	45
Funding Account	45
Final Scheduled Distribution Date	45
Prepayments and Weighted Average Life	45
Other Factors Affecting Weighted Average Life	46
THE TRUST FUNDS	49
Private Mortgage-Backed Securities	50
The Agency Securities	52
The Mortgage Loans	54
Commercial, Multifamily and Mixed-Use Mortgage Loans.	61
Participation Interests	62
The Manufactured Home Loans	62
Static Pool Information	64
Underwriting Standards	64
FICO Scores	66
Collection Account and Payment Account	66
Other Funds or Accounts	67
LOAN UNDERWRITING PROCEDURES AND STANDARDS	68
Underwriting Standards	68
Loss Experience	70
Representations and Warrants	71
SERVICING OF LOANS	72
General	72
Collection Procedures; Escrow Accounts	73
Modifications	73
Deposits to and Withdrawals from the Collection Account	74
Servicing Accounts	75
Buy-down Loans, GPM Loans and Other Subsidized Loans	75
Advances	76
Maintenance of Insurance Policies and Other Servicing Procedures	77
Presentation of Claims; Realization on Defaulted Loans	79
Enforcement of Due-on-sale Clauses	80
Servicing Compensation and Payment of Expenses	80
Evidence as to Compliance	81
Matters Regarding the Master Servicer and the Depositor	81
CREDIT SUPPORT	83
General	83
Subordinate Securities; Subordination Reserve Fund	84
Overcollateralization	85
Cross-Support Features	85
Shifting Interest	85
Insurance	86
Letter of Credit	86
Financial Guarantee Insurance	86
Reserve Funds	87
Derivatives	87
Performance Bond	89
DESCRIPTION OF MORTGAGE AND OTHER INSURANCE	90
Mortgage Insurance on the Loans	90
Hazard Insurance on the Loans	93
Bankruptcy Bond	94
Repurchase Bond	94
THE AGREEMENTS	95
Assignment of Mortgage Assets	95
Repurchase and Substitution of Loans	98
Reports to Securityholders	99
Investment of Funds	101
Event of Default and Rights in the Case of Events of Default	101
The Owner Trustee	104
The Trustee	104
Duties of the Trustee	104
Resignation of Trustee	104
Payment Account	105
Expense Reserve Fund	105
Amendment of Agreements	105
Voting Rights	107
REMIC Administrator	107
Termination	107
LEGAL ASPECTS OF LOANS	107
Cooperative Loans	108
Tax Aspects of Cooperative Ownership	109
Foreclosure on Mortgage Loans	109
Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico.	111
Realizing on Cooperative Loan Security	112
Rights of Redemption	113
Anti-deficiency Legislation and Other Limitations on Lenders	113
Leasehold Considerations	115
Servicemembers Civil Relief Act	116
Junior Mortgages; Rights of Senior Mortgagees	116

The Manufactured Housing Contracts	117
Due-on-sale Clauses in Mortgage Loans	119
Enforceability of Prepayment and Late Payment Fees	120
Equitable Limitations on Remedies	120
Applicability of Usury Laws	120
Adjustable Interest Rate Loans	121
Environmental Legislation	121
Forfeitures in Drug and RICO Proceedings	122
Negative Amortization Loans	122
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	123
General	123
REMICs	123
Classification of REMICs	124
Characterization of Investments in REMIC Certificates	124
Tiered REMIC Structures	125
Taxation of Owners of REMIC Regular Certificates	125
Taxation of Owners of REMIC Residual Certificates	130
Notes	140
Reportable Transactions	141
PUERTO RICO TAX CONSEQUENCES	141
PENALTY AVOIDANCE	141
STATE AND OTHER
TAX CONSEQUENCES	141
ERISA CONSIDERATIONS	141
LEGAL INVESTMENT	148
LEGAL MATTERS	149
THE DEPOSITOR	149
USE OF PROCEEDS	152
PLAN OF DISTRIBUTION	152
ADDITIONAL INFORMATION	153
REPORTS TO SECURITYHOLDERS	154
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	154
GLOSSARY	156

RISK FACTORS

The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your securities other than payments on the mortgage loans in the trust and any credit enhancement.
When you buy a security, you will not own an interest in or a debt obligation of the depositor, the master servicer or any of their affiliates. You will own an interest in the trust in the case of a series of certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust. Therefore, the mortgagors’ payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens.
In certain instances, a large percentage of the mortgage loans are secured by second liens.  In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full.  When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.  These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Debt incurred by the borrowers in addition to that related to the mortgage loans could increase your risk.
With respect to mortgage loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan.  This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.
In some instances, the related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments.  The use of these practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults.
Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual mortgagor’s financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security or note. The following types of loans may be included:

•
mortgage loans that are subject to “negative amortization”. The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

•
mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as “balloon loans” and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans and revolving credit loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property.   In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

•
adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

•
loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

•
mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States.  If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders.  The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.  See “The Mortgage Pool” in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

The underwriting guidelines used to originate the mortgage loans may impact losses.
The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus.  The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Recent developments in the residential mortgage market may adversely affect the market value of your securities.

General.
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of your securities.  Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies.  Additionally, the performance of earlier vintages of RMBS may be deteriorating.  Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades.  These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance.  There may be further downgrades of RMBS in the future.  There can be no assurance that your securities will not be downgraded in the future.

Increased risk of default resulting from loan underwriting.
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. This may affect the performance of your securities, in particular to the extent your securities are backed by mortgage loans which were not originated to the “prime” origination standards generally required by Fannie Mae and Freddie Mac, or mortgage loans which constitute junior liens on the related mortgaged property.  In particular, the rate of delinquencies, defaults and foreclosures on “subprime” mortgage loans has recently increased.  Subprime mortgage loans are generally made to borrowers with lower credit scores and may have higher loan-to-value ratios than mortgage loans made to more creditworthy home buyers.  Accordingly, mortgage loans backing subprime RMBS are more sensitive to economic factors that could affect the ability of borrowers to pay their obligations under the mortgage loans backing these securities.  In addition to subprime mortgage loans, the rate of delinquencies, defaults and foreclosures on junior lien mortgage loans has increased substantially in recent years.  Also, “alt-A mortgage loans,” which were made to borrowers with good credit but for which limited documentation was required in connection with their loan application, have experienced an increase in delinquencies, defaults and foreclosures.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions.  Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income.  Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences.  In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower.  These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks associated with decline in home prices.
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity.  Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate.  Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.  A decline in property values is particularly likely to impact recoveries on any RMBS backed by second lien mortgage loans, or by option ARMs or other mortgage loans that are subject to negative amortization, for which there is more likely to be negative equity in the mortgage property.

Impact of regulatory developments.
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities.  If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS including your securities.  Holders of RMBS will bear the risk that these future regulatory developments will result in losses, whether due to delayed or reduced distributions or reduced market value.

Heightened risk of default resulting from adjustment of monthly payment and difficulty in refinancing.
The mortgage loans may include “option ARMs,” which provided an option for the borrower to make a low monthly payment which resulted in the negative amortization of the borrower’s loan.  These mortgage loans may show an increase in delinquencies, defaults and foreclosures after the related mortgage loan reaches its negative amortization cap, as the related borrower will have a sharp increase in the amount of the monthly payment at that time.

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans and hybrid mortgage loans that have or will enter their adjustable-rate period may result, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates.  Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find replacement loans at comparable low interest rates.  In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers.  These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels.  Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance.  Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.  In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of general economic trends on value of securities.
Recent recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies.  The lasting impact of the Great Recession, as it is referred to, could increase the likelihood of additional delinquencies and defaults in other economic areas.  A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from the Great Recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business.  These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality.  Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par.  In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation.  The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions.  Overall origination volumes are down significantly in the current economic environment.  In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers.  These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues.  Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure.  The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans.  The securities may ultimately be backed by mortgage loans which were originated and/or are serviced or sub-serviced by entities which are experiencing financial difficulties or regulatory enforcement actions or which may become subject to bankruptcy proceedings, in either case, which would restrict the ability of the lender or its affiliates to originate mortgage loans and may affect its ability to service the mortgage loans.  The related servicer or master servicer is generally required to make advances in respect of delinquent monthly payments.  However, there can be no assurance as to the current or continuing financial condition of the related servicer or master servicer or its ability to access markets for financing such advances.  If the related servicer or master servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS.  Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally.  In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans.   Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of  those RMBS in the hands of investors who purchased those credit default swaps.

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008.  Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply.  Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York.  This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit.  This in turn may adversely affect the real estate market and the value of real estate assets generally.  It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators.  In addition, any decline in the value of GSE securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks.  In response to such developments, the United States government has implemented a number of programs intended to stabilize its financial system.  These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally.  These developments may reduce the value of your securities as well as the amount of investment proceeds to which your securities would indirectly be entitled. In addition, even if market conditions stabilize or improve, the depressing effect of the above adverse changes and conditions on the market values and liquidity of RMBS generally may continue for some time.

Future Regulatory Uncertainty
There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward.  In April 2010, the Securities and Exchange Commission issued for comment proposed regulations that would have important impacts on asset-backed securities and structured finance products, including: increased asset level data disclosure and reporting requirements; a requirement to file a waterfall model; new conditions on the use of shelf registration for asset-backed securities, including a risk retention requirement and an undertaking to provide Exchange Act reporting over the life of the transaction; and new requirements that would condition reliance on private placement safe harbors for structured finance products on the provision to investors of the same disclosure and reporting that would be required for a registered offering.  In addition, the Federal Deposit Insurance Corporation has issued an advance notice of a change to its legal isolation safe harbor applicable to securitizations by banks, which would impose substantial new requirements including: a risk retention requirement; and a requirement to provide investors in any non-registered offering the same disclosure and reporting that would be required for a registered offering.  There are also proposals pending in Congress, included in financial reform legislation, that would impose significant new requirements on securitization, including a risk retention requirement.  While the ultimate outcome of these proposals remains uncertain, it is possible that these proposals could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally.

Mortgage loan modifications may affect the market value of your securities.

General
Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default.  As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity.  None of the master servicers or servicers will consider the interests of individual classes of certificates.  Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors.  The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification.  Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers.  Investors in the offered certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans.  See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above.  In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered certificates in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications
The recently enacted Helping Families Save Their Homes Act of 2009 provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under HAMP guidelines described below) that meets certain criteria.  These provisions further include protections against liability, that apply to servicers as well as trustees and other parties. Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the offered certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

Impact of the Obama Plan on Modifications
In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”).  Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property).  New borrowers may be accepted under the program until December 31, 2012.  The related prospectus supplement will disclose the percentage of mortgage loans in the issuing entity that meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification.  Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis.  The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income.  Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages:  first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance.  HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance.  Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification.  If the modification is NPV positive, under the program the servicer is required to offer the modification.  If NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced.  Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement.  Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI.  Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications.  For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a loan that is still current but at risk of imminent default).  Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States.    Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines.  In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.
Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you.  In addition, in some instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property.  If a mortgagor on a mortgage loan secured by a second lien defaults, the trust’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property.  There may not be enough proceeds to pay both the first lien and the second lien.   If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.
Certain mortgage loans are or may become delinquent after the closing date.  A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable, losses on the mortgage loans in one asset group related to a group of subordinate securities may reduce the yield on certain senior securities related to one or more other asset groups related to that group of subordinate securities.

To the extent applicable, with respect to some series and any group of subordinate securities, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans in each asset group related to that group of subordinate securities.  Therefore, if mortgage loans in any of such asset groups suffer a high level of these types of losses, it will reduce the available coverage for all of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities.  Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups.  Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.
The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See “Credit Support” in this prospectus. See also “Credit Enhancement” in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:

	•	The amount of coverage is usually limited;

	•	The amount of coverage will usually be reduced over time according to a schedule or formula;

	•	The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

	•	The particular forms of credit enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

	•	If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

If you hold auction securities, when those securities are transferred on the auction distribution date, you may not receive par for those securities if the money available under the auction and the swap agreement is insufficient

For certain series, certain securities may be offered, referred to in this prospectus as auction securities, which will be transferred to third-party investors on a certain distribution date, referred to in this prospectus as the auction distribution date.  If you purchase an auction security, your investment in that security will end on the related auction distribution date.

If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities.  If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date.  If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date.  In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

The ratings of your securities may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.
Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.  If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates.  None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

	•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due to the optional redemption of the securities or the options repurchase of underlying mortgage loans.
The master servicer or another entity specified in the related prospectus supplement may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See “Yield, Prepayment and Maturity Considerations” in this prospectus and in the accompanying prospectus supplement.

Violation of various federal and state laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain  disclosures, and require licensing of mortgage loan originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

	•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

	•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement.  In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors’ rescinding the mortgage loans against that trust.
The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.
Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

You may have to hold your offered securities to their maturity because of difficulty in reselling the offered securities.
A secondary market for the offered securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid.  Neither the underwriter nor any other person will have any obligation to make a secondary market in your securities.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical securities may cause delays in payments and cause difficulty in pledging or selling the offered securities.
The offered securities, other than certain classes of residual securities, will not be issued in physical form.  Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

The yield to maturity on your securities will depend on various factors, including the rate of prepayments.	The yield to maturity on each class of offered securities will depend on a variety of factors, including:

	•	the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

	•	the pass-through rate for that class;

	•	with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

	•	interest shortfalls due to mortgagor prepayments on the related mortgage loans;

	•	whether losses on the mortgage loans are covered by credit enhancements;

	•	rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

	•	if applicable, whether draws on the HELOCs exceed principal collections on the mortgage loans;

	•	repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties

	•	whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

	•	the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.
Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered securities are highly uncertain.  Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans.  Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities.  Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period.  We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.  The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent.  These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable.
With respect to certain adjustable-rate mortgage loans, after an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months.  The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin.  Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.  Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate.  Generally, the minimum mortgage interest rate is the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans.  In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on the related securities, at least temporarily.  This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement.  No assurances can be given that such additional funds will be available.

Interest only mortgage loans have a greater degree of risk of default.
Certain of the mortgage loans may not provide for any payments of principal (i) for a period generally ranging from five to fifteen years following the date of origination or (ii) prior to their first adjustment date.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional risk is associated with mezzanine securities.
Investors in certain classes of securities, referred to in this prospectus as mezzanine securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one ore more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

An optional termination or, in some instances, an auction sale of the trust may adversely affect the securities.
With respect to each group of subordinate securities and any series, when the aggregate outstanding principal balance of the mortgage loans in the asset groups related to such group of subordinate securities is less than 10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups.  If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders.  This would have the same effect as if all of such remaining mortgagors made prepayments in full.  No assurance can be given that the purchase price will be sufficient to pay your security in full.  Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans.  See “Maturity and Prepayment Considerations” in this prospectus.

If you own a special retail security, you may not receive a principal distribution on any particular date principal distributions are made on that class.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as special retail securities, are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these securities.  Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions.  If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

Rapid prepayments on the mortgage loans in a loan group will reduce the yield on any related classes of interest-only securities.
Payments to the holders of certain classes of interest only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped interest only securities, come only from interest payments on certain of the mortgage loans in the related asset groups.  These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group.  In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan.  If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest.  Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement.  You should fully consider the risks associated with an investment in any class of interest-only securities.  If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

Slower prepayments on the mortgage loans will reduce the yield on any related class of principal-only securities.
Payments to the holders of certain principal only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped principal only securities, come only from principal payments on the discount mortgage loans in the related asset group or asset groups.  These discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon.  In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan.  Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans.  If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal.  You should fully consider the risks associated with an investment in any class of principal only securities.  If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

Any yield maintained securities may not receive amounts expected from the related yield maintenance agreement.
The mortgage loans in the asset group related to any class of yield maintained securities may not generate enough interest to pay the full pass-through rate on that class on certain distribution dates and interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement.  The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement).   The actual rate of payment on those mortgage loans is likely to differ from the rate assumed.  If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date.  For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

Certain classes of securities that may be offered with respect to any series will be sensitive to changes in LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as floating rate securities, will receive interest at a rate which varies directly with the rate of LIBOR subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate.  Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be offered with respect to any series will be very sensitive to increases in the level of LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as inverse floating rate securities, will receive interest at a rate which varies inversely with the rate of LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate.  Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of  LIBOR.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as PAC securities, although principal payments to the PAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities.  This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement.  The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement.  However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels.  If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.  Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as TAC securities, although principal payments to the TAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities.  This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement.  The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement.  However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level.  If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.  Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be very sensitive to the rate of prepayments on the related mortgage loans and may not receive distributions of principal for a long time.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be especially sensitive to the rate of prepayments on the mortgage loans in the related asset group.  The support securities will act as a prepayment cushion for certain classes of PAC and/or TAC securities, absorbing excess principal prepayments.  On each distribution date, each class of support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule.  If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date.  However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement.  This may cause wide variations in the amount of principal the support securities will receive on each distribution date.  Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

Potential inadequacy of credit enhancement.
The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

To the extent applicable, certain factors may limit the amount of excess interest on the mortgage loans reducing overcollateralization.
In some instances, in order to create overcollateralization, it will be necessary that certain of the mortgage loans generate more interest than is needed to pay interest on the related securities and the related fees and expenses of the trust.  In such scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities.  We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level.  The following factors will affect the amount of excess interest that such mortgage loans will generate:

Prepayments.  Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

Defaults.  The actual rate of defaults on such mortgage loans may be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

Level of One-Month LIBOR.  If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

Holding subordinate securities creates additional risks.
In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities.  Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

•
Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

•
With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

•
If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

•
If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

•
Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment.  A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder.  A lower security balance will result in less interest accruing on the security.

•
Certain of the subordinate securities may not  be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

•
In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the security.

	•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If servicing is transferred, delinquencies may increase.
In certain circumstances, the entity specified in the pooling and servicing agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

The yield, market price, rating and liquidity of your securities may be reduced if the provider of any financial instrument defaults or is downgraded.
A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuing entity and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.  As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See “Book-Entry Registration” in this prospectus.

For information regarding reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See “Subordinate Securities” and “Credit Support” in this prospectus.

Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See “Subordinate Securities” and “Credit Support” in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under “Credit Support” in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See “Credit Support.” If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes.

Determination of LIBOR

With respect to certain of the securities, the annual interest rates of such securities are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period (a “LIBOR Determination Date”).  Reuters Screen LIBOR01 Page means the display designated on the Reuters Monitor Money Rates Service, or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related securities.  The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related securities.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trustee’s or trust administrator’s, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such securities with respect to any distribution date shall be final and binding in the absence of manifest error.

Categories of Classes of Securities

In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

Categories of Classes	Description Principal Types

Accretion directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities
A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class
A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior support
A class that absorbs the realized losses (other than excess losses) that would otherwise be allocated to a super senior class after the related classes of subordinated securities are no longer outstanding.

Sequential pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying mortgage assets or other assets of the trust fund.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is a directed to a support class until the principal balance of the support class is reduced to zero.

Categories of Classes	Description Principal Types

Support class (also sometimes referred to as “companion classes”)
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Targeted principal class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

Description Interest Types

Lockout	A senior class that does not receive principal payments for a specific period of time.

Fixed rate	A class with an interest rate that is fixed throughout the life of the class.

Floating rate	A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate	A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only
A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only	A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Funding Account

The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under “The Agreements—Investment of Funds” in this prospectus. The amount held in those eligible investments shall at no time exceed 50% of the proceeds of the offering of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See “ERISA Considerations.”

Optional Termination

The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See “The Agreements—Termination.”

In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person’s interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner’s security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics.  In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.  Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement.  The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date.  When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee.  A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

Principal Prepayments

For a series for which the mortgage assets consist of loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See “Servicing of Loans—Advances.”

Timing of Reduction of Principal Balance

A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under “Description of the Securities—Funding Account” in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See “Risk Factors—Yield, Prepayment and Maturity.”

Final Scheduled Distribution Date

The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

•	revolving credit loans,

•	Additional Collateral Loans,

•	ARM loans,

•	Balloon Loans,

•	Bi-Weekly Loans,

•	GEM Loans,

•	GPM Loans, or

•	Buy-Down Loans.

In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor’s ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

•	real estate values,

•	the mortgagor’s financial situation,

•	prevailing mortgage market interest rates,

•	the mortgagor’s equity in the related mortgaged property,

•	tax laws, and

•	prevailing general economic conditions.

In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

A GEM Loan provides for scheduled annual increases in the borrower’s scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include “due-on-sale” clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable “due-on-sale” clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See “Description of the Securities—Optional Termination.”

THE TRUST FUNDS

The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

•	the mortgage assets;

•	amounts held from time to time in the Collection Account and the Payment Account established for that series;

•	mortgaged property;

•	the credit line agreements related to any revolving credit loans;

•	any reserve fund for that series, if specified in the related prospectus supplement;

•	the subservicing agreements, if any, relating to loans in the trust;

•	any primary mortgage insurance policies relating to loans in the trust;

•	any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

•	eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

•
any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

•	private mortgage-backed securities;

•	one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans;

•	mortgage loans secured by multifamily property;

•
mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool;

•	mortgage loans secured by Mixed-Use Property;

•	mortgage loans secured by unimproved land;

•	participation interests in residential mortgage loans;

•
Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling;

•	Warehouse Loans;

•	manufactured home loans; or

•	Agency Securities.

Unless otherwise indicated, references to the term “mortgage loans” or “loans” includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.  Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933.

Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the depositor will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust’s assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

General. Private mortgage-backed securities may consist of:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

•	collateralized mortgage obligations secured by loans; or

•	pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

•	revolving credit loans,

•	fixed rate, level payment, fully amortizing loans,

•	Additional Collateral Loans,

•	GEM Loans,

•	GPM Loans,

•	Balloon Loans,

•	Buy-Down Loans,

•	Bi-Weekly Loans,

•	ARM loans, or

•	loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

•	no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

•	each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

•	each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

•	each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit or insurance policies may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

•	various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

•	the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

•	the servicing fee or range of servicing fees for the loans;

•	the minimum and maximum stated maturities of the underlying loans at origination;

•	the maximum original term-to-stated maturity of the private mortgage-backed securities;

•	the weighted average term-to-stated maturity of the private mortgage-backed securities;

•	the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

•	the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

•	the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

•
various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

•
the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

•	the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

The Agency Securities

All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

The descriptions of Ginne Mae, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under “The Mortgage Loans” in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

Ginnie Mae. The Government National Mortgage Association, or Ginnie Mae, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

•	insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

•	partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae certificates.

Ginnie Mae Certificates. In most cases, each Ginnie Mae certificate relating to a series, which may be a “Ginnie Mae I Certificate” or a “Ginnie Mae II Certificate” as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except for any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

•	substantially all of which are secured by one- to four-family residential properties or

•	if specified in the related prospectus supplement, are secured by five or more family residential properties.

The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation’s largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See “Additional Information” for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

•	fixed, variable or adjustable rate conventional mortgage loans or

•	fixed-rate FHA loans or VA loans.

Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

The Mortgage Loans

The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

•	may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

•	revolving credit loans,

•	Additional Collateral Loans,

•	GPM Loans,

•	GEM Loans,

•	Balloon Loans,

•	Buy-Down Loans,

•	Bi-Weekly Loans, or

•	mortgage loans with other payment characteristics as described under “The Mortgage Loans” in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit’s appurtenant interest in the common elements.

The mortgaged properties may include single family property including:

•	detached individual dwellings,

•	cooperative dwellings,

•	individual condominiums,

•	townhouses,

•	duplexes,

•	row houses,

•	individual units in planned unit developments and

•	other attached dwelling units.

The mortgaged properties may include multifamily property including:

•	multifamily residential rental properties and

•	apartment buildings owned by cooperative housing corporations.

Each property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant- stockholder. See “Legal Aspects of Loans.”

No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to real estate taxes,

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

•	fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

•	For mortgaged property securing a single or multifamily property, the lesser of:

•
the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

•	the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

•	For refinanced, modified or converted mortgaged property, the lesser of:

•	the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

•
the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

•
For mortgaged property securing a manufactured home loan, the least of  the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See “Legal Aspects of Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

•
the making of a representation by the mortgagor at origination of the  mortgage loan either that the underlying mortgaged property will be used  by the borrower for a period of at least six months every year or that  the borrower intends to use the mortgaged property as a primary  residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

•	no mortgage loan will have had a LTV ratio at origination in excess of 125%;

•	each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

•
other than as described in the related prospectus supplement, no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; provided that if delinquent mortgage loans are included in a mortgage pool, those delinquent mortgage loans will constitute less than 20% of the mortgage pool; and

•
no mortgage loan, other than a Cooperative Loan, may be included unless a  title insurance policy and a standard hazard insurance policy, which may  be a blanket policy, is in effect for the mortgaged property securing  that mortgage loan.

Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Plan of Distribution.” The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, and no assurances are made as to that seller’s financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower’s Cooperative Dwelling or that cooperative’s building could significantly reduce the value of the collateral securing that Cooperative Note.

The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

•	the aggregate outstanding principal balance of the mortgage loans;

•	the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

•	the average outstanding principal balance of the mortgage loans;

•	the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

•	the range of LTV ratios of the mortgage loans;

•
the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

•	the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

•	the geographic distribution of the mortgaged properties securing the mortgage loans;

•	the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

•	the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

•	for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

•	for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Commercial, Multifamily and Mixed-Use Mortgage Loans.

The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related cut-off date.

Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

Participation Interests

If specified in the accompanying prospectus supplement, some or all of the assets underlying a series of securities may be participation interests in residential mortgage loans, established under a participation agreement.  Each participation interest will represent a pro rata entitlement to interest and principal payments on a single residential mortgage loan.  The related issuing entity will own the related pro rata entitlement, and the entitlement to the remaining interest and principal payments on the related mortgage loan will not be owned by the issuing entity.  Under the related participation agreement, there will be a single servicer that services the related mortgage loan on behalf of all of the respective owners, and the mortgage file for each mortgage loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related participation agreement, the servicer will be obligated to service the mortgage loan in accordance with accepted servicing practices for that mortgage loan type.  All collections received as to that mortgage loan will be promptly remitted on a pro rata basis to the respective owners of the participation interests.  The servicer will not make advances for delinquent scheduled payments.  No credit enhancement will be provided under the participation agreement.  Participation arrangements of this type will be used in connection with comparatively larger balance residential mortgage loans, to allow for a number of pro rata interests in the loan to be held by a number of different asset pools (or other investors).  This will have the effect of diversifying and therefore reducing risk to investors, as compared to having the entire amount of the mortgage loan held within a single asset pool.  Any offering of a series of securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

The Manufactured Home Loans

Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the “loans.”

The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

•	no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

•	each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

•
other than as described in the related prospectus supplement, no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; provided that if delinquent manufactured home loans are included in a loan pool, those delinquent manufactured home loans will constitute less than 20% of the loan pool; and

•	each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see “Loan Underwriting Procedures and Standards.” For servicing of manufactured home loans, see “Servicing of Loans.”

The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

•	the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

•	the weighted average interest rate on the manufactured home loans;

•	the average outstanding principal balance of the manufactured home loans;

•	the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

•	the range of LTV ratios of the manufactured home loans;

•	the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

•	the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards

The underwriting standards that are typically applicable to each mortgage pool are described below. To the extent the underwriting standards applicable to a particular mortgage pool do not conform to these underwriting standards, the appropriate underwriting standards will be described in the related prospectus supplement.

Single and Multi-Family Mortgage Loans.  The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.  Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application  and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.  For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’ s judgment.

Collection Account and Payment Account

In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

•	all distributions received on the mortgage assets for that series,

•	all Advances, other than Advances deposited into the Payment Account,

•	the amount of cash to be initially deposited in that Collection Account, if any,

•
reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements—Investment of Funds.” In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities—Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also “The Agreements—Payment Account” in this prospectus.

Other Funds or Accounts

A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See “Servicing of Loans—Buy-Down Loans, GPM Loans and Other Subsidized Loans.” If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See “Servicing of Loans—Buy-Down Loans, GPM Loans and Other Subsidized Loans” in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

Mortgage loans will have been originated by:

•	a savings and loan association,

•	savings bank,

•	commercial bank,

•	credit union,

•	insurance company, or

•
similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower’s monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender’s guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower’s gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

•	the required minimum down payment,

•	the maximum amount of purchase price eligible for financing,

•	the maximum original principal amount that may be financed, and

•	the limitations on ratios of borrower’s scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

To the extent specified in the related prospectus supplement, the depositor may purchase loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a “limited documentation program,” if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have “antideficiency” laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans” in this prospectus.

For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Legal Aspects of Loans” in this prospectus.

No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warrants

The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

•
any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

•
for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

•
the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

•	the related mortgaged property is free from material damage and at least in adequate repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

•	that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures” in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

•	immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

•	as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

•
each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

•
as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

•
as of the date of the representation and warranty, unless otherwise set forth in the related prospectus supplement, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

•
for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under “The Agreements—Assignment of Mortgage Assets” in this prospectus. See “Risk Factors—Limited Obligations and Assets of the Depositor” in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

SERVICING OF LOANS

General

Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

•	administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

•	maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

•	advance funds as described under “Advances” in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.  The servicing agreements will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement

The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets.  The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

•	withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

•	requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

Collection Procedures; Escrow Accounts

The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

•	waive any assumption fee, late payment charge, or other charge in connection with a loan;

•	increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

•
arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

•	to effect timely payment of taxes, assessments, mortgage and hazard insurance,

•	to refund to borrowers amounts determined to be overages,

•	to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

•	to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the master servicer’s or servicer’s determination such modification is not materially adverse to the interests of the securityholders (taking into account any estimated realized loss that might result absent such action), the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  The master servicer’s and servicer’s ability to perform servicing modifications with respect to mortgage loans not in default and for which default is not reasonably forseeable will be subject to some limitations, including but not limited to the following.  Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance).  The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.  In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues.  No modification will be granted without the prior written consent of the credit insurance provider if so required in any credit insurance policy.  In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the master servicer or servicer shall make Advances on the related mortgage loan in accordance with the provisions of the related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification thereof by reason of such arrangements.

Deposits to and Withdrawals from the Collection Account

In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

•	All payments on account of principal, including prepayments, on those loans;

•
All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

•
All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, net of Liquidation Expenses;

•	Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

•
All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

•	All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

•	All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

•	to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

•
to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

•	to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

•
to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

•
to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•
to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

•
to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

•	to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

•	to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

•	to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

Servicing Accounts

In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan’s scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances

General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See “Description of Mortgage and Other Insurance” in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

•	the outstanding principal balance of the loan or

•
the maximum amount of insurance which is available under the National  Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or  the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor’s cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s Cooperative Dwelling or that Cooperative’s building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. These costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the related pooling and servicing agreement or servicing agreement.

Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans.”

Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See “Description of Mortgage and Other Insurance—Bankruptcy Bond” in this prospectus.

Presentation of Claims; Realization on Defaulted Loans

The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

•	that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

•	that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

•	that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

•
that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans—On Cooperative Loan Security” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust’s ability to sell and realize the value of those shares.

For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee’s right to accelerate the maturity of that loan under the applicable “due-on-sale” clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

•	the payment of the fees and expenses of the trustee and independent accountants,

•	payment of insurance policy premiums and the cost of credit support, if any, and

•	payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

Evidence as to Compliance

In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of each entity responsible for the servicing function to the effect that such entity has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a failure in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify such failure known, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge, upon written request to the servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Matters Regarding the Master Servicer and the Depositor

The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the related agreement.

In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements—Rights in the Case of Events of Default” in this prospectus.

In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

•	is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $10,000,000;

•	is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

•	is reasonably acceptable to the trustee; and

•
executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

On and after the time the trustee receives a notice of termination or the resignation of the master servicer, the trustee shall be the successor to the master servicer, but only in its capacity as master servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof.  As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the master servicer would have been entitled to charge to the Collection Account, provided that the terminated master servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the master servicer. Notwithstanding the foregoing, if the trustee has become the successor to the master servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to the master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the master servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

CREDIT SUPPORT

General

For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

•	a letter of credit;

•	the subordination of one or more classes of the securities of that series;

•	subordination created through overcollateralization;

•	the establishment of one or more reserve funds;

•	use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	financial guarantee insurance;

•	the use of cross-support and shifting interest features;

•	interest rate swaps and yield supplement agreements; or

•
performance bonds, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

•	the amount payable under that credit support,

•	any conditions to payment under that credit support not otherwise described in this prospectus,

•	the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

•	the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

•	a brief description of its principal business activities,

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities; Subordination Reserve Fund

In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

Cross-Support Features

If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

Shifting Interest

If stated in the related prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to mortgagor defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related private mortgage certificates. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related  private mortgage certificates will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the mortgage pool or contract pool. Increasing the respective interest of the subordinated securities relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Insurance

Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

•	a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

•	a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

•	a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

•
a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

•	other insurance covering other risks associated with the particular type of loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within two business days of issuance of the securities of the related series.

Letter of Credit

The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See “Description of the Securities—Optional Termination” and “The Agreements—Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within two business days of issuance of the securities of the related series.

Financial Guarantee Insurance

Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within two business days of issuance of the securities of the related series.

Reserve Funds

One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements—Investment of Funds.” In most cases, the reserve fund, if any, for a series will not be a part of the trust.

Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors.  The sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders.  The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price.  If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Performance Bond

If stated in the related prospectus supplement, the master servicer or a servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer or servicer, as applicable, of one or more of its obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related pooling and servicing agreement or servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer or servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See “Pool Insurance Policy” in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See “Legal Aspects of Loans” in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “Hazard Insurance on the Loans” in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

•	rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the primary insurer,

•	claim payments previously made on that mortgage loan, and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

•
advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

•	the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

•	the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

•	advances made by the insured as described above less a number of specified payments.

An approved sale is:

•	a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

•	a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

•	the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

•	the acquisition of the mortgaged property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See “Legal Aspects of Loans” in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See “— Servicing of Loans — Advances.”

Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under “Special Hazard Insurance Policy” and “Other Hazard—Related Insurance Liability Insurance,” or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures.”

Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home’s location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans” in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

THE AGREEMENTS

The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See “The Trust Funds—Private Mortgage-Backed Securities” in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

•	that the information contained in the mortgage certificate schedule is true and correct in all material respects;

•
that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

•	that there has been no other sale by it of that private mortgage-backed securities; and

•	that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

•	the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

•
the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

•	an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee’s interest in the mortgage loan.  In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System.  For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

•	the related original cooperative note endorsed to the order of the trustee,

•	the original security agreement, the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement, and

•	the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

•	the original principal amount and unpaid principal balance as of the cut-off date;

•	the current interest rate;

•	the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

•	if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

•
whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

•	the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

•	the interest rate;

•	the current scheduled payment of principal and interest; and

•	the maturity date of the manufactured home loan.

In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See “Legal Aspects of Loans—The Manufactured Housing Contracts.”

The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

•
that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

•	that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

•	that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

•
if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

•
the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See “Loan Underwriting Procedures and Standards” in this prospectus.

Repurchase and Substitution of Loans

In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 90 days from the date the master servicer was notified of the defect by the trustee, or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

•	for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

•
for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

•
an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

•	an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

•	have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

•
comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See “Loan Underwriting Procedures and Standards—Representations and Warranties” in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

Reports to Securityholders

The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

•
as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets (by class), separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

•
as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets (by class and by any shortfalls or carry-forwards) and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

•
the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

•
for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

•	in the case of floating rate securities, the floating rate applicable to the distribution being made;

•
if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 30 to 59 days, (B) delinquent for 60 days to 89 days and (C) delinquent 90 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

•
if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

•	in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

•
in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

•
the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

•	whether such loans are closed-end loans and/or revolving credit loans;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•
the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to securityholders on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement;

•	in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

•	any other information as specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Additional Information” and “Reports to Securityholders.”  Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer’s servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

Investment of Funds

The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

•
direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

•
commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

•
certificates of deposit, demand or time deposits, federal funds or bankers’ acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

•	money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

•
repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

•	those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.  The master servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.

Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See “Servicing of Loans” in this prospectus.

Event of Default and Rights in the Case of Events of Default

Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

•
any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuing entity and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

•	to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes,

•	to the master servicer, the depositor and the trustee for each series of certificates, or

•	to the master servicer, the issuing entity and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

Upon any such termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to the securityholders and to each rating agency.  Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

No securityholder of a series, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

•	that holder previously has given to the trustee for that series written notice of default,

•
the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

•
the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. In most cases, an event of default under the indenture will include:

•
a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

•
failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	any other event of default provided for notes of that series.

If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

•	the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

No noteholder or holder of an equity certificate of a series, solely by virtue of that holder’s status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

The Trustee

The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See “Event of Default and Rights in the Case of Events of Default” in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

•	by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

•	if the trustee becomes insolvent;

•	if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

•	by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

•	to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

•	to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

•	to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

•	to make deposits to any reserve fund,

•	to make regular distributions to the securityholders,

•	to clear and terminate the Payment Account, and

•	to make other withdrawals as required or permitted by the related agreements.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

•
to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

•	to comply with any requirements imposed by the Internal Revenue Code.

If so specified in the related pooling and servicing agreement, the amendment must not adversely affect in any material respect the interests of any certificateholders of that series.

In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

•	reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

•	adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

•
reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

•	to cure any ambiguity;

•	to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

•
to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

•	reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

•
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Voting Rights

The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

•
the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

•
the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements for a series of securities continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See “Description of the Securities—Optional Termination” in this prospectus.

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

•	a separate undertaking to make payments on the mortgage note, and

•
an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative’s building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant’s lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

•	arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed under “Realizing on Cooperative Loan Security”, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Realizing on Cooperative Loan Security” in this section of the prospectus.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder”, as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee’s or grantee’s, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located.  If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known.  If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

Realizing on Cooperative Loan Security

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, in most cases, provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” in this section of the prospectus.

Rights of Redemption

In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Federal Bankruptcy and Other Laws Affecting Creditor’s Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor’s principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender’s security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to tax liens over the lender’s security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator’s failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator’s failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See “Loan Underwriting Procedures and Standards—Representations and Warranties.”

Leasehold Considerations

Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor’s leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower’s leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor’s leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor’s mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor’s active duty status and, in some cases, for the one-year period after the termination of active duty. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional nine month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See “—Foreclosure on Mortgage Loans”.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

The Manufactured Housing Contracts

General. A manufactured housing contract evidences both:

the obligation of the mortgagor to repay the loan evidenced thereby; and
the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See “The Agreements — Assignment of Mortgage Assets — Assignment of Manufactured Home Loans” in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and securityholders. If successful, losses to the related trust fund and securityholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” in this prospectus.

Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See “Legal Aspects of Loans” for a description of mortgages, deeds of trust and foreclosure procedures.

Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see “— Anti- Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Due-on-sale Clauses in Mortgage Loans

In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003.  However, the OTS’s action does not affect Parity Act loans originated before July 1, 2003.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges.  The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

•
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

•
all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Environmental Legislation

Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:

•	its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

•	the lender was, at the time of the execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Sonnenschein Nath & Rosenthal LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under “REMICs—Classifications of REMICs” and “REMICs—Tiered REMICs,” are based are subject to change or differing interpretations, which could apply retroactively. If penalties were asserted against purchasers of the certificates or notes offered hereunder in respect of their treatment of the certificates or notes offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of two general types:

•
REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more “real estate mortgage investment conduits,” or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

•	notes representing indebtedness of the issuing entity for federal income tax purposes.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing “regular interests” and the “residual interest” in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Classification of REMICs

At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under “—Characterization of Investments in REMIC Certificates.” Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.

The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Characterization of Investments in REMIC Certificates

In most cases, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC’s startup day in exchange for regular or residual interests in that REMIC.

The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.  Investors should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.  Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period,” as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” for a description of that election under the OID Regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

In most cases, as to each “accrual period,” each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

•
the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

•
assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

•	using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate’s “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

•	the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

•	the daily portions of original issue discount for all days during that accrual period prior to that day, minus

•	any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments.  The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder’s certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See “ — Prohibited Transactions and Other Possible REMIC Taxes.” Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under “Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive activity losses.”

A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under “Basis Rules, Net Losses and Distributions,” that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of those payments for income tax purposes.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed under “—Excess Inclusions” and “—Non-economic REMIC Residual Certificates.” The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders’ after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC’s basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the “regular interests” were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders’ initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates,” in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General.”

Excess Inclusions

Any “excess inclusions” for a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

•	the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization, and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates,” in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

•
the alternative minimum taxable income of the taxpayer is based on the taxpayer’s regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

•	the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

•	the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

Noneconomic REMIC Residual Certificates

Under the REMIC Regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that “noneconomic” REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents:

•
the present value of the expected future distributions, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•
the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee’s historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors In REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

Mark-to-market Rules

Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under Internal Revenue Code Section 475 because it is not treated as a security.

Possible Pass-through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class f, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to that individual’s, estate’s or trust’s share of those fees and expenses will be added to the gross income of that holder, and

•
that individual’s, estate’s or trust’s share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.

In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder’s gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors are encouraged to consult with their own tax advisors prior to making an investment in those certificates.

Sales of REMIC Certificates

If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Rules, Net Losses and Distributions.” Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the seller’s income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the “applicable Federal rate”, in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC regular certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the “wash sale” rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder’s adjusted basis in the newly acquired asset.

Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such form

Prohibited Transactions and Other Possible REMIC Taxes

The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property,” in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

If a REMIC residual certificate is transferred to a “disqualified organization” as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•
the present value, which is discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in that entity are not held by disqualified organizations and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

In addition, if a “pass-through entity,” as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

•	the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

•	that holder’s social security number and a statement under penalty of perjury that the social security number is that of the record holder or

•	a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an “electing large partnership,” all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

•
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

Termination and Liquidation

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder’s adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any “prohibited transactions taxes” solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the “tax matters person” for the REMIC in all respects.

The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

Backup Withholding as to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Certificates

A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder’s allocable portion of the interest income received by that controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

•	the notes will be treated as indebtedness and

•
the issuing entity, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans … secured by an interest in real property” within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Internal Revenue Code section 856(c)(3)(B).

Taxation of Noteholders

Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

•	income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

•	the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and

•
the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PUERTO RICO TAX CONSEQUENCES

In certain cases, an investor that holds both a Residual Certificate and any REMIC regular interest issued pursuant to the pooling and servicing agreement related to an asset group which includes mortgage loans originated in Puerto Rico may be subject to income tax by the Commonwealth of Puerto Rico with respect to that REMIC regular interest.  Prospective investors should consult their tax advisors regarding any possible tax liabilities arising under the laws of the Commonwealth of Puerto Rico with respect to any investment in certificates related to such asset group.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan and be made for the exclusive benefit of Plan participants and their beneficiaries, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specific relationships to a Plan, called Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated Plan Asset Regulations defining the term “plan assets”, referred to in this prospectus as Plan Assets, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an “equity interest” in another entity, such as the trust, the underlying assets of that entity may be considered to be Plan Assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan’s assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Benefit plan investors include Plans and entities where assets are treated as Plan Assets. Neither Plans nor persons investing Plan Assets should acquire or hold securities hereunder in reliance on the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with “substantial equity features,” and depending on a number of facts relating to the investment, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include that certificate but do not, solely by reason of the Plan’s holdings of that certificate, include any of the mortgages underlying that certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” Freddie Mac certificates, Ginnie Mae certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those Plans. Private mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors are encouraged to consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05), to a predecessor of Credit Suisse Securities (USA) LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term “underwriter” includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. “Securities” potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts.  The exemption does not cover revolving pools of assets.

The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other Securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the four highest generic rating categories  by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

The Exemption also requires that a trust meet the following requirements:

(1)	The trust must consist solely of assets of a type that have been included in other investment pools;

(2)
The Securities issued by those other investment pools must have been rated in one of the four highest categories  of one of the Rating Agencies for at least one year prior to the Plan’s acquisition of securities; and

(3)	The Securities issued by those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied for that security. The fiduciary should consider that the rating of a security may change. If the rating of a Security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).  If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with Plan Assets of an Excluded Plan, as defined below, by any person who has discretionary authority or renders investment advice for Plan Assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

•
the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant Plan Assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

•	the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing Plan Assets, and

•	the holding of securities by a Plan or an entity investing Plan Assets.

Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of Plan Assets in securities.

Pre-Funding Accounts

The Exemption permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

Swaps

The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a “swap” or “swap agreement”, is a permitted trust fund asset if:

(a)            it is an “eligible swap;”

(b)            it is with an “eligible counterparty;”

(c)            the classes of securities to which it relates may be purchased only by plans that are  “qualified plan investors;”

(d)            it meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap;” and

(e)            it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:

(a)            is denominated in U.S. dollars;

(b)            pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”);

(c)            has a notional amount that does not exceed either:

(1)            the principal balance of the class of securities to which the swap relates; or

(2)            the portion of the principal balance of that class represented by obligations (“allowable notional amount”);

(d)            is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

(e)            has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

(f)            does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

(a)            a “qualified professional asset manager,” or QPAM, under PTCE 84-14;

(b)            an “in-house asset manager” under PTCE 96-23; or

(c)            has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

Ratings Dependent Swaps.  In “ratings dependent swaps,” those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

(a)            obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b)            cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the  exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure.  Sixty days after the receipt of the report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

Non-Ratings Dependent Swaps.  “Non-ratings dependent swaps,” those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

(a)            obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

(b)            cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c)            terminate the swap agreement in accordance with its terms.

Yield Supplement Agreement.  A “yield supplement agreement” is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.”  Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

(a)            it is denominated in U.S. dollars;

(b)            it pays an allowable interest rate;

(c)            it is not leveraged;

(d)            it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)            it is entered into between the trust fund and an eligible counterparty; and

(f)             it has an allowable notional amount.

Before purchasing a certificate or note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm:

•	that the securities constitute “securities” for purposes of the Exemption, and

•	that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with Plan Assets.

Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with Plan Assets is encouraged to consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans including home equity loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of a trust would be treated as “plan assets” of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  However, without regard to whether the notes are treated as an “equity interest” for purposes of the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust, the trustee, the depositor, the servicers, the insurer, the swap counterparty or any of their affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan.  There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. The related prospectus supplement may contain restrictions on purchases of notes by Plans.

Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates- Excess Inclusions.”

Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with Plan Assets is encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

The prospectus supplement for a series may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement and may include restrictions on, or conditions for, transfer to Plans or entities purchasing with Plan Assets. There can be no assurance that any of these exemptions will apply for any particular Plan’s or other Plan investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

LEGAL INVESTMENT

Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute “mortgage related securities” for purposes of SMMEA.

Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to “mortgage related securities,” the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

•	a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as “complex securities”. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute “mortgage related securities” for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Some specific legal matters in connection with the securities offered by this prospectus, including both federal income tax matters and the legality of the securities being offered, will be passed on for the depositor and for the underwriters by Sonnenschein Nath & Rosenthal LLP, New York, New York.

THE DEPOSITOR

The depositor for each series of securities will be Credit Suisse First Boston Mortgage Securities Corp., or as otherwise indicated in the related prospectus supplement.

Credit Suisse First Boston Mortgage Securities Corp. was incorporated in the State of Delaware on December 31, 1985 and is a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  Credit Suisse First Boston Mortgage Securities Corp. has been engaged in the securitization of assets since May 16, 2002.

The following table shows the types of loans, by balance and number of loans, publicly securitized by Credit Suisse First Boston Mortgage Securities Corp. for the periods indicated:

	2005		2006		2007		2008		2009		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	21,370	$5,674,213,818	6,459	$2,290,271,024	6,593	$2,149,093,885	0	$0	0	$0	34,422	$10,113,578,727
AltA Fixed	22,277	4,718,136,495	29,754	7,426,355,061	13,003	3,042,652,821	0	0	0	0	65,034	15,187,144,376
HELOC	8,788	500,282,358	3,468	250,067,262	2,662	175,085,131	0	0	0	0	14,918	925,434,751
Neg-Am ARM	946	280,428,663	146	35,180,889	16	6,970,096	0	0	0	0	1,108	322,579,648
Prime ARM	13,804	4,873,761,919	3,319	1,884,862,283	1,300	570,042,773	130	91,386,389	0	0	18,553	7,420,053,363
Prime Fixed	8,351	4,453,250,337	5,454	3,074,258,314	8,895	3,846,998,782	84	59,768,972	0	0	22,784	11,434,276,405
Seconds	57,487	2,647,275,037	61,646	3,246,493,070	15,834	892,251,964	0	0	0	0	134,967	6,786,020,072
Subprime	56,142	9,103,845,607	44,759	8,747,446,173	16,355	3,505,181,154	0	0	0	0	117,256	21,356,472,934
Grand Total	189,165	$32,251,194,234	155,005	$26,954,934,075	64,658	$14,188,276,607	214	$151,155,361	0	$0	409,042	$73,545,560,277

With respect to some of the securitizations organized by the depositor, (i) a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating and/or (ii) certain servicer events of default have occurred as a result of certain servicers experiencing serious financial difficulties or going out of business.

The principal executive office of the depositor is located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. The depositor’s telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.

Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the securities of any series.

As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See “Loan Underwriting Standards Representations and Warranties” and “The Agreements—Assignment of Mortgage Assets” in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See “Risk Factors” in this prospectus.

After issuance of the securities for a series, the depositor will have no material obligations with respect to the securities and Trust Assets, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related pooling and servicing agreement or indenture.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

None of the offering proceeds for a series will be used to pay expenses incurred in connection  with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, the master servicer, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to that reoffer or sale.

As to any series of securities backed by residential mortgage loan participation interests, the distribution of those certificates will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “The Agreements – Reports to Securityholders” and “Servicing of Loans– Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.  The address of the related trustee’s website will be set forth in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See “Description of the Certificates — Reports to Certificateholders.” Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee’s website referenced above under “Additional Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge.  See “Servicing of Loans – Evidence as to Compliance” and “The Agreements – Reports to Securityholders.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates or notes. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates or notes will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates or notes include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates or notes, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates or notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

GLOSSARY

1998 Policy Statement—The revised supervisory statement setting for the guidelines for investments in “high risk mortgage securities”. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

Accrual Termination Date—For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

Additional Collateral—Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

Additional Collateral Loan—A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

Advance—A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

Agency Securities—Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

Available Distribution Amount—The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

Balloon Loan—A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

Balloon Payment—The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

Bi-Weekly Loan—A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

Buy-Down Fund—A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

Buy-Down Loan—A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s scheduled payment during the early years of that mortgage loan.

Buy-Down Period—The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

Buy-Down Mortgage Rate—For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

Buy-Down Amounts—For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

Call Certificate—Any Certificate evidencing an interest in a Call Class.

Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

Call Price—In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Collection Account—For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

Contributions Tax—The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

Cooperative—A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

Cooperative Dwelling—An individual housing unit in a building owned by a cooperative.

Cooperative Loan—A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

Designated Seller Transaction—A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

Disqualified Persons—For these purposes means:

•
the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

•
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

•	an “electing large partnership,” as described in Section 775 of the Code, or

•
any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Draw—With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

Draw Period—With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

Eligible Account—An account maintained with a federal or state chartered depository institution:

•	the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

•
insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

•	an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Escrow Account—An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

Excluded Balance—With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

Funding Account—An account established for the purpose of purchasing additional loans.

GPM Fund—A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

GPM Loan—A mortgage loan providing for graduated payments, having an amortization schedule:

•
requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

•	providing for deferred payment of a portion of the interest due monthly during that period of time, and

•
providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

Insurance Proceeds—Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

Interest Accrual Period—The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

Liquidated Mortgage Loan—A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

Liquidation Expenses—Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

Liquidation Proceeds—Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Mixed-Use Mortgage Loans—Mortgage loans secured by Mixed-Use Property.

Mixed-Use Property—Mixed residential and commercial properties.

Parties in Interest—For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

Payment Account—For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

Periodic Rate Cap—For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

Pre-Funding Limit—For the securities, the ratio of the amount allocated to the Funding Account to the proceeds of the offering of the securities, which must be less than or equal to 50%.

Pre-Funding Period—For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 50% of the proceeds of the offering of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

Qualified Insurer—A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

REO Property—Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

Repayment Period—With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

Retained Interest—For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

Restricted Group—The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

Servicer Account—An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

Servicing Fee—The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

Simple Interest Loans—means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

Subordinated Amount—The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

Subordination Reserve Fund—The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

Subsequent Mortgage Loan—Additional mortgage loans transferred to the related trust after the closing date.

Subsidy Fund—For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

Tax Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Trust Balance—With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

United States Person—”United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

Warehouse Loans—Loans made to finance the origination of mortgage loans or contracts and secured by mortgage loans or contracts or participation securities representing participation interests in the Warehouse Loans and related property.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement	$39.30
Legal Fees and Expenses	600,000.00
Accounting Fees and Expenses	200,000.00
Trustee's Fees and Expenses (including counsel fees)	90,000.00
Printing and Engraving Fees	180,000.00
Rating Agency Fees	240,000.00
Miscellaneous	100,000.00

Total	$1,410,039.30

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Restated Certificate of Incorporation and By-Laws of Credit Suisse First Boston Mortgage Securities Corp. provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, Credit Suisse First Boston Mortgage Securities Corp. shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of Credit Suisse First Boston Mortgage Securities Corp. or is or was serving at the request of Credit Suisse First Boston Mortgage Securities Corp. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

2

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--

*1.1	--	Form of Underwriting Agreement.
**3.3	--	Restated Certificate of Incorporation of Credit Suisse First Boston Mortgage Securities Corp., as currently in effect.
**3.4	--	Bylaws of Credit Suisse First Boston Mortgage Securities Corp., as currently in effect.
*4.1	--	Form of Pooling and Servicing Agreement including forms of Certificates.
4.2	--	Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.
4.3	--	Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.
4.4	--	Form of Indenture, for a series consisting of Mortgage-Backed Notes.
**4.5	--	Form of Sale and Purchase Agreement.
**4.6	--	Form of Trust Agreement.
5.1	--	Opinion of Sonnenschein Nath & Rosenthal llp regarding the legality of the Securities.
8.1	--	Opinion of Sonnenschein Nath & Rosenthal llp as to certain tax matters (included in Exhibit 5.1).
23.1	--	Consent of Sonnenschein Nath & Rosenthal llp (included in Exhibit 5.1).
***24.1	--	Power of Attorney.
***24.2B	–	Certified Copy of the Resolutions of the Board of Directors of Credit Suisse First Boston Mortgage Securities Corp.

_______________
* Filed as an exhibit to Registration Statement on Form S-3 (No. 333-130884) and incorporated herein by reference.

** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-37616) and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-157784-02) and incorporated herein by reference.

3

UNDERTAKINGS (ITEM 17 OF FORM S-3).

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after  the effective date of the registration statement (or the most recent  post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth  in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

4

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Undertaking in respect of indemnification:  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

(j)            Undertaking in respect of Trust Indenture:  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(k)           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(l)            The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2010.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	* see below
Name:	Bruce Kaiserman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* see below	Director and President	June 15, 2010
Bruce Kaiserman	(Principal Executive Officer)

/s/ Peter Sack	Director	June 15, 2010
Peter Sack

* see below	Director	June 15, 2010
Thomas Siegler

* see below	Principal Accounting Officer and Controller	June 15, 2010
Thomas Zingalli	(Principal Financial Officer)

*By :	/s/ Peter Sack
Peter Sack
Attorney-in-fact pursuant to a power of attorney previously filed with the Registration Statement

7